      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1998
                                                           REGISTRATION NO. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------


                               F.N.B. CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ---------------

         PENNSYLVANIA                             6711                        25-1255406
(STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

            ONE F.N.B. BOULEVARD                                   JOHN D. WATERS
        HERMITAGE, PENNSYLVANIA 16148                            F.N.B. CORPORATION
               (724) 981-6000                                   ONE F.N.B. BOULEVARD
      (ADDRESS, INCLUDING ZIP CODE, AND                     HERMITAGE, PENNSYLVANIA 16148
   TELEPHONE NUMBER, INCLUDING AREA CODE,                          (724) 981-6000
OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)      (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
                                                  NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                 ---------------

                                  COPIES TO:

        MARLON F. STARR                                 RICHARD A. DENMON
SMITH, GAMBRELL & RUSSELL, LLP                  CARLTON, FIELDS, WARD, EMMANUEL,
  1230 Peachtree Street, N.E.                         SMITH & CUTLER, P.A.
          Suite 3100                                    One Harbour Place
    Atlanta, Georgia 30309                       777 S. Harbour Island Boulevard
        (404) 815-3500                              Tampa, Florida 33602-5799

                                 (813) 223-7000

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      Upon the effective date of the merger of Citizens Holding Corporation with and into a wholly owned subsidiary of the Registrant.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                                                 ------------------------------

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
             ----------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                       PROPOSED       PROPOSED
                                                                        MAXIMUM        MAXIMUM
                                                        AMOUNT         OFFERING       AGGREGATE          AMOUNT OF
             TITLE OF EACH CLASS OF                      TO BE           PRICE        OFFERING         REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)     PER SHARE        PRICE               FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value                     1,407,733 shares        (2)      $17,264,482(3)         $5,093
=====================================================================================================================

(1) Based on the estimated maximum number of shares of the Registrant's common stock which may be issued in connection with the proposed merger of Citizens Holding Corporation with and into Southwest Banks, Inc., a wholly owned subsidiary of the Registrant. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions as provided by the agreement relating to the merger.
(2)      Not applicable.
(3) Computed in accordance with Rule 457(f)(2) based on the book value as of March 31, 1998 of the maximum number of securities (676,795 shares of common stock of Citizens, par value $0.10) to be received by the Registrant in exchange for the securities registered hereby.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

                          CITIZENS HOLDING CORPORATION
                              1150 CLEVELAND STREET
                            CLEARWATER, FLORIDA 33755

                          ----------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST ___, 1998

                          ----------------------------

TO THE SHAREHOLDERS OF CITIZENS HOLDING CORPORATION:

      NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Citizens Holding Corporation, a Florida corporation ("Citizens"), will be held at 1150 Cleveland Street, Clearwater, Florida on [DAY], August ___, 1998, at [TIME], local time, for the following purposes:

                  (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 6, 1998, as amended on July 7, 1998 (the "Merger Agreement"), by and among F.N.B. Corporation, a Pennsylvania corporation ("FNB"), Southwest Banks, Inc., a Florida corporation and wholly owned subsidiary of FNB ("Southwest"), and Citizens, pursuant to which Citizens will be merged with and into Southwest, and upon consummation of the merger, except as described in the Proxy Statement-Prospectus, each issued and outstanding Citizens common share will be converted into the right to receive a number of shares of FNB common stock determined in accordance with a formula described in the Merger Agreement and further described in the Proxy Statement-Prospectus;

                  (2) To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

      NOTICE OF RIGHT TO DISSENT. If Proposal 1 above is approved and the merger is consummated, each holder of Citizens common shares would have the right to dissent from the approval of the Merger and would be entitled to the rights and remedies of dissenting shareholders provided in Section 607.1302 of the Florida Statutes ("Dissent Provisions"). A copy of the Dissent Provisions is attached as Appendix D to the Proxy Statement-Prospectus. The right of any such shareholder to any dissenters' rights and remedies is contingent upon the consummation of the merger. In addition, the right of any such holder to such rights and remedies is contingent upon strict compliance with the Dissent Provisions which require, among other things, that the shareholder must give Citizens notice of such shareholder's intention to dissent at or prior to the special meeting and he or she must not vote his or her respective shares in favor of the merger. FOR A SUMMARY OF THE REQUIREMENTS OF THE DISSENT PROVISIONS, SEE "THE MERGER -- DISSENTERS' RIGHTS OF CITIZENS SHAREHOLDERS" IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

      The Merger Agreement is more completely described in the accompanying Proxy Statement-Prospectus, and a copy of the Merger Agreement is attached as Appendix A thereto. PLEASE REVIEW THESE MATERIALS CAREFULLY AND CONSIDER FULLY THE INFORMATION SET FORTH THEREIN.

      Action may be taken on the above proposals at the special meeting on the date specified above or on any date or dates to which the special meeting may be adjourned. Only holders of record of Citizens common shares at the close of business on ______ ___, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The affirmative vote of at least 67% of Citizens common shares outstanding on the Record Date is required for approval of the Merger Agreement and the transactions contemplated thereby, including the merger.

      THE BOARD OF DIRECTORS OF CITIZENS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

      Your vote is important. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. This will assure your representation at the special meeting and may avoid the cost of additional communications. This will not prevent you from voting in person at the special meeting. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Citizens a written revocation bearing a later date, or by attending and voting at the special meeting.

                                           By Order of the Board of Directors


Clearwater, Florida                        S. Racine Hall, Secretary
July __, 1998

                            -------------------------
                   PLEASE COMPLETE, SIGN, DATE, AND RETURN THE
             ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND
                              THE SPECIAL MEETING.
                            -------------------------

                       JOINT PROXY STATEMENT - PROSPECTUS

                          CITIZENS HOLDING CORPORATION
                               F.N.B. CORPORATION

             Up to 1,266,960 Shares of Common Stock, $2.00 par value

       Citizens and FNB have agreed that FNB will acquire Citizens by merging Citizens into Southwest, a subsidiary of FNB. The merger will enable Citizens' customers to benefit from additional products and services and will enable FNB to extend further its operations in the Florida market. The Board of Directors of Citizens believes that the merger will permit Citizens shareholders to participate in the enhanced prospects of the combined company.

       The Board of Directors of Citizens has determined that the merger is in the best interest of Citizens and its shareholders. We have unanimously approved the Merger Agreement and we recommend that you vote in favor of the Merger Agreement and the related merger.

       The number of shares of FNB common stock you receive will depend upon the average price of FNB common stock for a 10 day period prior to the date of the merger. If the merger is approved and the FNB average price is between $32.50 and $36.75 per share, you will receive a number of shares of FNB common stock for each Citizens common share you own on the date of the merger determined in accordance with a schedule set forth in the Merger Agreement and in Appendix A to the Proxy Statement-Prospectus. If the FNB average price is $36.75 per share or higher, you will receive a number of shares of FNB common stock equal in value to $62.07 per Citizens common share. If the FNB average price is $32.50 per share or lower, you will receive a number of shares of FNB common stock equal in value to $56.16 per Citizens common share. Because no fractional shares will be issued, you will receive a small cash payment equal to the value of any fractional share.

       At the special meeting, shareholders of Citizens will be asked to approve the merger. The merger cannot be completed unless holders of at least 67% of the outstanding Citizens common stock approve it and the related Merger Agreement. Shareholders of FNB are not required to approve the merger.

       The date, time and place of the special meeting:

                  [date & time]
                  1150 Cleveland Street
                  Clearwater, Florida  33755

       The Proxy Statement-Prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In addition, you may obtain information about FNB from documents filed with the Securities and Exchange Commission. If you have questions, you may also call us on business days between 9:00 a.m. and 4:00 p.m. for further information. Please ask for David P. Stone at (813) 441-3447.

       Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the approval of the merger and the related Merger Agreement. If you fail to return the proxy card or to attend the meeting and vote, the effect will be a vote against the merger.

       YOUR VOTE IS VERY IMPORTANT.

       On behalf of the Board of Directors of Citizens, we urge you to vote "FOR" approval of the merger and the related Merger Agreement.

                                      -----------------------------------------
                                      David P. Stone
                                      President and Chief Executive Officer

       Shares of FNB common stock are not savings accounts, deposits, or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, or any other governmental agency.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE FNB COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       These securities are subject to investment risks, including the possible loss of your entire investment.

       Proxy Statement-Prospectus dated July , 1998, and first mailed to shareholders on July , 1998.

       THE PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FNB THAT IS NOT INCLUDED IN OR DELIVERED WITH THE PROXY STATEMENT-PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE MADE TO DAVID
B. MOGLE, SECRETARY AND TREASURER, F.N.B. CORPORATION, ONE F.N.B. BOULEVARD, HERMITAGE, PENNSYLVANIA 16148, TELEPHONE (724) 981-6000. IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH INFORMATION, REQUESTS SHOULD BE MADE NO LATER THAN [ ].

                                TABLE OF CONTENTS



                                                                                                                       PAGE
                                                                                                                       ----
SUMMARY  .................................................................................................................1
         The Companies....................................................................................................1
                  FNB.....................................................................................................1
                  Citizens................................................................................................1
         What Citizens Shareholders Will Receive..........................................................................1
         Our Reasons for the Merger.......................................................................................2
         Our Recommendation to Shareholders...............................................................................2
         Special Meeting..................................................................................................2
         Required Vote....................................................................................................2
         Ownership of FNB after the Merger................................................................................3
         Management and Operations after the Merger.......................................................................3
         Opinion of Financial Adviser.....................................................................................3
         Conditions to the Merger.........................................................................................3
         Termination of the Merger........................................................................................3
         Amendment, Waiver and Extension of the Merger Agreement..........................................................4
         Regulatory Approvals.............................................................................................4
         Certain Federal Income Tax Consequences..........................................................................4
         Accounting Treatment.............................................................................................4
         Stock Option Agreement...........................................................................................4
         Dissenters' Rights of Citizens...................................................................................4
         Certain Differences in the Rights of Shareholders................................................................4
         Recent FNB Acquisition Activity..................................................................................5
         Future FNB Acquisition Activity..................................................................................5
         Recent Stock Dividend............................................................................................5
         Cautionary Statement Concerning Forward-Looking Statements.......................................................5
         Share Information and Market Prices..............................................................................5
         Comparative Unaudited Per Share Data.............................................................................6
         Selected Financial Data..........................................................................................7

THE SPECIAL MEETING OF SHAREHOLDERS OF CITIZENS HOLDING CORPORATION.......................................................9
         General..........................................................................................................9
         Voting and Revocation of Proxies.................................................................................9
         Solicitation of Proxies..........................................................................................9
         Record Date and Voting Rights...................................................................................10
         Recommendation of the Citizens Board............................................................................10

THE MERGER...............................................................................................................12
         Description of the Merger.......................................................................................12
         Conversion of Citizens Options..................................................................................13
         Effective Time of the Merger....................................................................................14
         Exchange of Certificates........................................................................................14
         Background of and Reasons for the Merger........................................................................15
                  Background of the Merger...............................................................................15
                  Citizens' Reasons for the Merger.......................................................................16
                  FNB's Reasons for the Merger...........................................................................17
         Opinion of Citizens' Financial Advisor..........................................................................17
                  Trading History of Citizens Common Shares..............................................................19
                  Selection of Valuation Method..........................................................................19
                  Analysis of Comparable Companies.......................................................................19
                  Analysis of Comparable Transactions....................................................................19
                  Discounted Cash Flow Analysis..........................................................................20
                  Analysis of FNB Shares.................................................................................20
                  Compensation of Allen C. Ewing & Co....................................................................21
         Conditions Precedent to the Merger..............................................................................21

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
         Conduct of Business Prior to the Merger.........................................................................22
         Modification, Waiver, and Termination...........................................................................24
         Standstill Provisions...........................................................................................25
         Expenses .......................................................................................................25
         Certain Federal Income Tax Consequences.........................................................................25
         Interests of Certain Persons in the Merger......................................................................26
                  General................................................................................................26
                  Management Post-Merger; Citizens Employment Agreements.................................................26
                  Indemnification........................................................................................26
                  Citizens Options.......................................................................................26
                  Other Matters Relating to Citizens Employee Benefit Plans..............................................27
         Stock Option Agreement..........................................................................................27
         Dissenters' Rights of Citizens Shareholders.....................................................................31
         Accounting Treatment............................................................................................32
         Bank Regulatory Matters.........................................................................................33
                  Federal Reserve Board and Office of the Comptroller of the Currency....................................33
                  Status of Regulatory Approvals and Other Information...................................................33
         Restrictions on Resales by Affiliates...........................................................................34
         Voluntary Dividend Reinvestment and Stock Purchase Plan.........................................................34

PRICE RANGE OF COMMON STOCK AND DIVIDENDS................................................................................35
         Market Prices...................................................................................................35
         Dividends.......................................................................................................35

INFORMATION ABOUT FNB....................................................................................................36

INFORMATION ABOUT CITIZENS...............................................................................................37
         General  .......................................................................................................37
         Market Area.....................................................................................................38
         Lending Activities..............................................................................................38
         Competition.....................................................................................................39
         Employees.......................................................................................................39
         Description of Property.........................................................................................39
         Legal Proceedings...............................................................................................40
         Certain Relationships and Related Transactions..................................................................40
         Security Ownership of Certain Beneficial Owners and Management..................................................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OR
         PLAN OF OPERATION OF CITIZENS...................................................................................43
         General  .......................................................................................................43
         Results of Operations...........................................................................................43
                  Comparison of the Three Months Ended March 31, 1998 and 1997...........................................43
                  Comparison of the Fiscal Years Ended December 31, 1997 and 1996........................................44
         Net Interest Income.............................................................................................44
         Comparative Average Balances, Interest, and Average Yields......................................................45
         Rate/Volume Interest Analysis...................................................................................46
         Provision for Loan Losses.......................................................................................46
         Non-Interest Income.............................................................................................47
         Non-Interest Expense............................................................................................47
         Income Tax Expense..............................................................................................48
         Asset/Liability Management......................................................................................48
         Interest Rate Sensitivity Analysis As of December 31, 1997......................................................49
         Financial Condition.............................................................................................49
         Lending Activities..............................................................................................49
         Loan Portfolio Composition......................................................................................50

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
         Loan Maturity Schedule..........................................................................................51
         Loan Classification.............................................................................................51
         Non-Performing Assets...........................................................................................54
         Allowance for Loan Losses.......................................................................................54
         Summary of Loan Loss Experience.................................................................................55
         Allocation of the Allowance for Loan Losses.....................................................................56
         Investment Activities...........................................................................................57
         Investment Securities Portfolio.................................................................................57
         Deposit Activities and Other Sources of Funds...................................................................58
                  Deposit Activities.....................................................................................58
                  Certificates of Deposit................................................................................58
                  Deposit Activity.......................................................................................59
                  Borrowings.............................................................................................59
         Liquidity and Capital Resources.................................................................................60
         Return on Equity and Assets.....................................................................................61
         Impact of Inflation and Changing Prices.........................................................................61
         Year 2000.......................................................................................................61

DESCRIPTION OF FNB CAPITAL STOCK AND CITIZENS CAPITAL STOCK..............................................................62
         FNB Common Stock................................................................................................62
                  General................................................................................................62
                  Voting and Other Rights................................................................................62
                  Distributions..........................................................................................62
         FNB Preferred Stock.............................................................................................62
                  General................................................................................................62
                  FNB Series A Preferred Stock...........................................................................62
                  FNB Series B Preferred Stock...........................................................................62
         Citizens Common Shares..........................................................................................62
                  General................................................................................................62
         Citizens Preferred Stock........................................................................................62

COMPARISON OF SHAREHOLDER RIGHTS.........................................................................................63
         Removal of Directors; Filling Vacancies on the Board of Directors...............................................63
         Quorum of Shareholders..........................................................................................64
         Adjournment and Notice of Shareholder Meetings..................................................................64
         Call of Special Shareholder Meetings............................................................................64
         Shareholder Consent in Lieu of Meeting..........................................................................65
         Dissenters' Rights..............................................................................................65
         Derivative Actions..............................................................................................65
         Dividends and Distributions.....................................................................................66
         Director Qualifications, Number and Term........................................................................66
         Indemnification of Officers and Directors.......................................................................66
         Director Liability..............................................................................................68
         Amendment of Articles of Incorporation and Bylaws...............................................................68
         Vote Required for Extraordinary Corporate Transactions..........................................................69
         Interested Shareholder Transactions.............................................................................70
         Fiduciary Duty..................................................................................................71
         Provisions with Possible Anti-Takeover Effects..................................................................72

LEGAL OPINIONS...........................................................................................................74

EXPERTS  ................................................................................................................74

OTHER MATTERS............................................................................................................75

WHERE YOU CAN FIND ADDITIONAL INFORMATION................................................................................75

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
INFORMATION INCORPORATED BY REFERENCE....................................................................................76

INDEX OF TERMS...........................................................................................................77

INDEX OF CITIZENS' FINANCIAL STATEMENTS.................................................................................F-1

APPENDIX A -- Agreement and Plan of Merger..............................................................................A-1
APPENDIX B -- Stock Option Agreement....................................................................................B-1
APPENDIX C -- Opinion of Allen C. Ewing & Co., Inc......................................................................C-1
APPENDIX D -- Dissenters' Rights........................................................................................D-1

                                     SUMMARY

         This summary highlights selected information from this Proxy Statement-Prospectus and may not contain all of the information that is important to you. The Agreement and Plan of Merger between FNB, Southwest and Citizens, which we refer to as the "Merger Agreement," is attached to this Proxy Statement-Prospectus as Appendix A. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, the Merger Agreement, and the documents we refer you to in this Proxy Statement-Prospectus. See "Where You Can Find More Information" (page 75). An index of defined terms appears on page 77 of this Proxy Statement-Prospectus.

THE COMPANIES

F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000.

         FNB. FNB is a bank holding company which conducts business primarily through its subsidiary banks and finance company. FNB provides a full range of financial services, primarily to consumers and small- to medium-sized businesses. As of March 31, 1998, FNB's subsidiaries had a network of 111 offices in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. As of March 31, 1998, on a consolidated basis, FNB had total assets of approximately $2.8 billion and total deposits of approximately $2.4 billion. All references herein to FNB refer to F.N.B. Corporation and its subsidiaries, unless the context otherwise requires. For additional information regarding FNB and the combined company that would result from the merger, see "THE MERGER" and "INFORMATION ABOUT FNB."

Citizens Holding Corporation
1150 Cleveland Street
Clearwater, Florida 33755
(813) 441-3447

         CITIZENS. Citizens is a bank holding company. Through its subsidiary bank, Citizens Bank & Trust, a Florida state banking corporation, Citizens provides commercial banking services through a network of six offices in Pinellas County, Florida. On March 31, 1998, Citizens had total assets of approximately $121.2 million and total deposits of approximately $103.4 million. All references to Citizens refer to Citizens Holding Corporation and its subsidiary bank, unless the context otherwise requires. For additional information regarding Citizens, see "THE MERGER" and "INFORMATION ABOUT CITIZENS."

WHAT CITIZENS SHAREHOLDERS WILL RECEIVE (See page 10)

         If the merger is approved, you will receive a number of shares of FNB common stock for each Citizens common share you own on the date of the merger. The number of shares you will receive will depend upon the average price of FNB common stock for a ten (10) -day period prior to the closing of the merger. Because no fractional shares will be issued, you will receive a small cash payment equal to the value of any fractional share.

         If the merger is approved and the FNB average price is between $32.50 and $36.75 per share, you will receive a number of shares of FNB common stock for each Citizens common share you own on the date of the merger determined in accordance with a schedule set forth in the Merger Agreement and in Appendix A to the Proxy Statement-Prospectus. If the FNB average price is $36.75 per share or higher, you will receive a number of shares of FNB common stock equal in value to $62.07 per Citizens common share. If the FNB average price is $32.50 per share or lower, you will receive a number of shares of FNB common stock equal in value to $56.16 per Citizens common share.

         For example, if (i) you own 100 Citizens common shares, (ii) the merger closes on August 28, 1998, and (iii) the average price of FNB common stock is $33.625 per share, you will receive 171 shares of FNB common stock plus $23.54.

         For additional details, please review the information under the heading "THE MERGER" beginning on page 12.

         After shareholders approve the merger and all required regulatory approvals have been obtained, if such average market price of FNB common stock is below $30.00 per share, FNB may choose to proceed with the merger or to cancel the merger.

OUR REASONS FOR THE MERGER  (See pages 16-17)

         The Citizens Board of Directors believes that the terms of the Merger Agreement and the merger are fair to, and in the best interest of, Citizens and its shareholders. In reaching its decision, the Citizens Board of Directors considered the following factors, among others: (a) FNB has offered a fair price to Citizens shareholders for their Citizens common shares and their Citizens common shares would be acquired on a tax-free basis, (b) there is no public market for the Citizens common shares, but the FNB Common stock to be received in the merger is traded on Nasdaq, (c) unlike Citizens, FNB pays dividends, (d) the potential benefits to be received by Citizens' customers from the merger and FNB's commitment to community banking, and (e) an evaluation of the potential long term prospects of FNB.

         We believe that the financial services industry, including banking, is becoming increasingly competitive, and that the merger will enable us to serve our customers better than our competitors while providing our shareholders with substantial benefits. The merger will provide opportunities for our customers to be offered more diverse and quality products and services. Further, since FNB subsidiaries are operated as community banks, Citizens Board of Directors also believes that the same commitment to customer service now existing will continue following the merger.

         In addition to better servicing its customers, we believe that Citizens shareholders will benefit from their ownership of FNB common stock following the merger. The FNB common stock that Citizens shareholders would receive in the merger represents a more liquid and diversified investment than their Citizens common shares.

         To review the reasons for the Merger Agreement and the merger in greater detail, see pages 16-17.

OUR RECOMMENDATION TO SHAREHOLDERS (See page 10)

         The Citizens Board of Directors believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to approve the Merger Agreement and the related merger.

SPECIAL MEETING (See pages 9-11)

         The special meeting of Citizens shareholders will be held at __________ on , 1998 at . At the special meeting, Citizens shareholders will be asked to approve the Merger Agreement and the related merger.

REQUIRED VOTE

         The Merger Agreement must be approved by the holders of 67% of all outstanding Citizens common shares. Directors and executive officers of Citizens currently control approximately 28.8% of the outstanding common shares entitled to vote at the special meeting. Shareholders of FNB are not required to approve the merger.

OWNERSHIP OF FNB AFTER THE MERGER

         Assuming the average price of FNB common stock is $33.625, as discussed above, FNB will issue up to 1,162,057 shares of its stock to Citizens shareholders in connection with the merger, which will constitute approximately 6.9% of the outstanding stock of FNB after the merger (assuming 16,869,602 shares of FNB common stock outstanding immediately prior to the effective time of the merger). The shares will be listed for trading on the Nasdaq National Market.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         After the merger takes place, Citizens Bank & Trust will be merged into First National Bank of Florida, a banking subsidiary of Southwest. Current members of Citizens Board of Directors will become members of the Board of Directors of First National Bank of Florida.

OPINION OF FINANCIAL ADVISER (See page 17)

         We asked our financial advisers, Allen C. Ewing & Co., for advice on the fairness of the amount that FNB is offering to Citizens shareholders in the merger. Our advisers performed a number of analysis in which they compared the companies' historical stock prices and other measures of performance, compared the financial terms of the merger to those of other publicly announced transactions, and estimated the relative values of FNB and Citizens based on past and anticipated future performance and the benefits that could be expected from the merger. Ewing delivered its written opinion, dated May 15, 1998, that the merger consideration is fair to Citizens shareholders from a financial point of view. Ewing reconfirmed that opinion on July 6, 1998. This opinion is attached as Appendix C to the Proxy Statement-Prospectus.

CONDITIONS TO THE MERGER (See page 21)

         To complete the merger, a number of conditions must be satisfied in addition to obtaining the vote of our shareholders, including the following:

       - no law or injunction may effectively prohibit the merger;
       - we must receive all necessary approvals of governmental authorities;
       - we must receive legal opinions that the merger will be treated as a tax free reorganization under the Internal Revenue Code; and
       - FNB's independent accountants must provide a letter which supports that the merger can be accounted for as a pooling-of-interests.

TERMINATION OF THE MERGER (See page 24)

         In addition to FNB's right to terminate the Merger Agreement if FNB's stock price falls below the agreed minimum, FNB and Citizens can agree jointly to terminate the Merger Agreement without completing the merger, and either FNB or Citizens can terminate the merger if, among other reasons, any of the following occurs:

       - the merger is not completed by December 31, 1998;
       - the merger is not approved by the Citizens shareholders;
       - a court or other governmental authority permanently prohibits the merger; or
       - the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the Merger Agreement.

AMENDMENT, WAIVER AND EXTENSION OF THE MERGER AGREEMENT (See page 24)

         The Boards of Directors of Citizens and FNB may amend the Merger Agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the Merger Agreement is to take place. However, if an amendment would change the amount or form of what Citizens shareholders would receive in the merger, the amendment will have to be approved by our shareholders.

REGULATORY APPROVALS (See page 33)

         The merger is subject to the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency. We may not consummate the merger until expiration of all applicable waiting periods following such approvals. If the Federal Reserve Board and the Office of the Comptroller of the Currency approve the merger, the United States Department of Justice has 15 days in which to challenge such approvals on antitrust grounds. Some of these governmental authorities may impose conditions for granting approval.

         FNB and Citizens have filed all required applications for regulatory review and approval or notice in connection with the merger. There can be no assurance that such approvals will be obtained or as to the date of any such approvals.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (See page 25)

         The merger is structured so that Citizens shareholders will not recognize any gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by Citizens shareholders instead of fractional shares of FNB or pursuant to the exercise of dissenters' rights as described below.

ACCOUNTING TREATMENT (See page 32)

         FNB plans to account for the merger as a pooling-of-interests under generally accepted accounting principles ("GAAP"). In the event the total number of fractional shares, dissenters' shares and treasury shares exceeds 10% of the total number of shares of FNB common stock issued in the merger, FNB will not be permitted to account for the merger as a pooling-of-interests.

STOCK OPTION AGREEMENT (See page 27)

         As a condition with the Merger Agreement, Citizens granted FNB an option to purchase up to 144,292 Citizens common shares at an exercise price of $35.00 per share. FNB may exercise this option only if certain events occur that are ordinarily associated with another party attempting to "break up" the merger and acquire a substantial portion or all of Citizens; as of this date, none of those events has occurred. The stock option, if exercised, would equal 19.9% of the total number of outstanding Citizens common shares as of its date of exercise and after giving effect to its exercise. The purpose of the stock option is to increase the likelihood that the merger will occur by making it more difficult for another party to acquire Citizens.

DISSENTERS' RIGHTS OF CITIZENS (See page 31)

         Holders of Citizens common shares who do not vote in favor of the merger and who follow certain procedures set forth under Florida law will be entitled to dissenters' rights under Florida law, through which they may receive a cash payment for the fair value of their Citizens common shares.

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (See pages 63-71)

         Once the merger occurs, Citizens shareholders will automatically become shareholders of FNB and their rights will be governed by Pennsylvania law rather than Florida law and FNB's corporate governing documents, including its articles of incorporation and bylaws.

RECENT FNB ACQUISITION ACTIVITY

         On January 21, 1997, FNB acquired Southwest, a Florida corporation and registered bank holding company, with banking subsidiaries located in Naples and Cape Coral, Florida, with assets of approximately $529 million. On April 18, 1997, FNB acquired West Coast Bancorp, Inc., a Florida corporation and registered bank holding company located in Cape Coral, Florida, with assets of approximately $181 million. On October 17, 1997, FNB acquired Indian Rocks State Bank (which was subsequently converted to a national bank and renamed First National Bank of Florida) located in Largo, Florida with assets of approximately $81 million. On November 20, 1997, FNB acquired Mercantile Bank of Southwest Florida, a Florida state bank located in Naples, Florida with assets of approximately $122 million. On January 20, 1998, FNB acquired West Coast Bank, a Florida state bank located in Sarasota, Florida with assets of approximately $107 million. On May 29, 1998, FNB acquired Seminole Bank, a Florida state bank located in Seminole, Florida with assets of approximately $91 million.

FUTURE FNB ACQUISITION ACTIVITY

         As part of its growth strategy, FNB may acquire other banking or thrift institutions to expand or strengthen its market position. Risks associated with this strategy include, but are not limited to, FNB paying too high a price for future acquisitions or failing properly to integrate and manage new operations. Future acquisitions may be dilutive to shareholders.

RECENT STOCK DIVIDEND

         On April 9, 1998, the FNB Board of Directors declared a 5% common stock dividend which was paid on May 24, 1998 to shareholders of record on April 20, 1998. This action represented the 26th consecutive year that FNB has provided a stock dividend to its common shareholders. The number of FNB shares you receive in the merger will not change as a result of this stock dividend.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Proxy Statement-Prospectus contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include statements preceded by, followed by or including words such as "believes," "anticipates," "plans," "expects" and similar expressions. For those statements, FNB claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in this document and the documents FNB incorporates by reference, could affect the future results of FNB and could cause those results to differ materially from those expressed in FNB's forward-looking statements: FNB may not fully realize anticipated operating efficiencies; FNB may lose deposits, customers or revenue after the merger; competitive pressure in the banking industry, negative changes in general economic conditions, including year 2000 related issues, or changes in banking regulation could affect operations; and changes in interest rates could reduce our operating margins.

SHARE INFORMATION AND MARKET PRICES (See page 35)

         Until June 15, 1997, the FNB common stock traded on the Nasdaq SmallCap Market under the trading symbol "FBAN." Since June 16, 1997, the FNB common stock has traded on the Nasdaq National Market under the same trading symbol. As of June 8, 1998, there were 16,916,432 shares of FNB common stock outstanding held by approximately 6,400 holders of record. As of _________, 1998, the record date for voting on the merger, there were 580,795 Citizens common shares outstanding held by 201 holders of record.

         After giving effect to the 5% stock dividend paid on May 24, 1998, the last sale price reported by the Nasdaq National Market for shares of FNB common stock on April 3, 1998, the last trading day preceding public announcement of the proposed merger, was $37.02 and was [ ] on the record date. There currently is no market for the Citizens common stock. Please obtain current market quotations for FNB common stock.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth selected comparative per share data for each of FNB and Citizens on an historical basis, for FNB on a supplemental basis giving effect to the acquisition of Seminole Bank, which has been accounted for as a pooling-of-interests, and selected unaudited pro forma comparative per share data assuming the merger had been consummated and FNB, Seminole and Citizens had been combined as of the beginning of the earliest period presented for earnings per share and dividends per share and as of the end of the period presented for book value per share. The unaudited pro forma financial data have been prepared giving effect to the merger as a pooling-of-interests. For a description of the effect of pooling-of-interests method of accounting on the merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment."

         The comparative per share data presented are based on and derived from, and should be read in conjunction with, the supplemental consolidated financial statements and the related notes thereto of FNB included in FNB's Current Report on Form 8-K dated July 6, 1998, incorporated herein by reference, and of Citizens, which are included herein. The pro forma amounts are presented for comparative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. All per share data has been adjusted to reflect the FNB 5% stock dividend paid on May 24, 1998.

                                                                                    THREE MONTHS
                                                     YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                  ---------------------------      ---------------
                                                   1997       1996       1995       1998      1997
                                                  -----      -----      -----      -----     -----
EARNINGS BEFORE EXTRAORDINARY ITEMS PER
COMMON SHARE (1)
  FNB
     Historical (basic) ........................  $1.59      $1.32      $1.40      $ .46     $ .45
     Historical (diluted) ......................   1.52       1.27       1.35        .43       .43
     Supplemental (basic) ......................   1.58       1.28       1.36        .45       .45
     Supplemental (diluted) ....................   1.51       1.24       1.32        .43       .42
     Pro forma combined (basic) ................   1.55       1.22       1.37        .44       .43
     Pro forma combined (diluted) ..............   1.48       1.19       1.33        .42       .41

  CITIZENS (1)
     Historical (basic) ........................  $1.74      $ .63      $2.49        .49       .43
     Historical (diluted) ......................   1.67        .60       2.35        .47       .41
     Pro forma equivalent (2)

          Basic ................................   2.67       2.10       2.36        .76       .74
          Diluted ..............................   2.55       2.05       2.29        .72       .71
CASH DIVIDENDS DECLARED PER COMMON SHARE (1)
  FNB ..........................................  $ .60      $ .57      $ .31      $ .17     $ .15
  Citizens historical ..........................      -          -          -          -         -
  Citizens pro forma equivalent (3) ............   1.03        .98        .53        .29       .26

                                                           AS OF DECEMBER 31, 1997     AS OF MARCH 31, 1998
                                                           -----------------------     --------------------
BOOK VALUE PER COMMON SHARE (PERIOD END)
     FNB historical....................................           $     14.53               $  14.67
     FNB supplemental .................................                 14.32                  14.48
     FNB pro forma combined............................                 14.15                  14.08
     Citizens historical...............................                 19.59                  19.86
     Citizens pro forma equivalent (2).................                 24.37                  24.24


---------------

(1) For purposes of this table, an Exchange Ratio of 1.722 was utilized, based upon the average of the high and low price of FNB common stock for the ten (10)-day period ending June 30, 1998.

(2) Citizens pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts for FNB by the Exchange Ratio of 1.722.

(3) Citizens pro forma equivalent amounts are calculated by multiplying the supplemental amounts for FNB by the Exchange Ratio of 1.722. The equivalent pro forma per share information can be used for a comparison with the historical per share data.

SELECTED FINANCIAL DATA

         The following tables present summary selected financial data for FNB, on a supplemental basis giving effect to the acquisition of Seminole Bank by FNB, which has been accounted for as a pooling-of-interests and for Citizens on an historical basis. For a description of the effect of pooling-of-interests accounting on the merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment." The FNB summary selected financial data are derived from (i) the supplemental consolidated financial statements of FNB and the notes thereto for the fiscal years 1993 through 1997 and (ii) the unaudited interim financial statements of FNB for the three-month periods ended March 31, 1997 and 1998 and the related notes thereto. The Citizens summary selected financial data for the fiscal years 1993 through 1998 and the interim periods are derived from the financial statements of Citizens. All FNB per share data have been adjusted to reflect the FNB 5% stock dividend paid on May 24, 1998. See "WHERE YOU CAN FIND MORE INFORMATION."

                                                                                                        THREE MONTHS
                                                    YEAR ENDED DECEMBER 31,                            ENDED MARCH 31,
                                        --------------------------------------------------------    ------------------
                                          1997        1996        1995        1994        1993        1998        1997
                                        --------    --------    --------    --------    --------    -------    -------
F.N.B. Corporation:
Earnings (In thousands, except per
   share data)
   Interest income ...................  $208,828    $195,650    $183,938    $158,689    $152,644    $55,542    $51,070
   Interest expense ..................    90,014      82,588      79,578      63,485      66,331     24,538     21,603
   Net interest income ...............   118,814     113,062     104,360      95,204      86,313     31,004     29,467
   Provision for loan losses .........    11,003       9,941       7,281       9,319      10,092      1,687      2,342
   Income before income taxes and
     extraordinary items .............    38,582      32,286      34,085      25,170      21,394     11,356     10,850
   Income before extraordinary items .    26,339      21,488      22,813      16,726      13,757      7,778      7,292
   Extraordinary income, net of tax ..     8,809
   Net income ........................    35,148      21,488      22,813      16,726      13,757      7,778      7,292
   Earnings per common share
      before extraordinary items .....
   Basic .............................      1.58        1.28        1.36        1.01         .90        .45        .45
   Diluted ...........................      1.51        1.24        1.32        1.00         .89        .43        .42

   Cash dividends declared per
      common share ...................       .60         .57         .31         .23         .22        .17        .15


                                                                    AS OF DECEMBER 31,
                                             --------------------------------------------------------------------------
                                                1997            1996           1995             1994           1993
                                             ----------      ----------      ----------      ----------      ----------
Balance sheet (period end in
thousands)
     Total assets ........................   $2,850,530      $2,579,477      $2,398,195      $2,225,548      $2,117,282
     Total loans net of unearned income
        and allowance for loan losses ....    1,993,381       1,816,149       1,632,878       1,536,382       1,299,270
     Total deposits ......................    2,366,828       2,153,841       2,039,060       1,871,261       1,834,029
     Long-term debt and obligation
       under capital leases ..............       72,246          58,179          50,784          56,614          32,528
     Stockholders' equity ................      248,418         214,958         202,117         178,833         152,948

                                                      AS OF MARCH 31,
                                               --------------------------
                                                 1998             1997
                                               ----------      ----------
Balance sheet (period end in
thousands)
     Total assets ........................     $2,940,986      $2,618,182
     Total loans net of unearned income
        and allowance for loan losses ....      2,037,498       1,846,832
     Total deposits ......................      2,466,570       2,204,707
     Long-term debt and obligation
       under capital leases ..............         42,798          45,735
     Stockholders' equity ................        250,589         218,095

                                                                                                          THREE MONTHS
                                                         YEAR ENDED DECEMBER 31,                         ENDED MARCH 31,
                                            ------------------------------------------------------     -----------------
                                             1997        1996         1995        1994       1993       1998       1997
                                            ------     -------      -------      ------     ------     ------     ------
CITIZENS:
Earnings (In thousands, except per share data)

     Interest income .....................  $7,450     $ 6,730      $ 6,805      $5,656     $5,151     $2,050     $1,740
     Interest expense ....................   2,650       2,148        2,082       1,558      1,467        713        616
     Net interest income .................   4,800       4,582        4,723       4,098      3,684      1,337      1,124
     Provision (credit) for loan losses ..      97        (168)        (107)         50        250         35         --
     Net income ..........................   1,052         379        1,497       1,203        940        294        257
     Earnings per common share
       Basic .............................    1.74         .63         2.49        2.00       1.57        .49        .43
       Diluted ...........................    1.67         .60         2.35        1.94       1.54        .47        .41
     Cash dividends declared per
       common share ......................      --          --           --          --         --         --         --


                                                                                                                THREE MONTHS
                                                            YEAR ENDED DECEMBER 31,                            ENDED MARCH 31,
                                             ---------------------------------------------------------     ---------------------
                                               1997         1996         1995        1994       1993        1998          1997
                                             --------     --------     -------     -------     -------     --------     --------
Balance sheet (period end in
  thousands)
     Total assets ........................   $116,952     $100,618     $89,323     $92,857     $78,532     $121,218     $109,855
     Total loans, net of unearned income
         and allowance for loan loss .....     71,617       56,901      52,438      52,045      48,679       72,739       60,183
     Total deposits ......................    100,230       86,731      77,039      81,235      69,924      103,419       94,290
     Stockholders' equity ................     11,833       10,691      10,397       8,683       7,725       11,536       11,089
Key Ratios
  Return on average assets ...............        .98          .40        1.64        1.40        1.28         1.01         1.01
  Return on average equity ...............       9.34         3.59       15.69       14.64       13.07         9.87         9.32
  Average equity to average assets .......      10.54        11.13       10.47        9.57        9.78        10.21        10.84

       THE SPECIAL MEETING OF SHAREHOLDERS OF CITIZENS HOLDING CORPORATION

GENERAL

         This Proxy Statement-Prospectus is first being furnished to the holders of common shares, par value $0.10 per share ("Citizens Common Shares"), of Citizens Holding Corporation ("Citizens") on or about [ , 1998], and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the Citizens Board of Directors ("Citizens Board") for use at the special meeting ("Special Meeting") of shareholders of Citizens to be held at 1150 Cleveland Street, Clearwater, Florida 33755, on [ ], [ , 1998], at [time], local time, and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of the Merger Agreement and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

         A shareholder of Citizens may use the accompanying proxy if such shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary of Citizens, prior to or at the Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date, or by attending the Special Meeting and voting in person at the Special Meeting. Attendance of a shareholder at the Special Meeting will not, in and of itself, constitute a revocation of the proxy. All written notices of revocation and other communications with respect to the revocation of Citizens proxies should be addressed to Citizens Holding Corporation, 1150 Cleveland Street, Clearwater, Florida 33755, Attention:
Corporate Secretary. For such notice of revocation or later proxy to be valid, however, it must actually be received by Citizens prior to the vote of the shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted FOR approval of the Merger Agreement. The Citizens Board is unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers, and employees of Citizens, who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Citizens, FNB, or any other person. The delivery of this Proxy Statement-Prospectus shall not, under any circumstances, create any implication that there has been no change in the business or affairs of Citizens or FNB since the date of the Proxy Statement-Prospectus.

         All costs of solicitation of proxies from Citizens shareholders will be borne by Citizens; provided, however, that FNB and Citizens have each agreed to pay one-half of the printing costs of this Proxy Statement-Prospectus and related materials.

RECORD DATE AND VOTING RIGHTS

         The Citizens Board has fixed the close of business on [ , 1998] as the record date (the "Record Date") for the determination of shareholders of Citizens entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 580,795 Citizens Common Shares held by approximately 201 holders of record. Each Citizens Common Share outstanding on the Record Date is entitled to one vote as to (i) the approval of the Merger Agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the Special Meeting.

         As of the Record Date, approximately 167,454 shares, or 28.8% of Citizens Common Shares entitled to vote at the Special Meeting were beneficially held by directors and executive officers of Citizens. The banking subsidiary of Citizens, in a fiduciary capacity for third parties, does not have sole or shared voting power as to any Citizens Common Shares.

         Under the Articles of Incorporation of Citizens (the "Citizens Charter"), the affirmative vote of 67% of the Citizens Common Shares issued and outstanding as of the Record Date is required in order to approve the Merger Agreement and the transactions contemplated thereby, including the merger. Since approval of the Merger Agreement requires the affirmative vote of at least 67% of the outstanding Citizens Common Shares, the failure to vote the shares in favor of the merger for any reason whatsoever - whether by withholding the vote, by abstaining, or by causing a broker non-vote - will have the same effect as a vote cast opposing the merger.

         A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter.

         BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF 67% OF ALL THE VOTES ENTITLED TO BE CAST AT THE SPECIAL MEETING BY HOLDERS OF THE ISSUED AND OUTSTANDING CITIZENS COMMON SHARES, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE CITIZENS BOARD URGES ITS SHAREHOLDERS TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

         In order to take action on any other matter submitted to shareholders at a meeting where a quorum is present, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the articles of incorporation or state law requires a greater number of votes. All abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum; but since they are neither votes cast in favor of, nor votes cast opposing, a proposed action, abstentions and broker non-votes typically will have no impact on the outcome of the matter and will not be counted as a vote cast on such matters.

RECOMMENDATION OF THE CITIZENS BOARD

         THE CITIZENS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CITIZENS AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF CITIZENS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the Citizens Board, among other things, consulted with its legal advisers regarding the legal terms of the Merger Agreement and with its financial adviser, Allen C. Ewing & Co., as to the fairness, from a financial point of view, of the consideration to be received by the holders of Citizens Common Shares. For a discussion of the factors considered by the Citizens Board in reaching its conclusion, see "THE MERGER -- Background of and Reasons for the Merger."

         Citizens shareholders should note that certain members of management and directors of Citizens have certain interests in and may derive certain benefits as a result of the merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Pursuant to the terms of the Merger Agreement, the members of the Citizens Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

                      CITIZENS SHAREHOLDERS SHOULD NOT SEND
                 ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

         The following summary of certain terms and provisions of the Merger Agreement and Stock Option Agreement is qualified in its entirety by reference to the Merger Agreement and Stock Option Agreement, which are incorporated herein by reference and, with the exception of certain exhibits thereto, are included as Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus. All shareholders are urged to read the Merger Agreement, Stock Option Agreement, and the other Appendices hereto in their entirety.

DESCRIPTION OF THE MERGER

         At the Effective Time (defined below), Citizens will be merged with and into Southwest Banks, Inc. ("Southwest"), which will be the surviving entity and a 100% controlled subsidiary of F.N.B. Corporation ("FNB" or the "Registrant"). The Southwest Articles of Incorporation ("Southwest Charter") and the Southwest Bylaws in effect at the Effective Time will continue to govern Southwest until amended or repealed in accordance with applicable law. The merger is subject to the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency. See "-- Bank Regulatory Matters." Citizens Bank & Trust, a Florida banking corporation and a wholly owned subsidiary of Citizens (the "Bank"), will be merged into First National Bank of Florida, a wholly owned subsidiary of Southwest.

         At the Effective Time, each Citizens Common Share outstanding immediately prior to the Effective Time (other than shares held by Citizens, FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted) will be converted automatically into the right to receive a number of shares, subject to possible adjustment as described below (the "Exchange Ratio"), of FNB common stock, par value $2.00 ("FNB Common Stock"), with such number of shares to be determined by reference to the average of the high and low prices of the FNB Common Stock for a ten (10) -day period generally ending five days prior to closing of the merger (the "FNB Average Price"). If the FNB Average Price is greater than $32.50 but less than $36.75 per share, then the Exchange Ratio shall be determined by reference to the Exchange Ratio Table set forth as Exhibit "A" to Amendment No. 1 to the Merger Agreement, which is attached hereto as Appendix A. Once determined, the FNB Average Price will be rounded to the nearest $.125 and the Exchange Ratio determined by the corresponding number in the Exchange Ratio Table. If however, the FNB Average Price is equal to or greater than $36.75 per share, then the Exchange Ratio shall equal the quotient, rounded to the third decimal place, obtained by dividing 62.07 by the FNB Average Price (in order to provide a number of shares of FNB Common Stock equal in value to $62.07 per Citizens Common Share). If the FNB Average Price is equal to or less than $32.50 per share, then the Exchange Ratio shall equal the quotient, rounded to the third decimal place, obtained by dividing 56.16 by the FNB Average Price (in order to provide a number of shares of FNB Common Stock equal in value to $56.16 per Citizens Common Share).

         The Merger Agreement provides that the Exchange Ratio may be adjusted to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction (other than the 5% stock dividend (the "FNB Stock Dividend") paid on May 24, 1998 to FNB shareholders of record on April 20, 1998). At the Effective Time, any Citizens Common Shares held by Citizens, FNB, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, will be canceled and retired without consideration being paid. Citizens has represented that, as of the Effective Time, there will be no more than 676,795 Citizens Common Shares issued and outstanding. Following the Effective Time and assuming that 676,795 Citizens Common Shares are outstanding at the Effective Time at an FNB Average Price of $33.625 per share and a corresponding Exchange Ratio of 1.717, the former shareholders of Citizens would own 1,162,057 shares, or approximately 6.9%, of the then outstanding FNB Common Stock assuming 16,869,602 shares of FNB Common Stock outstanding immediately prior to the Effective Time). The number of shares of FNB Common Stock to be issued in the merger will be reduced if fewer than 676,795 Citizens Common Shares are outstanding immediately prior to the Effective Time. To the extent that all existing Citizens Options (defined below) are not exercised in full prior to the Effective Time, the number of Citizens Common Shares outstanding will be less than 676,795. As of the Record Date, there were 580,795 Citizens Common Shares outstanding. However, if the FNB Average Price is less than $30.00 per share, FNB will not be required to consummate the merger, and, at its option, may terminate the Merger Agreement.

         No fractional shares of FNB Common Stock will be issued in the merger. Instead, each holder of Citizens Common Shares who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the closing trade price of one share of FNB Common Stock as reported by the Nasdaq National Market on the last trading preceding the closing of the merger (or, if not so reported, by any other authoritative source selected by FNB). No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. See "-- Exchange of Certificates."

         The shares of FNB capital stock outstanding immediately prior to the merger will continue to be outstanding after the Effective Time.

CONVERSION OF CITIZENS OPTIONS

         Options (the "Citizens Options") issued by Citizens to certain officers and former and current directors to purchase an aggregate of 96,000 Citizens Common Shares were outstanding as of the Record Date. To the extent that Citizens Common Shares are issued pursuant to the exercise of Citizens Options in accordance with their terms prior to the Effective Time, they will be converted into FNB Common Stock in the same manner as other Citizens Common Shares. At the Effective Time, each Citizens Option that has not expired and remains outstanding at the Effective Time, shall be converted into and become an option to purchase shares of FNB Common Stock, and FNB shall assume each such Citizens Option in accordance with the stock option agreement by which it is evidenced (collectively, the "Citizens Stock Plans"), except that, from and after the Effective Time, (i) FNB and its compensation committee shall be substituted for Citizens and its compensation committee (including, if applicable, the entire Citizens Board) administering such Citizens Stock Plan,
(ii) each Citizens Option assumed by FNB may be exercised solely for shares of FNB Common Stock, (iii) the number of shares of FNB Common Stock subject to such Citizens Option will be equal to the number of Citizens Common Shares subject to such Citizens Option immediately prior to the Effective Time multiplied by the Exchange Ratio, with cash being paid in lieu of any resulting fraction of a share of FNB Common Stock equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such option, warrant or other right to purchase shares of FNB Common Stock, and (iv) the per share exercise price under each such Citizens Option will be adjusted by dividing the per share exercise price under each such Citizens Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the preceding sentence, each Citizens Option which is an incentive stock option shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. FNB has agreed to take all necessary steps to effectuate the foregoing provisions.

         As soon as practicable after the Effective Time, FNB will deliver to the holders of each Citizens Option an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Citizens Option shall continue in effect on the same terms and conditions (subject to the adjustments described in the above paragraph after giving effect to the merger), and FNB will comply with the terms of each Citizens Option to ensure, to the extent required thereby, that Citizens Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB will take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of Citizens Options assumed by it and to cause such shares to be registered with the Securities and Exchange Commission.

         All restrictions or limitations on transfer with respect to Citizens Common Shares subject to Citizens Options or any other plan, program, or arrangement of Citizens or of any subsidiary of Citizens, to the extent that such restrictions or limitations will not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, will remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to the Merger Agreement. See "-- Interests of Certain Persons in the Merger."

EFFECTIVE TIME OF THE MERGER

         The merger and the other transactions contemplated by the Merger Agreement shall become effective on the date and at the time the Articles of Merger shall have been accepted for filing by the Florida Department of State or such other later date and time as is agreed to by the parties as specified in the Articles of Merger (the "Effective Time"). Unless otherwise agreed by FNB and Citizens, the parties have agreed to use their best efforts to cause the Effective Time to occur on the date of closing and to use their reasonable best efforts to cause the closing to take place on, but not prior to, the fifth business day (as designated by FNB) following the last to occur of (i) the effective date of the last required consent of any state or federal regulatory authority having authority over the merger (including the expiration of all applicable waiting periods following such consents or the delivery of appropriate notices) or (ii) the date on which the shareholders of Citizens approve the Merger Agreement. There can be no assurance as to whether or when the merger will occur. See "The Merger -- Conditions Precedent to the Merger" and "The Merger -- Bank Regulatory Matters."

EXCHANGE OF CERTIFICATES

         Before or as soon as practicable after the Effective Time, First National Bank of Naples, a subsidiary of Southwest (the "Exchange Agent"), will mail to each holder of record of Citizens Common Shares as of the Effective Time a letter of transmittal and related forms (the "Letter of Transmittal") for use in forwarding stock certificates previously representing Citizens Common Shares for surrender and exchange for certificates representing FNB Common Stock. Risk of loss and title to the certificates theretofore representing Citizens Common Shares shall pass only upon proper delivery of such certificates to the Exchange Agent.

         CITIZENS SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of one or more certificates for Citizens Common Shares, together with a properly completed Letter of Transmittal, there will be issued and mailed to the holder thereof a certificate or certificates representing the aggregate number of whole shares of FNB Common Stock to which such holder is entitled pursuant to the Exchange Ratio, together with all declared but unpaid dividends in respect of such shares, and, where applicable, a check for the amount (without interest) representing any fractional share. A certificate for shares of FNB Common Stock, or any check representing cash in lieu of a fractional share or declared but unpaid dividends, may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the Letter of Transmittal and otherwise in proper form for transfer, and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Exchange Agent will issue stock certificates evidencing FNB Common Stock in exchange for lost, stolen, mutilated, or destroyed certificates of Citizens Common Shares only upon receipt of a lost stock affidavit and a bond indemnifying FNB against any claim arising out of the allegedly lost, stolen, mutilated, or destroyed certificate. In no event will the Exchange Agent, FNB, or Citizens be liable to any persons for any FNB Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         On and after the Effective Time and until surrender of certificates of Citizens Common Shares to the Exchange Agent, each certificate that represented outstanding Citizens Common Shares immediately prior to the Effective Time will be deemed to evidence ownership of the number of whole shares of FNB Common Stock into which such shares have been converted, and the holders thereof shall be entitled to vote at any meeting of FNB shareholders. Beginning 30 days after the Effective Time, no shareholder will, however, receive dividends or other distributions on such FNB Common Stock until the certificates representing Citizens Common Shares are surrendered. Upon surrender of Citizens Common Shares certificates, Citizens shareholders will be paid any dividends or other distributions on FNB Common Stock that are payable to holders as of any dividend record date on or following the Effective Time. No interest will be payable with respect to withheld dividends or other distributions. However, voting rights on Citizens Common Shares continue for ninety (90) days after the Effective Time regardless of whether certificates representing Citizens Common Shares have been surrendered.

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER.

         From time to time, Citizens has received informal inquiries from financial institutions and individuals with respect to potential merger or acquisition transactions involving Citizens. Although Citizens generally has advised potential acquisition suitors that it was not interested in any such transactions, Citizens has on occasion entered into confidentiality agreements and exchanged information with such parties. However, none of these informal inquires or preliminary discussions resulted in any formal or informal proposals at such prices or on such terms as to alter Citizens' strategy to continue its operations as an independent institution.

         FNB, which recently had undertaken a series of bank acquisitions in southwest Florida, approached Citizens in mid-February 1998 about a potential business combination. Although the inquiry was informal and indefinite, officials of FNB held several follow-up telephone conferences with Citizens in which they described FNB's Florida strategy and operations, explained the reason for their interest in Citizens, and requested an informal meeting in March 1998 to explore further whether a business combination would be mutually beneficial. During these conversations, Citizens identified, as a condition to even its preliminary consideration of a transaction with FNB, a minimum price range that FNB would have to be willing to consider as a starting point for any future discussions. FNB indicated that it believed that an offer within that price range may be possible, but that further analysis of Citizens would be necessary. Based upon these discussions, Citizens agreed to meet with FNB to discuss the matter further and, as a prelude to such meeting, the parties exchanged various financial information.

         On March 19, 1998, David P. Stone, President of Citizens, and Citizens' directors C. David Carley, Jr., and Alan C. Bomstein met with John Waters, Chief Financial Officer of FNB, to discuss FNB's preliminary interest in a potential business combination with Citizens, including various social issues, and FNB's philosophy in maintaining the community banking nature of its Florida banking operations. At this meeting FNB indicated that it was considering a transaction in which the operations of Citizens would be combined with two other financial institutions located in Pinellas County, Florida; one of which had recently acquired and the other of which FNB was in the process of acquiring. FNB believed that such a structure would achieve the values necessary to satisfy Citizens' minimum price range requirements. Although no formal offer was made at this meeting, FNB suggested that the parties enter into formal negotiations with respect to a merger transaction pursuant to which Citizens shareholders would receive FNB Common Stock in exchange for Citizens Common Shares.

         On March 20, 1998, the Citizens Board held a special meeting to review FNB's preliminary indication of interest and the content of the informal discussions held with FNB to date. The Citizens Board reviewed the history of FNB, the performance of FNB common stock over the past five years, and FNB's community banking philosophy for its Florida subsidiaries. In this regard, the Citizens Board observed that FNB permits its Florida bank subsidiaries to continue with their current community banking practices and local community involvement after their acquisition by FNB. The Citizens Board noted the price range informally discussed by the parties, and the liquidity and value that would be created for its shareholders by receiving FNB Common Stock. Based upon its analysis, the Citizens Board determined that it would be in the best interests of Citizens shareholders to enter into negotiations with FNB. At this meeting, the Citizens Board formally engaged Allan C. Ewing & Co., Inc. ("Ewing"), a firm specializing in financial institutions, to serve as Citizens' financial advisor to assist in negotiations with FNB and to advise on the fairness of any such offer from a financial point of view to the Citizens shareholders. Ewing was selected based on its knowledge of financial institutions, its expertise as a financial advisor in mergers and acquisitions of financial institutions, and its familiarity with Citizens. The Citizens Board also established a special committee ("Special Committee") consisting of Messrs. Stone, Carley, and Bomstein to negotiate the terms of any proposed transaction. On March 27, 1998, Citizens engaged legal counsel to assist it in the negotiations.

         On April 2, 1998, the Special Committee, Ewing, and Citizens' counsel met with representatives of FNB and its legal counsel to negotiate the terms and conditions of a proposed business combination. During these negotiations, FNB made an offer to acquire Citizens in a transaction in which Citizens shareholders would receive 1.515 shares of FNB Common Stock in exchange for each Citizens Common Share.

         On April 3, 1998, the Citizens Board held a special meeting to review the material terms of the FNB offer. Counsel was present at this meeting and advised the Citizens Board of its duties and obligations in analyzing and considering the offer. At this meeting Ewing presented a comparison of Citizens' historical financial results with those of other banks in Florida and the financial terms of recent Florida bank acquisitions. In addition, Ewing provided an analysis of the recent stock performance of FNB Common Stock and noted the lack of liquidity for the Citizens Common Shares. The presentation also included an analysis of FNB's operating performance and dividend payouts by FNB. Ewing compared the financial terms of the offer to comparable transactions of similar institutions and orally expressed its opinion to the Citizens Board that the terms of the offer were fair, from a financial point of view, to the shareholders of Citizens. After further discussion, the Citizens Board unanimously agreed to accept the offer subject to the negotiation of a definitive Merger Agreement. The Citizens Board then authorized the Special Committee to proceed with the negotiation of a definitive Merger Agreement.

         From April 3, 1998 through April 6, 1998, the Special Committee, representatives of FNB, and their respective counsel, negotiated the terms of a definitive Merger Agreement and on April 6, 1998, the Citizens Board held a special meeting to review and consider the terms and conditions of the agreement. Copies of the definitive Merger Agreement were distributed and the Citizens Board reviewed in detail with counsel the material terms of the Merger Agreement and the merger, including the latest changes in the documents resulting from the negotiations with FNB. After discussion and deliberation, the Citizens Board approved the Merger Agreement and the related merger, and immediately thereafter, at the instruction of the Citizens Board, Mr. Stone executed the Merger Agreement.

         By letter dated April 20, 1998, in accordance with the terms of the Merger Agreement, FNB advised Citizens of several items that it had discovered during the course of its due diligence investigation. Although Citizens did not necessarily agree with the conclusions of FNB with respect thereto, the parties agreed to take certain actions to resolve FNB's concerns, including an agreement to revise the Merger Agreement to lower the FNB Average Price at which Citizens could terminate the Merger Agreement from $34.125 to $33.6875 per share.

         On June 29, 1998, the parties further discussed the terms of the Merger Agreement which provided Citizens with the right to terminate the transaction in the event that the FNB Average Price is less than $33.6875 per share. Because the FNB Common Stock had from time to time closed at a price lower than $33.6875 per share during the period between June 15, 1998 and June 29, 1998, the parties determined that it would be prudent to discuss a possible revision of the Merger Agreement. After discussions held throughout the day, the parties agreed to revise the terms of the Merger Agreement to provide that (i) the Exchange Ratio would be determined by reference to schedule attached to the Merger Agreement (see Appendix A) if the FNB Average Price was between $32.50 and $36.75 per share, (ii) if the FNB Average Price was $32.50 per share or less, the Exchange Ratio would adjust to provide for a number of shares of FNB common stock equal in value to $56.16 per Citizens Common Share, (iii) if the FNB Average Price was $36.75 per share or higher, the Exchange Ratio would adjust to provide for a number of shares of FNB common stock equal in value to $62.07 per Citizens common share, (iv) Citizens' right to terminate the Merger Agreement if the FNB Average Price was less than $33.6875 be eliminated, and (v) FNB may terminate the Merger Agreement if the FNB Average Price is below $30.00. On July 7, 1998, the Citizens Board approved the revisions and the parties entered into the First Amendment to the Merger Agreement reflecting their agreement.

         CITIZENS' REASONS FOR THE MERGER.

         In evaluating and determining to approve the Merger Agreement, the Citizens Board, with the assistance of Ewing and outside legal counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the Merger Agreement primarily on the following factors:

         (i) The financial terms of the Merger, including the value of the consideration offered, the premium to book value paid, the prices paid in comparable transactions, relative earnings per share, and the relative shareholders' equity of FNB and Citizens. The Citizens Board also considered the current lack of liquidity for the Citizens Common Shares and the active trading market for the FNB Common Stock.

         (ii) The future prospects of Citizens and possible alternatives to the proposed merger of Citizens with FNB, including the prospects of continuing as an independent institution. The Citizens Board considered the timing of the offer and the prospects for receiving a better financial offer from another institution having the same commitment to providing community banking services to is customers following a merger.

         (iii) The opinion of Ewing that the terms of the merger as provided in the Merger Agreement were fair, from a financial point of view, to Citizens shareholders. The opinion of Ewing is set forth in Appendix C to this Proxy Statement-Prospectus.

         (iv) Information with respect to the financial condition, results of operations, business and prospects of Citizens and the current industry, economic, and market conditions, as well as the risks associated with achieving those prospects.

         (v) The non-financial terms and structure of the Merger Agreement and the proposed merger, in particular, the fact that the merger is intended to qualify as a tax-free reorganization to Citizens shareholders.

         (vi) The business and financial condition and earnings prospects of FNB, the potential growth of FNB Common Stock, and the competence, experience, and integrity of FNB and its management. In this regard, Citizens also considered the increasing commitment of FNB to the Florida banking market and the prospects for additional growth in the Florida market, especially in Citizens' primary market area.

         (vii) The social and economic effects of the merger on Citizens and its employees, depositors, loan and other customers, creditors, and other constituencies of the communities in which Citizens is located. The Citizens Board considered the terms of the employee benefits to be received, the proposed structure and operation of the resultant financial institution as a community bank following the merger, and the commitment to customer quality and service that FNB would provide to Citizens' customers and depositors.

         (viii) The likelihood of the proposed merger being approved by appropriate regulatory authorities.

         Each of the above factors support, directly or indirectly, the determination of the Citizens Board as to the fairness of the Merger Agreement and the related merger. The Citizens Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination; however, the Citizens Board placed special emphasis on the consideration payable in the proposed merger and the receipt of a favorable fairness opinion from its financial advisor. See "-- Opinion of Citizens' Financial Advisor."

         FNB'S REASONS FOR THE MERGER. The FNB Board recognized that the proposed merger with Citizens provides an opportunity to continue to employ FNB's growing capital on the west coast of Florida, one of the fastest growing markets in the United States. This is in contrast to the more mature market areas of Pennsylvania, eastern Ohio, and southwestern New York where FNB had traditionally operated, prior to its acquisitions of Southwest, West Coast Bancorp, Inc., Indian Rocks State Bank, Mercantile Bank of Southwest Florida, West Coast Bank, and Seminole Bank. FNB's management believes that the proposed merger complements FNB's acquisitions on the west coast of Florida and will provide FNB with a greater level of market competitiveness in Pinellas County. Following the merger, Citizens Bank & Trust will be merged into First National Bank of Florida and will be able to draw upon the resources and competencies of FNB's other Florida affiliates to provide a broader range of services and product delivery channels.

OPINION OF CITIZENS' FINANCIAL ADVISOR

         The Citizens Board retained Ewing in late March 1998 to advise Citizens in its negotiations with FNB and for the purpose of rendering its opinion (the "Opinion") to the shareholders of Citizens as to the fairness, from a financial point of view, of the terms of any proposed merger transaction with FNB resulting from the negotiations. A representative of Ewing attended the meeting of the Citizens Board held on April 3, 1998, and at such meeting Ewing delivered its oral Opinion that, as of the date of the meeting and based upon and subject to certain assumptions and market conditions, the offer to the holders of Citizens Common Shares as proposed by FNB was fair, from a financial point of view. Ewing's written Opinion was issued on May 15, 1998. Ewing updated its opinion on July 6, 1998 and reconfirmed that the transaction was fair from a financial point of view to the shareholders of Citizens after reviewing and analyzing the terms of the First Amendment which was entered into by the parties on July 7, 1998.

         Ewing's Opinion is directed to the Citizens Board and does not constitute a recommendation to any Citizens shareholder as to how such shareholder should vote on the merger. Ewing has not been requested to opine as to and the Opinion does not in any manner address the underlying business decision by the Citizens Board to enter into the Merger Agreement and the related merger. No limitations were imposed on the scope of Ewing's analysis or the procedures followed by Ewing in rendering its Opinion.

         In issuing its Opinion, Ewing assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its Opinion as provided by Citizens. Ewing made no independent verification of the supplied information, nor did Ewing conduct a physical inspection of the properties and facilities of Citizens, nor did Ewing make or obtain any evaluation or appraisal of the assets or liabilities of Citizens, nor did Ewing review any credit or loan files from Citizens' loan portfolio. The Opinion is based upon market and economic conditions as they existed on the date of the Opinion. Events occurring after the date of issuance of the Opinion including but not limited to, changes in the market price of securities, the results of operations, or material changes in the value of the assets or liabilities of Citizens could affect the assumptions used and the conclusions of the Opinion.

         The full text of Ewing's Opinion is attached as Appendix C to this Proxy Statement-Prospectus and is incorporated herein by reference. The description of the Opinion set forth herein is qualified in its entirety by reference to Appendix C. Citizens shareholders are urged to read the Opinion in its entirety.

         In arriving at its Opinion, Ewing: (i) reviewed the audited financial statements prepared by Hacker, Johnson, Cohen & Grieb, PA of Tampa, Florida, for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995; (ii) reviewed the Call Reports of Citizens Bank & Trust filed with the regulators reflecting operations of Citizens Bank & Trust for the periods ended March 31, 1998, December 31, 1997, December 31, 1996 and December 31, 1995;
(iii) reviewed the Merger Agreement dated April 6, 1998; (iv) reviewed the budget for the Bank for the year 1998; (v) reviewed the four-year plan for the Bank (1997-2000); (vi) reviewed other financial information concerning Citizens;
(vii) compared the terms of the Merger Agreement with FNB with the terms offered shareholders of comparable institutions in Florida in recent transactions;
(viii) reviewed the public information concerning the operations of FNB; (ix) examined Citizens' market share in the Pinellas County market including other competitive banking institutions active in Citizens' market area; (x) compared Citizens' financial performance with other comparable banking institutions operating in Florida; (xi) reviewed the financial condition of FNB and the impact of the proposed transaction on the market price of the shares of FNB; and
(xii) reviewed the price performance and trading activity in the shares of FNB over the past six months. Ewing had discussions with the management of Citizens concerning its historical operations and future prospects and the decision of the Citizens Board to negotiate with FNB.

         The following paragraphs summarize the most pertinent portions of the financial and comparative analyses prepared by Ewing in arriving at its Opinion. The following summary does not purport to be a complete description of the analyses performed or the matters considered by Ewing in arriving at its Opinion.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its Opinion, Ewing did not attribute any particular weight to any one factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Ewing believes that its analysis must be considered as a whole and that considering any portions of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its Opinion. In its analysis, Ewing made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Citizens' control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In addition, as described above, Ewing's Opinion, along with its presentations to the Citizens Board, was just one of many factors taken into consideration by the Citizens Board.

         TRADING HISTORY OF CITIZENS COMMON SHARES. In view of the fact that the Citizens Common Shares are closely held, Ewing found that there was no meaningful trading market in the Citizens Common Shares.

         SELECTION OF VALUATION METHOD. In valuing financial institutions, Ewing believes that there are several methods available to determine if a prospective transaction is fair, from a financial point of view, to the shareholders of the institution to be acquired. These methods include: (i) Comparison Method: A comparison of the purchase price of the transaction with prices paid for similar banks based on ratios commonly used in the industry, including price/book, price/earnings, and price/deposits; (ii) Control Premium Method: This method only applies to selling companies where there is a public market for their shares, and, as there is not an active market for the shares of Citizens, this method does not apply; (iii) Net Asset or Liquidating Value Method: This method does not apply to healthy banks and is only used in periods of severely depressed markets; (iv) Discounted Cash Flow Method: This method is often used in valuing community banks for the primary purpose of validating valuations determined by the Comparison Method or other methods. This method is based on the ability to forecast earnings and dividends for a period of years with an estimate of the value of a projected sale at the end of the period. The present value of these projected cash flows representing the value of Citizens is determined using an array of discount rates reflecting the credibility of the projections. Earnings for small banks tend to be volatile for many reasons including normal banking activities such as the addition of a new branch, a new marketing program, the hiring of new banking officers, all of which can have an adverse affect on current earnings. For these reasons, earnings projections for smaller banks tend to have less reliability which, in Ewing's opinion, reduces the value of the Discounted Cash Flow method when used as the primary method for valuing community banks. Ewing believes that the Comparison Method provides the soundest choice for determining the fairness of this transaction, but that the Discounted Cash Flow Method is useful in confirming the valuation determined by the Comparison Method.

         ANALYSIS OF COMPARABLE COMPANIES. Using publicly available information including information prepared by SNL Securities, Ewing compared the financial performance of Citizens with two relevant groups of banks.

         In the first group, Ewing compared five performance indicators of Citizens with the average performance of 221 independent Florida community banks. The performance indicators utilized by Ewing for this comparison included the return on average assets for 1997 which was .98% for Citizens vs. 1.02% for the 221 banks; the return on average equity for 1997 which was 9.34% for Citizens vs. 11.00% for the 221 banks; the equity/assets ratio which for Citizens as of December 31, 1997 was 10.12% vs. 9.25% for the 221 Florida banks; the ratio of non-performing assets/assets which for Citizens was .08% vs. .36% for the 221 banks; and the ratio of operating expenses/operating revenues which was 73.10% for Citizens vs. 70.20% for the 221 Florida banks.

         In the second group, Ewing compared four performance indicators of Citizens with the average performance indicators of 10 selected comparable banks which were merged with larger companies in 1997 and 1998. The performance indicators utilized by Ewing for this comparison included the return on average assets which was .98% for Citizens vs. 1.26% for the 10 banks; the return on average equity which was 9.34% for Citizens vs. 14.30% for the 10 banks; the ratio of non-performing assets/assets which was .08% for Citizens vs. .17% for the 10 banks; and the ratio of equity/assets which was 10.12% for Citizens vs. 8.89% for the 10 banks.

         ANALYSIS OF COMPARABLE TRANSACTIONS. Using publicly available information, Ewing reviewed certain terms and financial characteristics of selected transactions involving the acquisition of healthy banks by commercial bank holding companies in 1997 and 1998. In view of Citizens' high asset quality and favorable operating comparisons with the two groups of banks discussed in the Comparable Company Analysis, Ewing selected transactions for comparison purposes involving similarly performing banks in Florida. Ewing initially selected transactions that occurred in a period of similar economic activity, and determined that the period commencing January 1, 1997 through March 31, 1998 was the optimum period for the selection of comparable transactions. Because of the large amount of consolidation activity in the Florida banking market, Ewing determined that there were a sufficient number of transactions involving comparable banks in Florida to provide a sufficiently large universe for comparison purposes. There were 35 transactions that occurred during this period involving Florida banks, and Ewing applied the following criteria in selecting the most comparable transactions: Ewing eliminated all transactions involving selling banks with assets less than $75 million and in excess of $175 million. Ewing eliminated all transactions in which the operations of the acquired bank were unprofitable in the year of acquisition. Ewing eliminated all transactions involving selling banks with non-performing assets in excess of 1.0% of assets. Ewing eliminated all transactions where the selling bank had a return on average assets

("ROAA") in the year of acquisition of less than 1.0% and/or a return on average equity ("ROAE") of less than 8.0%. T he following ten transactions met the above criteria (identified by acquiree/acquiror): CNB Holding/Colonial BancGroup, Montgomery, Alabama; Seminole Bank/FNB Corporation, Hermitage, Pennsylvania; Central Bank/BankUnited Financial, Coral Gables, Florida; West Coast Bank/FNB Corporation, Hermitage, Pennsylvania; Dadeland Bancshares/Colonial BancGroup, Montgomery, Alabama; Bank of Winter Park/Huntington Bancshares, Columbus, Ohio; Florida Gulfcoast/Provident Bancorp, Cincinnati, Ohio; Indian Rocks State Bank/FNB Corporation, Hermitage, Pennsylvania; Great Southern Bancorp/Colonial BancGroup, Montgomery, Alabama; Port St. Lucie National Bank/Seacoast Banking Corporation, Stuart, Florida.

         Ewing utilized the following three ratios that are generally utilized in the industry for comparing the relative prices paid in transactions involving banks: price/book value which was 3.29x for Citizens vs. 2.68x for the ten banks; price/earnings which was 37.00x for Citizens vs. 20.25x for the ten banks; price as a percentage of deposits which was 38.85% for Citizens vs. 27.90% for the ten banks.

         Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of Citizens and the selected companies, Ewing believes that a strict reliance on the quantitative comparable transaction analysis is not meaningful without further qualitative considerations. Ewing believes that the proper use of a comparable transaction analysis would involve qualitative judgments concerning differences between the characteristics of these transactions and the Citizens merger which may have affected the acquisition value of the acquired companies and Citizens. The qualitative factors considered by Ewing in connection with its Opinion included Ewing's views as to the number of potential buyers in each of these transactions and the ability of the acquirors to implement cost savings and business synergies.

         DISCOUNTED CASH FLOW ANALYSIS. Ewing projected the cash flows of Citizens based on Citizens' business plan for the three-year period ended December 31, 2000, assuming that Citizens would remain as an independent bank. For purposes of this analysis, Ewing assumed that all future earnings would be retained and that Citizens would enter into a merger contract as of December 31, 2000, based on the average price/earnings, price/book, and price/deposits ratios that exist currently. These ratios are 2.68x book value, 20.25x earnings, and 27.90% of deposits. The projected sales price of Citizens was determined from these ratios on a weighted basis by giving a 45% weight to price/earnings, a 45% of weight to price/book, and a 10% weight to price/deposits. This projected value for Citizens was then discounted to present value utilizing an array of discount rates of 14%-16%. These rates were selected based on Ewing's estimate of the rate that investors would require in making an investment based on the projected sale of Citizens. Ewing determined that the appropriate discount rate was approximately 15.00%, and this rate was achieved by layering appropriate risk rates which took into consideration the basic riskless rate of Treasury Notes for the indicated time period (three years), the general risks of equity investment, the historical cyclicality of bank earnings in general, and the volatility of small bank earnings.

         Based upon this analysis, Ewing determined that the present value of the projected cash flows was less than the indicated values presented by the Merger Agreement to Citizens shareholders.

         ANALYSIS OF FNB SHARES. Ewing performed an analysis as to the profitability, quality and liquidity of the shares of FNB including a comparison of FNB's operating performance with the average of seven other regional bank holding companies ("BHCs") including AmSouth, Colonial, Compass, Regions, SouthTrust, Union Planters, and Huntington. Ewing observed that FNB produced an ROAA in 1997 of 1.31% vs. an average of 1.21% by the seven BHCs; an ROAE of 15.41% vs. 15.77% for the seven BHCs; NPAs/Assets of .54% vs. 4.5% for the seven BHCs; and FNB had a stronger equity/assets ratio of 8.70% vs. an average of 7.76% for the seven BHCs.

         Ewing reviewed the historical trading prices and volumes for FNB over the past six months and compared the price performance of FNB shares during this period to other regional banks. Ewing found the performance of FNB to be comparable to those of its peers and that FNB shares offer moderate liquidity to its shareholders.

         Ewing observed that as of April 3, 1998, FNB shares were trading at approximately $39.00 per share which represented a multiple of book value of 2.55x and a multiple of 1997 earnings of 24.38x.

         THE FINANCIAL EFFECTS OF THE FIRST AMENDMENT ON THE TERMS OF THE PROPOSED TRANSACTION. On June 29, 1998 the parties agreed in principle to the terms of a First Amendment to the Merger Agreement whereby FNB agreed to issue additional FNB shares to Citizens shareholders subject to the level of the market price of FNB shares for a specified period prior to closing. Ewing analyzed the financial effect of the terms of the First Amendment on the original terms of the Merger Agreement and observed that the new terms will result in a higher price being received by the Citizens shareholders. Ewing also observed that FNB acquired the right to terminate the Merger Agreement if the market price for FNB shares falls below $30.00.

         Ewing determined that the terms of the First Amendment were favorable to the shareholders of Citizens.

         COMPENSATION OF ALLEN C. EWING & CO. Ewing served as financial advisor to Citizens in addition to rendering its Opinion. As compensation for its services, Ewing will earn a fee of approximately $25,000.

CONDITIONS PRECEDENT TO THE MERGER

         The merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of Citizens. Consummation of the merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permitted. Such conditions include (i) the receipt of all required regulatory and governmental consents, approvals, authorizations, clearances, exemptions, waivers, or similar affirmations (and the expiration of all applicable waiting periods following the receipt of such items or the delivery of appropriate notices), provided that such approvals shall not have imposed any condition or restriction that, in the reasonable judgment of the Board of Directors of either party, would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (ii) the receipt, with certain exceptions, of all consents required for consummation of the merger and the preventing of any default under any contract of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party; (iii) the absence of any action by a court or governmental or regulatory authority that restricts, prohibits or makes illegal the transactions contemplated by the Merger Agreement; (iv) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") and the receipt of all necessary approvals under state securities laws, the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the merger; (v) the receipt of a letter dated as of the Effective Time from Ernst & Young LLP to the effect that the merger qualifies to be accounted for as a pooling-of-interests under GAAP; and (vi) the receipt of the tax opinion referred to in "-- Certain Federal Income Tax Consequences."

         In addition, unless waived, each party's obligation to effect the merger is subject to the accuracy of the other party's representations and warranties at the Effective Time and the performance by the other party of its obligations under the Merger Agreement and the receipt of certain closing certificates from the other party. The obligation of FNB to effect the merger also is subject to the receipt of agreements from affiliates of Citizens restricting their ability to sell or otherwise transfer their Citizens Common Shares prior to consummation of the merger or their shares of FNB Common Stock received upon consummation of the merger, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated by the Merger Agreement will qualify for pooling-of-interests accounting treatment. FNB also may terminate the Merger Agreement if, after the latter of the effective date of the last required consent of any regulatory authority or the date Citizens shareholders approve the merger (the "Determination Date"), the FNB Average Price (i.e., the average of the high bid and low asked prices of the FNB Common Stock in the over-the-counter market for the ten consecutive trading days prior to the fifth business day prior to the Determination Date) is less than $30.00. The obligation of Citizens to effect the merger is further subject to (i) Citizens' receipt from Ewing of a letter, dated not more than five business days prior to the date of this Proxy Statement-Prospectus, stating that in the opinion of Ewing, the consideration to be paid is fair, from a financial point of view, to the holders of Citizens Common Shares; (ii) FNB having delivered the consideration to be paid to holders of the Citizens Common Shares; and (iii) Citizens' receipt of a written opinion of Smith, Gambrell & Russell, LLP, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and Citizens. No assurances can be provided as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the party permitted to do so.

         Either Citizens or FNB may waive certain of the conditions imposed with respect to its or their respective obligations to consummate the merger, except for requirements that the merger be approved by Citizens shareholders and that all required regulatory approvals be received.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Under the terms of the Merger Agreement, Citizens has agreed, except as otherwise contemplated by the Merger Agreement, to (i) operate its business only in the usual, regular and ordinary course, (ii) use its reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required for the transactions contemplated by the Merger Agreement without imposition of a condition or restriction which in the reasonable judgement of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgement, have entered into the Merger Agreement.

         In addition, Citizens has agreed that it will not, without the prior written consent of FNB:

                  (a) amend the Citizens Charter, the Citizens bylaws ("Citizens Bylaws"), or other governing instruments of Citizens or any Citizens subsidiary;

                  (b) except for loans secured by a first mortgage on single family owner-occupied real estate, make any unsecured loan or other extension of credit in excess of $100,000, or make any fully secured loan to any person (except those who have received a commitment for a loan or extension of credit prior to the date of the Merger Agreement) in excess of $250,000 (in either case FNB shall object thereto within two business days, and the failure to provide a written objection within two business days shall be deemed as the approval of FNB to make such loan or extend such credit);

                  (c) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of Citizens or any of its subsidiaries to Citizens or any of its subsidiaries) in excess of an aggregate of $100,000 except in the ordinary course of the business consistent with past practices, or impose, or suffer the imposition, with certain exceptions, of a lien on any asset of Citizens or its subsidiaries (other than in connection with deposits, repurchase agreements, bankers acceptances, treasury tax and loan accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and already existing liens);

                  (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Citizens or any subsidiary, or declare or pay any dividend or make any other distribution in respect of its capital stock (except for acquisition of Citizens Common Shares by any Citizens subsidiary in a fiduciary or trust capacity in the ordinary course of business);

                  (e) except for the Merger Agreement, or pursuant to the Stock Option Agreement (attached as Appendix B, the "Stock Option Agreement") or the exercise of the Citizens Options, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Citizens Common Shares or any other capital stock of any Citizens subsidiary, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

                  (f) adjust, split, combine, or reclassify the capital stock of Citizens or any subsidiary or issue or authorize the issuance of any other securities in respect of or in substitution for Citizens Common Shares or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Citizens subsidiary (unless any such shares of stock are sold or otherwise transferred to Citizens or another of its subsidiaries) or
(ii) any asset other than in the ordinary course of business for reasonable and adequate consideration;

                  (g) except for purchases of United States Treasury securities or United States government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly owned subsidiary or otherwise acquire direct or indirect control over any person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement, in which case FNB shall object thereto within two business days, and the failure to object within two business days shall be deemed approval of FNB to make such purchase or investment;

                  (h) grant any material increase in compensation or benefits to the employees or officers of Citizens or its subsidiaries, except in accordance with past practice or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement or as otherwise disclosed; enter into or amend any severance agreements with officers of Citizens or its subsidiaries; grant any material increase in fees or other compensation to directors of Citizens or any of its subsidiaries except in accordance with past practice; or voluntarily accelerate the vesting of any Citizens Options or other employee benefits;

                  (i) except as otherwise disclosed in the Merger Agreement and excluding employment agreements that may be entered into pursuant to the terms of the Merger Agreement, enter into or amend any employment contract (unless such amendment is required by law) that Citizens or one of its subsidiaries does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

                  (j) except as otherwise disclosed in the Merger Agreement, adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than such changes required by law or to maintain the tax qualified status of any such plan;

                  (k) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws, regulatory accounting requirements or GAAP;

                  (l) except as otherwise disclosed in the Merger Agreement, commence any litigation other than in accordance with past practice or settle any litigation for material money damages or restrictions upon the operations of Citizens or any of its subsidiaries;

                  (m) except in the ordinary course of business, modify, amend, or terminate any material contract, other than renewals without a material adverse change of terms, or waive, release, compromise, or assign any material rights or claims;

                  (n) except as otherwise disclosed in the Merger Agreement, except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary of Citizens;

                  (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement; or

                  (p) agree to, or make any commitment to, take any of the actions prohibited by the above paragraphs.

         The Merger Agreement also provides that, except for the transactions contemplated thereby, neither Citizens nor its affiliates or representatives shall, directly or indirectly, solicit any tender offer or exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets of, or other business combination involving Citizens or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Citizens or any of its subsidiaries ("Acquisition Proposal"). Additionally, except to the extent necessary to comply with the fiduciary duties of the Citizens Board, as advised by counsel, neither Citizens nor its affiliates or representatives will provide any non-public information that it is not legally obligated to furnish or negotiate with respect to any Acquisition Proposal, although Citizens may communicate information about such Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations, as advised by counsel.

         In the Merger Agreement, FNB has agreed (i) to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and its business prospects and (ii) to take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement; provided that FNB or any of its subsidiaries may discontinue or dispose of any of its assets or business if FNB determines that such action is desirable in the conduct of its business. FNB further agreed that it will not, without the prior written consent of the Chief Executive Officer of Citizens, which consent shall not be unreasonably withheld, amend the FNB Charter ("FNB Charter") or the FNB Bylaws ("FNB Bylaws") in any manner adverse to the holders of Citizens Common Shares.

MODIFICATION, WAIVER, AND TERMINATION

         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, the provision relating to the consideration to be received by the holders of Citizens Common Shares may not be amended after the Special Meeting in a manner to reduce or modify in any material respect the consideration to be received by the holders of the Citizens Common Shares without the further approval of the holders of the issued and outstanding shares of Citizens Common Shares entitled to vote thereon.

         The Merger Agreement provides that each party may (i) waive any default in the performance of any term of the Merger Agreement by the other party, (ii) waive or extend the time for compliance of fulfillment by the other party of any of its obligations under the Merger Agreement and (iii) waive any of the conditions precedent to its obligations to consummate the merger to the extent legally permitted. Neither of the parties intends, however, to waive any conditions of the merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

         The Merger Agreement may be terminated by mutual agreement of the FNB Board and the Citizens Board. The Merger Agreement may also be terminated by either the FNB Board or the Citizens Board (i) in the event of inaccuracies of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days of written notice of such inaccuracies and which inaccuracy would provide the terminating party the ability to refuse to consummate the merger under the applicable standard set forth in the Merger Agreement; provided that such party is not then in breach of any representation or warranty contained in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement;
(ii) in the event of a material breach of any covenant or agreement in the Merger Agreement by the other party that cannot or has not been cured within 30 days of written notice of such breach; (iii) if the required approval of the Citizens shareholders or any applicable regulatory or governmental authority is not obtained; or (iv) if the merger is not consummated by December 31, 1998; provided that the failure to consummate the merger by such date is not caused by any breach of the Merger Agreement by the terminating party.

         The Merger Agreement may be terminated by FNB in the event that dissenters' rights claimed pursuant to the applicable provisions of the Florida Business Corporation Act ("FBCA") aggregate more than 10% of the issued and outstanding Citizens Common Shares, or if at any time during the period commencing on the Determination Date and ending at the close of business on the day before the Effective Time, if the FNB Average Price shall be less than $30.00 per share. In addition, the Merger Agreement may be terminated by Citizens if (i) at any time prior to the Effective Time, the fairness opinion of Ewing is withdrawn; or (ii) prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the Citizens Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the Citizens shareholders and that the failure to terminate the Merger Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties (each a "Termination Event"). There can be no assurance that the Citizens Board would exercise its right to terminate the Merger Agreement if a Termination Event exists.

         It is not possible to know whether a Termination Event will occur until after the Determination Date or the Effective Time. The Citizens Board has made no decision as to whether it would exercise its termination right in such situation. The Citizens Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time, and would consult with its financial advisers and legal counsel.

         Approval of the Merger Agreement by the shareholders of Citizens at the Special Meeting will confer on the Citizens Board the power, consistent with its fiduciary duties, to elect to consummate the merger in the event of a Termination Event without any further action by, or resolicitation of, the shareholders of Citizens.

STANDSTILL PROVISIONS

         In the event that the Merger Agreement and the related merger are not consummated, FNB will be generally prohibited from purchasing shares of Citizens or soliciting proxies for a period of three (3) years from, in some cases, April 6, 1998 and, if the Merger Agreement is terminated as permitted in Section 10.1 thereof, three (3) years from the date of such termination. This restriction does not prevent FNB from indirectly acquiring any equity securities of Citizens by acquiring a financial institution that owns equity securities of Citizens.

EXPENSES

         In the Merger Agreement, each of the parties has agreed to pay its own expenses and one-half of the printing costs of this Proxy Statement-Prospectus and related materials; provided, however, that in the event of any termination of the Merger Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), FNB shall be entitled to a cash payment from Citizens in an amount equal to $250,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within 12 months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement)). In the event the Merger Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth therein, FNB shall reimburse Citizens for its reasonable out-of-pocket expenses relating to the merger in an amount not to exceed $150,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Smith, Gambrell & Russell, LLP has delivered to FNB and Citizens its opinion that, based upon certain customary assumptions and representations, under federal law as currently in effect, (a) the proposed merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(b) no gain or loss will be recognized by the shareholders of Citizens on the exchange of their Citizens Common Shares for FNB Common Stock pursuant to the terms of the merger to the extent of such exchange; (c) the federal income tax basis of the FNB Common Stock for which Citizens Common Shares are exchanged pursuant to the merger will be the same as the basis of such Citizens Common Shares exchanged therefor (including basis allocable to any fractional interest in any share of FNB Common Stock); (d) the holding period of FNB Common Stock for which Citizens Common Shares are exchanged will include the period that such shares of Citizens Common Shares were held by the holder, provided that such shares were capital assets of the holder; and (e) the receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by FNB, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the fractional share of FNB Common Stock surrendered, which gain or loss will be capital gain or loss if the Citizens Common Shares was a capital asset in the hands of the shareholder.

         THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE AND IS FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF CITIZENS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF FNB COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of Citizens' management and of the Citizens Board have interests in the merger that are in addition to any interests they may have as shareholders of Citizens generally. These interests include, among others, provisions in the Merger Agreement relating to the management of certain FNB subsidiaries after the Effective Time, election or appointment of all members of the Citizens Board to the board of directors of First National Bank of Florida, a subsidiary of Southwest, certain proposed employment agreements and other employee benefits, and indemnification of Citizens directors and officers, as hereinafter described.

         MANAGEMENT POST-MERGER; CITIZENS EMPLOYMENT AGREEMENTS. FNB has agreed to cause all of the Citizens directors to be elected to the Board of Directors of First National Bank of Florida ("First National"), a banking subsidiary of Southwest, for a one-year term following consummation of the merger.

         After the Effective Time of the merger, Citizens Bank & Trust, a wholly owned subsidiary of Citizens, will be merged with and into First National.

         In connection with the proposed merger, David P. Stone, President of Citizens, has entered into an employment agreement with FNB, contingent upon the consummation of the merger. Under this employment agreement, Mr. Stone will, among other benefits, (i) receive a $290,000 bonus upon the consummation of the merger in waiver of his right under his employment agreement with Citizens to receive the Termination Bonus, (ii) be employed for a term of two years, which term automatically renews for successive one year terms unless sooner terminated upon notice sent at least 90 days in advance of the end of the then current term, and (iii) receive a base annual salary of $145,000, adjusted from time to time to reflect merit and an annual cost of living increase similar to similarly positioned officers of FNB. FNB has agreed to assume existing employment agreements of other employees of Citizens.

         INDEMNIFICATION. FNB has agreed that it will, following the Effective Time, indemnify, defend, and hold harmless the current and former directors, officers, employees, and agents of Citizens and its subsidiary against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent then permitted under Florida law and by the Citizens Charter and Citizens Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation. The Merger Agreement further provides that Citizens shall be permitted to purchase two years of extended coverage under its current directors and officers liability insurance policy to provide for continued coverage of its directors and officers with respect to matters occurring prior to the Effective Time.

         CITIZENS OPTIONS. Citizens has granted Citizens Options from time to time to its directors and certain of its executive officers. As of the date of this Proxy Statement-Prospectus, there are outstanding Citizens Options to purchase up to an aggregate of 96,000 Citizens Common Shares. All of the Citizens Options are presently exercisable. The following table sets forth, as of [DATE] (i) the number of Citizens Common Shares subject to such Citizens Options, (ii) the weighted average exercise price of the all Citizens Options held by such person, and (iii) the aggregate equivalent value of such options based on the last sales price of $______ on [DATE] for the FNB Common Stock.

                                                              WEIGHTED AVERAGE
                                    SHARES SUBJECT TO         EXERCISE PRICE PER        AGGREGATE VALUE OF
    NAME                             CITIZEN OPTIONS           CITIZENS OPTIONS          CITIZENS OPTIONS
    ----                            ------------------        ------------------        ------------------
Alan C. Bomstein                           4,000                    $11.23
Roger O. Bouchard                          4,000                    $11.23
James M. Cantonis                          4,000                    $11.23
C. David Carley, Jr.                      24,000                    $10.55
Daniel A. Englehardt                       4,000                    $11.23
William E. Hale                            4,000                    $11.23
F. Wallace Pope, Jr.                       4,000                    $11.23
Albert L. Rogero, Jr.                      4,000                    $11.23
David P. Stone                            28,000                    $10.65 (1)
S. Racine Hall                             6,000                    $10.66 (2)

----------------
(1) Includes 24,000 shares at an exercise price of $10.55 per share and 4,000 shares at an exercise price of $11.23 per share.
(2) Includes 5,000 shares at an exercise price of $10.55 per share and 1,000 shares at an exercise price of $11.23 per share.

         Citizens Options to purchase up to 10,000 Citizens Common Shares are held by former directors of Citizens. The Merger Agreement provides that all outstanding Citizens Options not exercised before the Effective Time will be converted at the Exchange Ratio into options to purchase shares of FNB Common Stock, at a proportionately adjusted per share exercise price.

         OTHER MATTERS RELATING TO CITIZENS EMPLOYEE BENEFIT PLANS. The Merger Agreement also provides that, following the Effective Time, all Citizens employees shall become employees of First National and that Southwest will provide generally to officers and employees of Citizens and its subsidiaries employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by Citizens or those currently provided by Southwest or its subsidiaries to their similarly situated officers and employees, whichever is more favorable to officers and employees of Citizens. After the Effective Time, FNB or its subsidiaries will also honor in accordance with their terms all employment, severance, consulting and other compensation contracts. FNB, however, has entered into a new employment agreement with David P. Stone effective as of the Effective Time. See "-- -- Management Post-Merger; Citizens Employment Agreements" and "-- Certain Relationships and Related Transactions."

         For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than under the Citizens Options) under such employee benefit plans, the service of the employees of Citizens or any of its subsidiaries prior to the Effective Time will be treated as service with FNB or any of its subsidiaries participating in such employee benefit plans.

STOCK OPTION AGREEMENT

         As an inducement and a condition to FNB to enter into the Merger Agreement, FNB and Citizens entered into the Stock Option Agreement whereby Citizens granted FNB the irrevocable Stock Option entitling FNB to purchase, subject to certain adjustments, up to 144,292 Citizens Common Shares, at an exercise price, subject to certain adjustments, of $35.00 per share, payable in cash under the circumstances described below.

         The Stock Option Shares, if issued pursuant to the Stock Option Agreement, would represent (when combined with the Citizens Common Shares already owned by FNB) approximately 19.9% of the Citizens Common Shares issued and outstanding.

         The number of Citizens Common Shares subject to the Stock Option will be increased to the extent that Citizens issues additional Citizens Common Shares (otherwise than pursuant to an exercise of the Stock Option) such that the number of Citizens Common Shares subject to the Stock Option (when combined with the Citizens Common Shares already owned by FNB) continues to equal 19.9% of the Citizens Common Shares then issued and outstanding, after giving effect to the issuance of Citizens Common Shares pursuant to an exercise of the Stock Option. In the event of any change in the Citizens Common Shares by reasons of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, or the like, the type and number of Citizens Common Shares subject to the Stock Option, and the applicable exercise price per Stock Option Share, will be appropriately adjusted and proper provision will be made so that, in the event that any additional Citizens Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Stock Option), the number of Citizens Common Shares that remain subject to the Stock Option will be increased so that, after such issuance and together with Citizens Common Shares previously issued pursuant to the exercise of the Stock Option and the number of shares otherwise beneficially owned by FNB (as adjusted on account of any of the foregoing changes in the Citizens Common Shares), equals 19.9% of the number of Citizens Shares then issued and outstanding.

         FNB or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, by sending written notice after the occurrence of an "Initial Triggering Event" and a "Subsequent Triggering Event" prior to the occurrence of an "Exercise Termination Event" (as such terms are defined herein). The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

                  (i) Citizens, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than FNB or any of its subsidiaries or the Citizens Board shall have recommended that the stockholders of Citizens approve or accept any such Acquisition Transaction other than as contemplated by the Merger Agreement or the Stock Option Agreement. For purposes of the Stock Option Agreement, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction involving Citizens, (y) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of Citizens, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Citizens other than securities acquired by the Citizens officers and directors;

                  (ii) Any person (other than the officers and directors of Citizens) other than FNB, or one of FNB's subsidiaries, acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding Citizens Common Shares (the term "beneficial ownership" for purposes of the Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder pursuant to which a person is the beneficial owner of all shares that such person has direct or indirect voting power or investment power over whether through any contract, arrangement, understanding, relationship or otherwise);

                  (iii) The shareholders of Citizens shall not have approved the transactions contemplated by the Merger Agreement at the Special Meeting, or such Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after the Citizens Board shall have withdrawn or modified, or publicly announced its intention to withdraw or modify, its recommendation that the stockholders of Citizens approve the transactions contemplated by the Merger Agreement, or after Citizens, without having received FNB's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than FNB or one of its subsidiaries;

                  (iv) Citizens shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach would entitle FNB to terminate the Merger Agreement; or

                  (v) Any person other than FNB or one of its subsidiaries, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         The term "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding Citizens Common Shares, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (z) thereof shall be 25%.

         The term "Exercise Termination Event" is defined as the occurrence of any of the following events: (i) the Effective Time of the merger, (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Initial Triggering Event (other than termination due to (A) the failure of FNB to satisfy a condition to closing, (B) failure to obtain the requisite approval of Citizens shareholders following a favorable recommendation by the Citizens Board, or (C) the withdrawal by Allen C. Ewing & Co. of its fairness opinion), (iii) 12 months (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act which provides for the disgorgement to the issuer of any profit realized by an insider as a result of a purchase and sale or sale and purchase of certain equity securities occurring within a six-month period) after termination of the Merger Agreement following the occurrence of an Initial Triggering Event or (iv) such other date as to which the Holder and Citizens agree.

         After a Subsequent Triggering Event and prior to an Exercise Termination Event, FNB (on behalf of itself or any subsequent Holder) may demand that the Stock Option and the related Option Shares be registered under the Securities Act. Upon such demand, Citizens must use its best efforts to effect such registration promptly, subject to certain exceptions. FNB is entitled to two such registrations. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Citizens proposes to register any of its equity securities under the Securities Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Option Shares for sale to the public under the Securities Act, Citizens must give written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB, Citizens is required, subject to certain exceptions, to use its best efforts to effect the registration under the Securities Act of all Common Stock which Citizens has been requested to register by FNB. Citizens is obligated to effect only one such "piggy-back" registration.

         Under applicable law, FNB may not acquire 5% or more of the issued and outstanding shares of Citizens Common Shares without the prior approval of the Federal Reserve Board. In considering whether to approve the acquisition by FNB of shares pursuant to the exercise of the Stock Option, the Federal Reserve Board will generally apply the same standards as in considering whether to approve the merger. See "-- Bank Regulatory Matters -- Federal Reserve Board." Certain other regulatory approvals may also be required before such an acquisition could be completed. FNB has submitted an application seeking Federal Reserve Board approval of its acquisition of up to 19.9% of the outstanding Citizens Common Shares pursuant to a potential exercise of the Stock Option.

         Upon the occurrence of a Repurchase Event (as defined herein) that occurs prior to an Exercise Termination Event (i) at the request of the Holder delivered prior to the Exercise Termination Event (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act), Citizens shall repurchase the Stock Option from the Holder at a price ("Option Repurchase Price") equal to the amount by which (x) the Market/Offer Price (as defined herein) exceeds (y) the Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "Owner") delivered prior to the occurrence of an Exercise Termination Event, Citizens shall repurchase such number of Stock Option Shares from the Owner as the Owner designates at a price per share (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. "Market/Offer Price" means the highest of (A) the price per share of Citizens Common Shares at which a tender offer or exchange offer therefor has been made, (B) the price per share of Citizens Common Shares to be paid by any third party pursuant to an agreement with Citizens, or (C) in the event of the sale of all or a substantial portion of Citizens' assets, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Citizens divided by the number of Citizens Common Shares then outstanding. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be. "Repurchase Event" means (i) the consummation of certain mergers, consolidations or similar transactions involving Citizens or any purchase, transfer or other acquisition of all or a substantial portion of the assets or deposits of Citizens by any person other than FNB or one of its subsidiaries, (such transactions being more fully described in clauses (i), (ii) and (iii) of the paragraph immediately following this paragraph) or (ii) the acquisition by any person, other than FNB or any of its subsidiaries, of beneficial ownership of 50% or more of the then outstanding Citizens Common Shares.

         In the event that prior to an Exercise Termination Event, Citizens enters into an agreement (i) to consolidate with or merge into any person other than FNB or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than FNB or one of its subsidiaries to merge into Citizens with Citizens as the continuing or surviving corporation, but in connection therewith the then outstanding Citizens Common Shares are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding Citizens Common Shares after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its or a significant subsidiary's assets or deposits to any person other than FNB or one of its subsidiaries, then such agreement shall provide that the Stock Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of Citizens' assets or deposits, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Stock Option.

         The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the Highest Closing Price (as defined herein) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised. The repurchase price for the Substitute Shares shall equal the Highest Closing Price multiplied by the number of Substitute Shares to be repurchased. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the three-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares, as the case may be.

         Neither Citizens nor FNB may assign any of its respective rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, FNB, subject to the express provisions of the Stock Option Agreement, may assign in whole or in part its rights and obligations thereunder; provided, however, that until 30 days after the Federal Reserve Board approves an application by FNB to acquire the Stock Option Shares, FNB may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Citizens, (iii) an assignment to a single party (such as a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         No shares shall be issued pursuant to the exercise of the Stock Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction enjoining such exercise.

         The rights and obligations of Citizens and FNB under the Stock Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, applying to the Federal Reserve Board for approval to acquire the Stock Option Shares.

         The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the merger will occur by making it more difficult for another party to acquire Citizens. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 144,292 Citizens Common Shares to be issued may be considered a deterrent to other potential acquisitions of control of Citizens, as it is likely to increase the cost of an acquisition of all the Citizens Common Shares which would then be outstanding.

DISSENTERS' RIGHTS OF CITIZENS SHAREHOLDERS

         The following summary does not purport to be a complete statement of the procedure to be followed by Citizens shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of Sections 1301-1320 of the FBCA, the full text of which is attached as Appendix D to this Proxy Statement-Prospectus. Since the preservation and exercise of dissenters' rights require strict adherence to the provisions of these laws, Citizens shareholders who might desire to exercise such rights should review such laws carefully, timely consult their own legal advisor, and strictly follow the provisions of Florida law. A Citizens shareholder's failure to follow any of the applicable procedures may result in termination or waiver of their dissenters' rights.

         FNB has the right to terminate the Merger Agreement if dissenters' rights claimed under the FBCA aggregate more than 10% of the issued and outstanding Citizens Common Shares. See "The Merger -Modification, Waiver, and Termination."

         Only Citizens shareholders who are shareholders of record as of the close of business on _____________, 1998, the Record Date for the Special Meeting, will have the right to vote on the Merger Agreement and, as a result, be entitled to exercise dissenters' rights under applicable Florida law. A shareholder of Citizens who wishes to exercise their dissenters' rights under Florida law must (i) prior to the vote at the Special Meeting, deliver written notification to Citizens of their intent to demand payment for their shares if the merger is consummated, and (ii) not vote their shares in favor of the Merger Agreement. Neither a vote against approval of the merger nor an abstention from voting constitutes a notice of intent to demand payment sufficient to assert dissenters' rights under Florida law. In addition, since proxies that are signed and returned without specification as to how they should be voted will be voted in favor of the Merger Agreement, a Citizens shareholder who returns such a proxy will not be entitled to exercise dissenters' rights unless he revokes that proxy prior to the vote of Citizens shareholders on the Merger Agreement.

         A Citizens shareholder wishing to exercise his dissenters' rights should, prior to the vote at the Special Meeting, deliver the written notification described above to the Secretary of Citizens at 1150 Cleveland Street, Clearwater, Florida 33755, attention: S. Racine Hall.

         Citizens shareholders who perfect their dissenters' rights will be entitled to demand payment of the "fair value" (determined as described below) for their Citizens Common Shares in lieu of receiving shares of FNB Common Stock in the merger. "Fair value" is defined as the value of the Citizens Common Shares as of the close of business on the day prior to the date on which the Citizens shareholders authorize the Merger, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. Holders of Citizens Common Shares who intend to exercise their dissenters' rights should bear in mind that the "fair value" of their Citizens Common Shares could be more than, the same as, or less than, the consideration they would receive pursuant to the Merger Agreement.

         If Citizens shareholders approve the Merger Agreement at the Special Meeting, Citizens must, within 10 days thereafter, give written notice of such approval to each Citizens shareholder who notified Citizens of their intent to demand payment and who did not vote their shares in favor of the Merger Agreement. Within 20 days after such notice from Citizens, each such shareholder who elects to dissent must file with Citizens a notice of election to dissent (an "Election Notice"), stating their name and address, the number of shares with respect to which they dissent and a demand for payment of the fair value for their shares. The dissenting shareholder must also deposit his Citizens stock certificates with Citizens simultaneously with the filing of his Election Notice.

         Within ten days after the expiration of the period for filing an Election Notice or within ten days after the Merger is effected, whichever is later, (but in no case later than 90 days after Citizens shareholders approve the Merger Agreement), Citizens must make a written offer to pay each dissenting shareholder who has filed an Election Notice an amount that Citizens estimates to be the fair value for their shares. The Citizens offer must be accompanied by the Citizens current balance sheet and profit and loss statement. If the Merger has not been consummated within 90 days after the date on which the Citizens shareholders approve the Merger Agreement, the Citizens offer of payment may be made conditional upon the consummation of the Merger.

         If within 30 days after Citizens makes its offer to pay fair value, the dissenting shareholder accepts the Citizens offer, payment for their shares shall be made within 90 days of the Citizens offer or the consummation of the Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder ceases to have any interest in their shares.

         If Citizens fails to make an offer within the prescribed period or if it makes the offer and any dissenting shareholder fails to accept the offer within the 30-day period, Citizens shall, within 30 days after receipt of an Election Notice given within 60 days after the consummation of the merger, or may, at its election, at any time within 60 days after the consummation of the merger, petition the Circuit Court of Pinellas County, Florida, requesting that the fair value of such shares be determined. The Court shall also determine whether each dissenting shareholder is entitled to payment for their shares. If Citizens fails to institute the proceeding as required, any dissenting shareholder may do so in the name of Citizens. All dissenting shareholders who have not agreed to accept the Citizens offer will be made parties to the action against their shares and are entitled to judgment against Citizens for the amount of the fair value of their shares. The Court may appoint persons as appraisers to receive evidence and recommend a decision on the question of fair value. Citizens will pay each dissenting shareholder the amount found due within 10 days after the Court's final determination. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in their shares.

         The costs and expenses of any such proceeding, including reasonable compensation for appraisers, but excluding the fees for counsel and experts used by any party shall be determined by the Court and assessed against Citizens. However, the Court may assess all or any part of such costs and expenses against a shareholder if the Court finds that the shareholder's refusal to accept the Citizens offer was arbitrary, vexatious, or not in good faith. If the Court determines that the fair value of the shares materially exceeds the amount of the Citizens offer or if Citizens fails to make an offer, the Court may award to any dissenting shareholder reasonable compensation for attorneys and experts employed by such shareholder in the proceeding.

         Once a dissenting shareholder files an Election Notice with Citizens as described above, such shareholder is only entitled to payment as provided by
Section 607.1320 of the FBCA and is not entitled to vote or exercise any other rights as a shareholder. A dissenting shareholder may withdraw their Election Notice in writing at any time before Citizens makes its offer to pay for their shares. After Citizens makes their offer, the Election Notice may be withdrawn only if Citizens consents to the withdrawal.

         The right of a dissenting shareholder to be paid fair value of his shares will cease, and he will be reinstated as a shareholder, with all rights as described in the statute as of the date on which he filed the Election Notice, if one of the following events occurs: (i) the Election Notice is withdrawn; (ii) the Merger Agreement is abandoned or rescinded or the Citizens shareholders revoke the authority to effect the Merger; (iii) no demand or petition of determining fair value by a court has been made or filed within the time limits provided under Section 607.1320 of the FBCA; or (iv) a court of competent jurisdiction determines that the dissenting shareholder is not entitled to the relief provided by that Section.

         Once the merger is effected, FNB will be subject to, and will be required to perform, all of the obligations of Citizens described above. Accordingly, on or after the effective date of the merger, dissenting shareholders of Citizens should send any communications regarding their rights to David B. Mogle, Secretary, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. All communications should be signed by or on behalf of the dissenting Citizens shareholder in the form in which his shares are registered on Citizens' books.

ACCOUNTING TREATMENT

         It is intended that the merger will be accounted for as a pooling-of-interests under GAAP. Citizens and FNB have agreed to use their reasonable efforts to cause the merger, and to take no action that would cause the merger not, to qualify for pooling-of-interests treatment.

         Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FNB and Citizens will be combined at the Effective Time of the merger and carried forward at their previously recorded amounts, and the shareholders' equity accounts of Citizens and FNB will be combined on FNB's consolidated balance sheet and no goodwill or other intangible assets will be created.

BANK REGULATORY MATTERS

         FEDERAL RESERVE BOARD AND OFFICE OF THE COMPTROLLER OF THE CURRENCY. The merger is subject to prior approval by the Federal Reserve Board and the Office of the Comptroller of the Currency (the "OCC"). In determining whether to approve a transaction such as the merger, the Federal Reserve Board and the OCC take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board and the OCC will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

         The Federal Reserve Board and the OCC are prohibited from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board and the OCC must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. Three of FNB's nine banking subsidiaries have an outstanding CRA rating with the appropriate federal regulator. The other six of FNB's banking subsidiaries have a satisfactory rating with the appropriate federal regulator.

         Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and the OCC and authorizes each agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the merger.

         The merger generally may not be consummated until after 15 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise. FNB and Citizens believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the merger will not be material to the financial condition or results of operations of FNB or Citizens prior to the Effective Time, or FNB after the Effective Time.

         In addition, FNB's right to exercise the Stock Option under the Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, because the exercise of the Stock Option under the Stock Option Agreement would result in FNB owning more than 5% of the outstanding Citizens Common Shares. In considering whether to approve FNB's right to exercise the Stock Option, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the merger.

         STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. FNB and Citizens have filed all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other action of any governmental authority. FNB has submitted an application seeking Federal Reserve Board and OCC approval of the merger and seeking Federal Reserve Board approval of its acquisition of up to 19.9% of the outstanding Citizens Common Shares pursuant to a potential exercise of the Stock Option.

         The Merger Agreement provides that the obligation of each of FNB and Citizens to consummate the merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board and OCC. There can be no assurance that any governmental agency will approve or take any other required action with respect to the merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the merger, or that no action will be brought challenging such approvals or action, including a challenge by the United States Department of Justice or, if such a challenge is made, the result thereof.

         FNB and Citizens are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, FNB and Citizens currently contemplate that such approval or action would be sought.

         THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE "-- CONDITIONS PRECEDENT TO THE MERGER." THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

         See "-- Effective Time of the Merger," "-- Conditions Precedent to the Merger" and "-- Modification, Waiver and Termination."

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of FNB Common Stock to be issued to shareholders of Citizens in the merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Citizens or FNB as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of Citizens at the time the merger is submitted for vote or consent of the shareholders of Citizens will, under existing law, require either (a) the further registration under the Securities Act of the shares of FNB Common Stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An "affiliate" of Citizens, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Citizens. In addition, under requirements for pooling-of-interests method of accounting, the shares of FNB Common Stock issued to affiliates are not transferable until such time as financial results covering at least 30 days of combined operations of FNB and Citizens have been published. The foregoing restrictions are expected to apply to the directors, executive officers, and the beneficial holders of 10% or more of the Citizens Common Shares (and to certain relatives or the spouse of any such person and any trusts, estates, corporations, or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by FNB to the transfer agent with respect to the FNB Common Stock to be received by persons subject to the restrictions described above. Citizens has agreed that, not later than 30 days prior to the Effective Time, it will use its best efforts to obtain from each of those persons identified by Citizens as affiliates appropriate agreements that each such individual will not make any further sales of shares of FNB Common Stock received upon consummation of the merger except in compliance with the restrictions described in this paragraph.

VOLUNTARY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         FNB approved a dividend reinvestment and direct stock purchase plan (the "1998 DRP") which became effective in April 1998 and replaced the existing dividend reinvestment plan. The 1998 DRP is available to existing FNB shareholders and shareholders of Citizens who receive shares of FNB Common Stock in the merger, as well as persons who are not already shareholders, and permits participants to purchase shares of FNB Common Stock through reinvestment of dividends on their shares of FNB Common Stock and/or optional cash payments and permits participants to have their shares enrolled in the 1998 DRP held in book-entry form by the plan administrator.

MARKET PRICES

         Since June 16, 1997, FNB Common Stock has traded on the Nasdaq National Market under the trading symbol "FBAN." Prior to June 16, 1997, the FNB Common Stock traded on the Nasdaq SmallCap Market under the same symbol. Stock prices have been adjusted to reflect a 5% stock dividend paid on May 31, 1997. As of June 30, 1998, FNB Common Stock was held of record by approximately 6,400 persons. The following table sets forth the high ask and high bid prices of the FNB Common Stock as reported by the Nasdaq National Market for the periods indicated.

                                                     FNB
                                            HIGH BID     LOW BID
                                            --------     --------
YEAR ENDING DECEMBER 31, 1996:

    FIRST QUARTER .................         19 7/8       17 1/2
    SECOND QUARTER ................         22           19 7/8
    THIRD QUARTER .................         22           21 3/32
    FOURTH QUARTER ................         21 5/16      20 41/64

YEAR END DECEMBER 31, 1997:

    FIRST QUARTER .................         24 5/32      20 55/64
    SECOND QUARTER ................         30 15/32     21 49/64
    THIRD QUARTER .................         30 19/64     28 7/64
    FOURTH QUARTER ................         36 31/32     29 49/64

YEAR END DECEMBER 31, 1998:

    FIRST QUARTER .................         36 3/4       30 15/64
    SECOND QUARTER ................         37 9/64      31 3/4

         There is no established public trading market for the Citizens Common Shares. As of the Record Date, there were 580,795 shares of Citizens Common Shares issued and outstanding held by 201 holders of record. According to records kept by management, since January, 1997, there have been only approximately 61 trades in the Citizens Common Shares involving an aggregate of 66,085 shares. To the best of management's knowledge, which is based on limited and incomplete information, Citizens believes that recently negotiated sales of citizens Common Shares have ranged between $19.00 and $25.00 per share. In view of the extremely limited volume of transactions and the lack of reliable pricing information (because such information is not required to be forwarded to Citizens), there is no assurance that the stated prices paid for the Citizens Common Shares provide a reliable or relevant indication of the value of Citizens Common Shares.

DIVIDENDS

         The following table sets forth the per share cash dividends declared on FNB Common Stock for the periods indicated. Citizens has not paid cash dividends on the Citizens Common Shares during the past two years. The FNB dividends have been adjusted to reflect the 5% FNB Stock Dividend. The ability of either FNB or Citizens to pay dividends to its shareholders is subject to certain restrictions. See "INFORMATION ABOUT FNB" and "INFORMATION ABOUT CITIZENS."

                                                                      FNB
                                                                   DIVIDENDS
                                                                   ---------
YEAR ENDING DECEMBER 31, 1996:

         First Quarter.........................................      0.14
         Second Quarter........................................      0.15
         Third Quarter.........................................      0.15
         Fourth Quarter........................................      0.15

YEAR ENDING DECEMBER 31, 1997:

         First Quarter.........................................      0.15
         Second Quarter........................................      0.15
         Third Quarter.........................................      0.15
         Fourth Quarter........................................      0.15

YEAR ENDING DECEMBER 31, 1998:

         First Quarter.........................................      0.17
         Second Quarter........................................      0.18


                              INFORMATION ABOUT FNB

         FNB is a financial services holding company organized under the laws of the Commonwealth of Pennsylvania and headquartered in Hermitage, Pennsylvania. It provides a broad range of financial services to its customers through its bank and consumer finance subsidiaries in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. FNB's main office is located at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 and its telephone number is
(724) 981-6000.

         FNB was formed in 1974 as the holding company of its then sole subsidiary, First National, formerly First National Bank of Mercer County. Since its formation, FNB has acquired and currently operates eight other bank subsidiaries and one consumer finance company in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. On January 21, 1997, FNB affiliated with Southwest, a Florida corporation and registered bank holding company under the Bank Holding Company Act ("BHCA"), with banking subsidiaries located in Naples and Cape Coral, Florida. On April 18, 1997, FNB affiliated with West Coast Bancorp, Inc. ("WCBI"), a Florida corporation and registered bank holding company under the BHCA, located in Cape Coral, Florida. On June 30, 1997, FNB sold its wholly owned subsidiary, Bucktail Bank and Trust Company, a Pennsylvania state-chartered bank to Sun Bancorp, Inc. ("Sun") in exchange for 13.8% of the outstanding stock of Sun. On October 17, 1997, FNB affiliated with Indian Rocks State Bank (which was subsequently converted to a national bank and renamed First National Bank of Florida), a Florida state bank located in Largo, Florida with assets of approximately $81 million. On November 20, 1997, FNB affiliated with Mercantile Bank of Southwest Florida, a Florida state bank located in Naples, Florida with assets of approximately $122 million. On January 20, 1998, FNB affiliated with West Coast Bank, a Florida state bank located in Sarasota, Florida with assets of approximately $107 million. On May 29, 1998, FNB completed its affiliation with Seminole Bank, a Florida state bank, located in Seminole, Florida with assets of approximately $91 million. After considering the acquisition of Seminole, on a consolidated basis, FNB had approximately $2.9 billion in consolidated assets, approximately $2.5 billion in deposits and 111 offices.

         FNB, through its subsidiaries, provides a full range of financial services, principally to consumers and small- to medium-sized businesses in its market areas. FNB's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. FNB has emphasized its community orientation by generally preserving the names and local boards of directors of its subsidiaries, by allowing its subsidiaries autonomy in decision-making and thus enabling them to respond to customer requests more quickly, and by concentrating on transactions within its market areas. However, while FNB has sought to preserve the identities and autonomy of its subsidiaries, it has established centralized credit analysis, loan review, investment, audit and data processing functions. The centralization of these processes has enabled FNB to maintain consistent quality of these functions and to achieve certain economies of scale.

         FNB's lending philosophy is to minimize credit losses by following uniform credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio, maintaining a relatively modest average loan size and conducting ongoing review and management of the loan portfolio. FNB is an active residential mortgage lender, and its commercial loans are generally to established local businesses. FNB does not have a significant amount of construction loans, and has no highly leveraged transaction loans or loans to foreign countries.

         No material portion of the deposits of FNB's bank subsidiaries has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the business of FNB.

         FNB has four other operating subsidiaries, Penn-Ohio Life Insurance Company ("Penn-Ohio"), Mortgage Service Corporation, F.N.B. Building Corporation and F.N.B. Investment Corporation. Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by FNB's subsidiaries. These activities are incidental to FNB banking business. Mortgage Service Corporation services mortgage loans for unaffiliated financial institutions and F.N.B. Building Corporation owns real estate that is leased to certain of its affiliates. FNB Investment Corporation holds equity securities and other miscellaneous assets on behalf of FNB.

         As of July 1, 1998, FNB and its subsidiaries had approximately 1,200 full-time equivalent employees.

         As part of its operations, FNB regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, FNB regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, FNB publicly announces such material acquisitions when a definitive agreement has been reached.

         For further information about FNB, reference is made to the FNB Annual Report on Form 10-K for the year ended December 31, 1997, Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and the Current Reports on Form 8-K filed on February 13, 1998, April 3, 1998 and July 6, 1998, all of which are incorporated herein by reference. Shareholders of Citizens desiring copies of such documents may contact FNB at its address or telephone number indicated under "INFORMATION INCORPORATED BY REFERENCE."

                           INFORMATION ABOUT CITIZENS

GENERAL

         Citizens, a Florida corporation organized on August 29, 1991, is a bank holding company registered under the BHCA whose primary subsidiary and principal asset is the Bank, a Florida state-chartered banking corporation. Citizens owns all of the outstanding capital stock of the Bank. Through its ownership of the Bank, Citizens is engaged in a general commercial banking business and its primary source of earnings is derived from income generated by the Bank. In addition to the Bank, Citizens also owns CBORE, Inc., a Florida corporation and wholly-owned subsidiary of Citizens formed in July 1997 for the sole purpose of holding the ownership of foreclosed real estate. At December 31, 1997, and March 31, 1998, CBORE, Inc. held no foreclosed real estate and was engaged in no substantial business activities. As of March 31, 1998, Citizens, on a consolidated basis, had total assets of approximately $121.2 million, net portfolio loans of approximately $72.7 million, total deposits of approximately $103.4 million, and shareholders' equity of approximately $11.5 million. Unless the context otherwise requires, references herein to Citizens include Citizens and its subsidiaries on a consolidated basis.

         The Bank, headquartered in Clearwater, Florida, was organized in 1986 and is not a member of the Federal Reserve System. The Bank engages in general commercial banking and related businesses from its six full service banking locations located in Pinellas County, Florida. Three of these offices, including the main office, are located in Clearwater, Florida. The remaining branches are located in Dunedin, Belleair, and Palm Harbor, Florida.

         The business of the Bank consists of attracting deposits from the general public in the areas served by its banking offices and applying those deposits, together with funds derived from other sources, to the origination of a variety of consumer, commercial, and residential real estate loans in Pinellas County and surrounding areas. The revenues of the Bank are derived primarily from interest on, and fees received in connection with, its lending activities, from interest and dividends from investment securities and short-term investments, and from fees received from its fiduciary and trust services. The principal sources of funds for the Bank's lending and investment activities are its deposits, amortization and prepayment of loans, and the maturity and repayments of investment securities. The principal expenses of the Bank are the interest paid on deposits and operating and general and administrative expenses.

         As a general commercial bank, the Bank offers a broad range of commercial, consumer, and residential real estate loans, and provides a variety of corporate and personal banking services to individuals, businesses, and other institutions located in its market area. In order to attract funds for loans, the Bank's deposit services include certificates of deposit, individual retirement accounts ("IRAs") and other time deposits, checking and other demand deposit accounts, interest paying checking accounts ("NOW accounts"), savings accounts and money market accounts. The transaction accounts and time certificates are tailored to the principal market areas at rates competitive to those in the area. All deposit accounts are insured by the FDIC up to the maximum limits permitted by law. The Bank also offers ATM cards (with access to local, state, national, and international networks), safe deposit boxes, wire transfers, direct deposit, and automatic drafts for various accounts. In addition, the Bank has a trust department which specializes in personal trust and estate services. Securities and other property held by the trust department in a fiduciary capacity do not constitute assets of the Bank and are not included in balance sheets of Citizens.

         The Bank is subject to examination and comprehensive regulation by the Florida Department of Banking and Finance (the "Department") and the FDIC. As is the case with banking institutions generally, the Bank's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the FDIC and the FRB. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

MARKET AREA

         The Bank's operations are based in Clearwater, Florida and its market area covers all of Pinellas County. Management of the Bank believes that its principal markets have been (i) the expanding residential market within its primary market area, (ii) the established commercial, small business, and professionals in its market area, and (iii) affluent individuals for whom fiduciary and trust services are provided. Businesses and individuals are solicited through the personal efforts of the Bank's directors and officers.

LENDING ACTIVITIES

         The primary source of income generated by the Bank is from the interest earned from both its loan and investment portfolios. To develop business, the Bank relies to a great extent on the personalized approach of its directors and officers who have extensive business and personal contacts in the community. Citizens has attempted to maintain diversification when considering investments and the approval of loan requests. Emphasis has been placed on the borrower's ability to generate cash flow sufficient to support its debt obligations and other cash related expenses.

        Lending activities include commercial and consumer loans, and loans for residential purposes. Commercial loans include collateralized and uncollateralized loans for working capital (including inventory and receivables), business expansion (including real estate acquisitions and improvements), and purchases of equipment and machinery. Consumer loans include collateralized and uncollateralized loans for the purchase of automobiles, boats, home improvement, and personal investments. The Bank provides personal and corporate credit cards, VISA or MasterCard credit cards, as issued by a correspondent bank which assumes all liabilities relating to underwriting of the credit applicant. The Bank also originates a variety of residential real estate loans, including the origination of conventional mortgages collateralized by first mortgage liens to enable borrowers to purchase, refinance, or to improve homes or real property. In addition, such loans include those made to individual borrowers collateralized by first mortgage interests on unimproved parcels of real estate zoned for residential homes on which such borrower intends to erect their personal residence. To a lesser extent, the Bank also has made land acquisition and development loans and construction loans to developers of residential properties for construction of residential subdivisions and multi-family residential projects.

         At March 31, 1998, Citizens net loan portfolio was $72.7 million representing 60.0% of total assets. As of such date, the Bank's net loan portfolio consisted of 23.4% commercial, loans, 66.1% real-estate mortgage loans, 0.7% real estate construction loans and 9.8% installment or consumer loans.

COMPETITION

         The Bank encounters strong competition both in attracting deposits and in the origination of loans. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies as well as the availability of nationwide interstate banking has created a highly competitive environment for financial service providers in the Bank's primary market area. In one or more aspects of its business, the Bank has competed with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries operating in its market area and elsewhere. Most of these competitors, some of which are affiliated with large bank holding companies, have substantially greater resources and lending limits, and may offer certain services that the Bank does not provide. In addition, many of The Company's non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and state chartered and federally insured banks.

         The Bank's primary market area is served by 25 commercial banks with 262 offices, 6 savings and loan associations with 34 offices, for a total of 296 offices. As of June 30, 1997, the total reported deposits in the primary market area were approximately $13 billion.

         Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality of the services rendered, the convenience of banking facilities, and, in the case of loans to commercial borrowers, relative lending limits.

EMPLOYEES

         At March 31, 1998, the Bank employed 61 full-time and 8 part-time employees. None of these employees are covered by a collective bargaining agreement and management believes that its employee relations are good.

DESCRIPTION OF PROPERTY

         The principal executive and administrative offices of Citizens and the Bank are located at 1150 Cleveland Street, Clearwater, Florida 33755 and such offices also serve as the Bank's primary banking facility. This facility, consists of approximately 32,000 usable square feet on four floors, situated on 4 acres of land owned by the Bank. The first floor which is a comprised of a lobby, customer service, inside teller stations, safe deposit booths, the vault, and the Bank's trust department, is the location of the primary retail banking operations at the main office. The second floor houses a conference room facility, executive offices, loan operations, data processing, bookkeeping, accounting, marketing, and compliance. The third and fourth floors are leased to tenants on a full service basis with approximately 3,400 square feet available for lease at this time. The Bank's main office also includes five outside drive-in teller operations.

         The 49th Street Branch is a 3,200 square foot branch office located at 11030 - 49th Street, Clearwater, Florida. The facility includes a lobby, with four teller stations, one executive office, a safe deposit/vault area and two outside drive-in teller operations. The Bank owns the land, consisting of approximately 0.8 acres, and all improvements thereon.

         The Countryside Branch is a 3,200 square foot branch office located at 1255 Belcher Road North, Dunedin, Florida. The facility includes a lobby, with four teller stations, one executive office, a safe deposit/vault area and two outside drive-in teller operations. The Bank owns the land, of approximately
0.75 acres, and all improvements thereon.

         The Island Estate Branch is a 2,800 square foot facility located at 100 Island Way, Clearwater, Florida 33767. The facility includes a lobby, with four teller stations, one executive office, a safe deposit/vault area and two outside drive-in teller operations. The Bank owns the land, consisting of approximately
0.75 acres, and all improvements thereon.

         The Palm Harbor/East Lake Woodlands Branch is a 2,954 square foot facility located at 1100 East Lake Road, Palm Harbor, Florida. The facility includes a lobby, with four teller stations, one executive office, a safe deposit/vault area and two outside drive-in teller operations. The Bank owns the land, consisting of approximately 0.8 acres, and all improvements thereon.

         The Belleair Branch is a 2,000 square foot facility located at 601 Indian Rocks Road North, Belleair, Florida. The facility includes a lobby, with three teller stations, one executive office, a safe deposit/vault area and no drive-in teller operations. The Bank leases 4,200 square feet at this location pursuant to a lease which expires December 31, 2000. The lease provides two options to renew the lease for additional six-year terms. Under the lease, Citizens pays a base rent of approximately $4,757 per month. The rent is adjustable every two years based upon changes in the consumer price index. The Bank is responsible for utilities and maintenance of the interior of the facility. The Bank subleases approximately 2,200 square feet of this facility to a law firm for approximately $2,492 per month.

LEGAL PROCEEDINGS

         Citizens and the Bank are periodically parties to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, foreclose on loan defaults, claims involving the making and servicing of real property loans, and other issues incident to the Bank's business. Management is not aware of any proceeding threatened or pending against Citizens or the Bank which, if determined adversely, would have a material effect on the business or financial position of Citizens or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has had various loan and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of Citizens (or an associate of such person). All such transactions: (i) have been made in the ordinary course of business; (ii) have been made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At March 31, 1998, the total dollar amount of extensions of credit to directors, executive officers and Citizens principal shareholders identified below, and any of their associates (excluding extensions of credit which were less than $60,000 to any one such person and their associates) were $1,932,000 and $90,000, respectively, which represented approximately 16.8% and 0.8%, respectively, of total shareholders' equity.

         Each non-employee director of The Company and the Bank is paid a $500 fee for each meeting of The Company or the Bank attended and a $100 fee for each committee meeting attended.

         Mr. Stone entered into an employment agreement with the Bank on December 16, 1986 which is terminable by the Bank at its discretion. The agreement provides, among other things, for a base salary which is determined annually by the Bank's executive compensation committee. Currently, Mr. Stone's base salary is $143,530. In the event Mr. Stone is terminated "without cause", he is entitled to receive severance pay in an amount equal to two times the highest rate of compensation paid to him during the term of his employment agreement. If, however, Mr. Stone's employment is terminated "without cause" or is voluntarily terminated by him following any buyout, takeover, merger, acquisition, or reorganization of the Bank, then Mr. Stone is entitled to three times such highest compensation amount.

         Messrs. Stone and Carley each entered into a Non-Qualified Deferred Compensation Agreement with the Bank on August 1, 1996 whereby certain retirement payments are to be made to them following their retirement. The annual retirement payments which are to be paid to Mr. Stone for the 15 year period following retirement will be equal to 70% of the annual salary paid immediately prior to his retirement. The receipt of the full value of such payments are subject to certain vesting requirements, and will not fully vest until 5 years after the date of the agreement except upon a "Change of Control" (as defined in the agreement), in which case the benefits vest immediately. Mr. Carley's agreement is similar except that such retirement benefits have been determined ($11,826 per month), such payments have commenced, and such payments will continue for a period of 9 years and 11 months from the date of the agreement. Mr. Carley's agreement also provides that the Bank shall attempt to offer Mr. Carley a board of directors position with any successor or acquiring institution to the extent possible and advisable.

         In connection with the proposed merger of Citizens and the Bank with and into FNB subsidiaries, David P. Stone, President of Citizens, has entered into an employment agreement with FNB, contingent upon the consummation of the merger. Under this employment agreement, Mr. Stone will, among other benefits,
(i) receive a $290,000 bonus upon the consummation of the merger in waiver of his right under his employment agreement with Citizens to receive the Termination Bonus, (ii) be employed for a term of two years, which term automatically renews for successive one year terms unless sooner terminated upon notice sent at least 90 days in advance of the end of the then current term, and
(iii) receive a base annual salary of $145,000, adjusted from time to time to reflect merit and an annual cost-of-living increase comparable to similarly positioned officers of FNB. See "The Merger --Interests of Certain Persons in the Merger".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Citizens Common Stock as of April 30, 1998, by: (i) each director and certain executive officers of Citizens, (ii) all directors and executive officers of Citizens as a group, and
(iii) each person known to Citizens to own beneficially more than 5% of the outstanding shares of the Citizens Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Citizens Common Stock owned by them.

                                                                                CURRENT BENEFICIAL OWNERSHIP
                                                                            ------------------------------------
                                                                               NUMBER                PERCENT
NAME OF BENEFICIAL OWNER                                                    OF SHARES (1)          OF CLASS (2)
------------------------                                                    -------------          -------------
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

Robert Banks..........................................................       13,500                   2.32%
Alan C. Bomstein......................................................       22,261  (3)(4)            .81%
Roger O. Bouchard.....................................................       18,363  (3)              3.14%
James M. Cantonis.....................................................        8,000  (3)              1.37%
C. David Carley, Jr...................................................       47,548  (5)              7.86%
Daniel A. Engelhardt..................................................       51,800  (3)(6)           8.86%
William E. Hale, M.D..................................................       19,363  (3)(7)           3.31%
F. Wallace Pope, Jr...................................................       16,906  (3)(8)           2.89%
Albert L. Rogero, Jr..................................................       25,250  (3)              4.32%
David P. Stone........................................................       38,363  (9)              6.30%

All Directors and Officers as a group (12 persons)....................      261,354 (10)             39.20%

OTHER PRINCIPAL SHAREHOLDERS

John P. McCorkle......................................................       58,000                   9.99%
   1214 S. Myrtle Avenue
   Clearwater, FL  33756

(1) In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership with sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) In calculating the percentage ownership for a given individual or group, the number of Citizens Common Shares outstanding includes unissued shares subject to outstanding options exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group.
(3) Includes currently exercisable options to purchase up to 4,000 Citizens Common Shares.
(4) Includes 1,627 Common Shares held in a profit sharing trust of Creative Construction, Inc., a corporation owned by Mr. Bornstein.
(5) Includes 2,000 Common Shares held by his father's estate and which he has shared voting power, and currently exercisable options to purchase up to 24,000 Citizens Common Shares.
(6) Includes 44,400 Common Shares held in two separate family trusts, each of which Mr. Engelhardt serves as a trustee.
(7) Includes 12,590 Common Shares held by Mr. Hale's professional corporation.
(8) Includes approximately 8 Common Shares held in a profit sharing plan for Mr. Pope's benefit.
(9) Includes currently exercisable options to purchase up to 28,000 Citizens Common Shares.
(10) Includes 86,000 Citizens Common Shares which may be acquired by such officers and directors, as a group, within 60 days upon exercise of options held by them.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                          PLAN OF OPERATION OF CITIZENS

GENERAL

         Citizens' principal asset is its ownership of the Bank and, as a result, Citizens' results of operations is primarily dependent on the results of operations of the Bank. The Bank conducts a general commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of loans for commercial, consumer, and residential purposes. The Bank's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid on these balances.

         Net interest income is dependent upon the Bank's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. During 1997, the Bank maintained a net yield on average earning assets of 5.25%. The net yield is impacted by interest rates, deposit flows, and loan demands.

         Additionally, the Bank's profitability also is affected by such factors as the level of non-interest income and expenses, the provision for loan losses, and the effective tax rate. Non-interest income consists primarily of service charges and other fees, rental income, and income from fiduciary activities. Non-interest expenses primarily consist of compensation and benefits, occupancy related expenses, and other operating expenses.

         The following discussion and analysis of earnings and related financial data is presented herein to assist investors in understanding the financial condition and results of operations of the Bank for the fiscal years ended December 31, 1997 and 1996, and with respect to the three month period ended March 31, 1998 compared to the three month period ended March 31, 1997. Results for the three month period ended March 31, 1998, may not be indicative of the results for the entire year ending on December 31, 1998. This discussion should be read in conjunction with the consolidated financial statements and related footnotes presented elsewhere herein.

RESULTS OF OPERATIONS

         Comparison of the Three Months Ended March 31, 1998 and 1997.

         For the three months ended March 31, 1998, Citizens reported net earnings of approximately $294,000 or $0.49 basic earnings per share, and $0.47 diluted earnings per share, as compared to net earnings of $257,000 or $0.43 basic earnings per share, and $0.41 diluted earnings per share for the three-month period ending March 31, 1997, an increase of approximately $37,000. Net earnings for the three-month period ending March 31, 1998 were approximately 14.4% higher than the three months ended March 31, 1997 due principally to an increase in net interest income, partially offset by an increase in noninterest expenses. Net interest income increased to approximately $1,337,000 for the three months ended March 31, 1998 compared with approximately $1,124,000 for the three months ended March 31, 1997. A substantial portion of this increase was attributable to an increase in interest income on the Bank's loan portfolio volume.

         The Bank's total assets at March 31, 1998 were approximately $121.2 million, an increase of $11.4 million or 10.3%, from March 31, 1997. This increase was primarily due to an increase in the Bank's loan portfolio partially offset by a decrease in cash and cash equivalents.

         The Bank's loans at March 31, 1998, totalled approximately $72.7 million, net, or approximately 60.0% of total assets. The net loan portfolio consisted of $17.0 million of commercial loans, $48.6 million of real estate construction and mortgage loans, and $7.1 million of consumer loans. The allowance for loan losses has increased from approximately $844,000 at March 31, 1997 to $848,000 at March 31, 1998. The loan loss allowance represents approximately 1.2% of total loans, down from 1.4% at March 31, 1997.

         Comparison of the Fiscal Years Ended December 31, 1997 and 1996

         For the year ended December 31, 1997, Citizens reported net earnings of approximately $1,052,000, or $1.74 basic earnings per share, and $1.67 diluted earnings per share, as compared to net earnings of approximately $379,000 or $0.63 basic earnings per share, and $0.60 diluted earnings per share, for the year ended December 31, 1996. The 1997 net earnings compares favorably to net earnings for the year ended December 31, 1996 due principally to an increase in net interest income and a decrease in noninterest expenses. Net interest income for the year ended December 31, 1997 was approximately $4,800,000, or 5.3% of average earning assets, as compared to $4,582,000 or 5.6% for the year ended December 31, 1996. The increase in net interest income was primarily due to an increase in the average loan portfolio balance partially offset by an increase in the average balance of deposits. The increase in net earnings was partially offset by an increase in interest expense and income taxes. Additionally, the Bank's provision for loan losses was $97,000 in 1997 as compared to a negative provision of $168,000 in 1996. See "Management's Discussion and Analysis of Financial condition and Results of Operations -- Net Interest Income" and "--Provisions for Loan Losses."

         Citizens' total assets at December 31, 1997 was approximately $117.0 million, an increase of approximately $16.3 million, or 16.2%, from December 31, 1996. This increase was primarily due to an increase in the Bank's loan portfolio balance of approximately $14.7 million from December 31, 1996 compared to the same period ended 1997.

         The Bank's loans at December 31, 1997, totalled approximately $72.4 million, or approximately 61.9% of total assets. As noted above, of the $72.4 million loans, $19.0 million were commercial loans, $46.1 million were real estate construction and mortgage loans, and $7.3 million were installment loans. The allowance for loan losses has decreased from $844,000 at December 31, 1996 to $840,000 at December 31, 1997. The loan loss allowance represents approximately 1.2% of total loans, down from 1.5% at December 31, 1996. Management believes the current level in the allowance for loan losses is adequate to absorb potential losses in the loan portfolio. See "Management's Discussion and Analysis or Plan of Operations of Citizens -- Provisions for Loan Losses."

NET INTEREST INCOME

         Net interest income, which constitutes the principal source of income for the Bank, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The principal interest-earning assets are loans made to businesses and individuals. Interest-bearing liabilities primarily consist of time deposits, interest paying checking accounts (referred to as NOW accounts), retail savings deposits and money market accounts. Funds attracted by these interest-bearing liabilities are invested in interest-earning assets. Accordingly, net interest income depends upon the volume of average interest-earning assets and average interest-bearing liabilities and the interest rates earned or paid on them.

         Net interest income for the three month periods ended March 31, 1998 and 1997 was approximately $1.3 million and $1.1 million respectively, and the net yields on average interest-earning assets were 5.31% and 5.19%, respectively. Net interest income increased primarily due to the increase in the interest earned on the Bank's loan portfolio which was partially offset by the increase in the interest on the Bank's deposits.

         Net interest income for the fiscal years ended December 31, 1997 and 1996 totalled approximately $4.8 million and $4.6 million, respectively, and the net yields on average interest-earning assets were 5.25% and 5.61%, respectively. Total interest expense for the year ended December 31, 1997 and 1996, was approximately $2.7 million and $2.1 million respectively, and the average cost of interest bearing liabilities for the respective periods were 3.9% and 3.6%, respectively. The decline in net interest margin was the result of an increase in the weighted average interest rates on deposit accounts. Management does not consider the decline to be indicative of any future trend.

         The following table shows for each category of interest-earning assets and interest-bearing liabilities, the average amount outstanding, the interest earned or paid on such amount, and the average rate earned or paid for the years ended December 31, 1997 and 1996. The table also shows the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities, and the net yield on average interest-earning assets for the same periods.

COMPARATIVE AVERAGE BALANCES, INTEREST, AND AVERAGE YIELDS

                                                                                    YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------------------------------
                                                                            1997                              1996
                                                              -------------------------------  ----------------------------------
                                                                           INTEREST                          INTEREST
                                                                  AVERAGE   INCOME/    YIELD/   AVERAGE       INCOME/    YIELD/
                                                                BALANCE (1) EXPENSE     RATE   BALANCE (1)    EXPENSE     RATE
                                                                ----------- -------    ------  -----------    -------    -----
                                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:

   Loans, net (2)(3)......................................     $ 63,088    $ 5,766      9.14%    $55,147     $ 5,157      9.35%

   Investment securities (4)..............................       22,239      1,346      6.05      21,444       1,304      6.08

   Federal funds sold.....................................        6,171        338      5.48       5,120         269      5.25
                                                               --------    -------      ----     -------     -------      ----
     Total interest-earning assets/interest/
        income average rate paid..........................       91,498      7,450      8.14%     81,711       6,730      8.24%
                                                               --------    -------      ====     -------     -------      ====

Non-interest earning assets:

   Cash and due from banks................................     $  6,220                          $ 5,768

   Bank premises and equipment, net.......................        5,591                            4,966

   Other assets...........................................        3,577                            2,329
                                                               --------                          -------
     Total noninterest-earning assets.....................       15,388                           13,063
                                                               --------                          -------
         Total assets.....................................     $106,886                          $94,774
                                                               ========                          =======

INTEREST-BEARING LIABILITIES:
   Deposits:

     Interest-bearing savings, money market, NOW deposits.     $ 39,585    $ 1,163      2.94%    $31,640      $  752      2.38%

     Time deposits........................................       25,888      1,347      5.20      24,872       1,281      5.15

   Borrowings.............................................        3,114        140      4.50       2,986         115      3.85
                                                               --------    -------      ----     -------      ------      ----
         Total interest-bearing liabilities/interest/
             expense/average rate paid....................       68,587      2,650      3.86%     59,498       2,148      3.61%
                                                               --------    -------      ====     -------       -----      ====

Non-interest bearing liabilities:

   Non-interest bearing deposits..........................     $ 26,043                          $23,989

   Other liabilities......................................          993                              734
                                                               --------                          -------
     Total non-interest bearing liabilities...............       27,036                           24,723
                                                               --------                          -------
         Total liabilities................................       95,623                           84,221
                                                               --------                          -------

Stockholders' equity......................................       11,263                           10,553
                                                               --------                          -------
         Total liabilities and shareholders' equity.......     $106,886                          $94,774
                                                               ========                          =======

Net interest income.......................................                 $ 4,800                            $4,582
                                                                           =======                            ======
Net yield on average earning assets (5) ..................                              5.25%                             5.61%
                                                                                        =====                             ====

------------------------------
(1)      Average balances are average daily balances.
(2)      Non-accruing loans included in computation of average balances.
(3) Interest income on loan includes net amortization of deferred costs of $107,098 in 1997 and $141,683 in 1996.
(4) Principally taxable. Tax exempt interest income has not been calculated on a tax equivalent basis.
(5) The net yield on average earning assets is the net interest income divided by average interest-earning assets.

RATE/VOLUME INTEREST ANALYSIS

         The following table sets forth certain information regarding changes in interest income and interest expense of Citizens for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in rate (change in rate multiplied by prior volume), (ii) changes in volume (change in volume multiplied by prior rate), and (iii) changes in rate/volume (change in rate multiplied by change in volume).

                                                                                YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------------------------------
                                                          1997 COMPARED TO 1996                      1996 COMPARED TO 1995
                                                    INCREASE (DECREASE) DUE TO CHANGE IN:      INCREASE (DECREASE) DUE TO CHANGE IN:
                                                    -------------------------------------      -------------------------------------
                                                                           RATE/   TOTAL                               RATE/  TOTAL
                                                    RATE     VOLUME(1)     VOLUME  CHANGE         RATE     VOLUME(1)  VOLUME  CHANGE
                                                    ------   -----------------------------------------------------------------------
                                                                               (DOLLARS IN THOUSANDS)

INTEREST EARNING ASSETS:

   Loans, net (2)..................................  $(116)   $742         $(17)   $609            $(186)   $ 325    $(11)   $ 128
   Investment securities ..........................     (6)     48           --      42              (69)     (10)      1      (78)
   Other interest earning assets ..................     12      56            1      69              (44)     (92)     11     (125)
                                                     -----    ----         ----    ----            -----    -----    ----    -----
     Total interest income ........................   (110)    846          (16)    720             (299)     223       1      (75)
                                                     -----    ----         ----    ----            -----    -----    ----    -----

INTEREST BEARING LIABILITIES:

   Savings, money market and NOW deposits .........    177     189           45     411              (70)     (90)      7     (153)
   Time deposits ..................................     12      52            2      66               37      208       8      253
   Other borrowings ...............................     19       5            1      25               (8)     (27)      1      (34)
                                                     -----    ----         ----    ----            -----    -----    ----    -----
     Total interest expense .......................    208     246           48     502              (41)      91      16       66
                                                     -----    ----         ----    ----            -----    -----    ----    -----

   Change in net interest income...................  $(318)   $600         $(64)   $218            $(258)   $ 132    $(15)   $(141)
                                                     =====    ====         ====    ====            =====    =====    ====    =====

(1) Non-accruing loans are included in the average volumes used in calculating this table.
(2) Interest income on loan includes net amortization of deferred costs of $107,098 in 1997 and $141,683 in 1996.


PROVISION FOR LOAN LOSSES

         Through the three month period ended March 31, 1998, a provision for loan losses by the Bank was made in the amount of approximately $35,000 as compared to no provision for the three month period ended March 31, 1997. The provision (credit) for loan losses was approximately $97,000 and $(168,000) for the years ended December 31, 1997 and 1996, respectively. The Bank has determined the appropriation of its loan loss allowance from an analysis of its actual loss experience applied to its current loan portfolio; management believes this methodology adequately reflects the risks associated with its loan portfolio.

         The targeted level of loan loss allowance has been based upon management's continual review of the loan portfolio. Management reviews the loans by type and nature of collateral and establishes an appropriate provision for loan losses based upon historical charge-off experience, the present and prospective financial condition of specific borrowers, industry concentrations within the loan portfolio, size of the credit, existence and quality of any collateral, profitability, and general economic conditions.

         The total allowance for loan losses has decreased from approximately $844,000 (or 1.5% of total loans) in 1996 to approximately $840,000 (or 1.2% of total loans) in 1997. The Bank had loans on non-accrual status of $90,078 and $306,571 as of December 31, 1997 and 1996, respectively.

         Although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used. Material additions to the Bank's allowance for loan losses would result in a decrease in the Bank's net earnings and capital. See "Management's Discussion and Analysis or Plan of Operations of Citizens Allowance for Loan Losses."

NON-INTEREST INCOME

         For the three months ended March 31, 1998 and 1997, non-interest income was approximately $365,000 and $330,000, respectively, an increase of approximately 10.8%. The increase was primarily due to increased revenues from service charges and fees.

         Non-interest income increased to approximately $1,380,000 for the year ended December 31, 1997, from $1,131,000 for the same period ended 1996, an increase of 22.1%. The increase in non-interest income was primarily the result of an increase in income from fiduciary activities.

         The following table summarizes the major components of non-interest income for the periods indicated.

                                                                        THREE MONTHS
                                                                            ENDED             YEARS ENDED
                                                                          MARCH 31            DECEMBER 31
                                                                     ---------------      -----------------
                                                                      1998      1997       1997       1996
                                                                     -------    ----      ------    -------
                                                                             (DOLLARS IN THOUSANDS)
    Other service charges and fees........................           $  52     $  50      $  234     $  204
    Service charges on deposit accounts...................              87        72         312        314
    Income from fiduciary activities......................             120       123         469        308
    Other income..........................................             106        85         365        305
                                                                     -----     -----      ------     ------
       Total Non-interest income..........................           $ 365     $ 330      $1,380     $1,131
                                                                     =====     =====      ======     ======


NON-INTEREST EXPENSE

         Non-interest expense for the three months ended March 31, 1998 and 1997, totalled approximately $1,223,000 and $1,065,000, respectively. The increase was due primarily to an increase in advertising and promotion expenses associated with a new advertising campaign that began in the last quarter of 1997.

         Non-interest expense decreased from approximately $5,348,000 for the year ended December 31, 1996, to $4,503,000 for the year ended December 31, 1997, due primarily to a decrease in employee compensation and benefits as the Bank recognized expense of approximately $1.2 million in 1996 for deferred compensation plans partially offset by an increase in occupancy expense.

         The relationship of non-interest expense to average assets was 4.21% and 5.64% for 1997 and 1996, respectively.

         The following table summarizes the various categories of non-interest expense for the periods indicated.

                                                   THREE MONTHS
                                                       ENDED              YEARS ENDED
                                                     MARCH 31             DECEMBER 31
                                                 ----------------      -----------------
                                                  1998      1997        1997       1996
                                                 ------    ------      ------     ------
                                                         (DOLLARS IN THOUSANDS)
Salaries and employee benefits .........         $  645    $  599      $2,410     $3,411
Occupancy expense ......................            195       190         812        687
Advertising and promotion ..............            121        43         299        246
Deposit insurance premiums .............              3         2          10          2
Other operating expenses ...............            259       231         972      1,003
                                                 ------    ------      ------     ------
    Total non-interest expense .........         $1,223    $1,065      $4,503     $5,349
                                                 ======    ======      ======     ======


INCOME TAX EXPENSE

         For the three month period ended March 31, 1998 and 1997, the Bank's provision for income taxes was approximately $150,000 and $131,000, respectively. The increase was the result of increased earnings for the three month period in 1998 as compared to 1997.

         For the year ended December 31, 1997, the Bank's provision for income taxes was approximately $528,000 as compared to $153,000 for the year ended December 31, 1996, as a result of increased earnings during 1997. The effective tax rate was 33.4% and 28.8% for the years ended December 31, 1997 and 1996, respectively. During 1996, tax-free interest income constituted a larger percentage of earnings before income taxes, which earnings were lower in 1996 because of higher net expenses associated with deferred compensation agreements adopted in 1996, thereby resulting in a lower effective tax rate in 1996 than in 1997.

ASSET/LIABILITY MANAGEMENT

         Management seeks to maintain a program of asset and liability management designed to limit its vulnerability to interest rate risk. The principal measure of the Bank's exposure to interest rate risk is its interest rate sensitivity "gap" which is the difference between interest rate sensitive assets and liabilities. An asset or liability is considered to be interest rate sensitive if it will reprice or mature within the time period analyzed, usually one year. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. When the opposite occurs, the gap is considered to be negative. During periods of increasing interest rates, a negative gap would tend to adversely affect net income while a positive gap would tend to result in an increase in net interest income. During periods of decreasing interest rates, the inverse would tend to occur. If the maturities of the Bank's assets and liabilities were equally flexible and moved concurrently, the impact of any material or prolonged increase (or decrease) in interest rates or net interest income would be minimal.

         The Bank's asset and liability policies are directed toward matching, to the extent possible, its interest rate sensitive assets and liabilities to achieve and maintain a satisfactory differential between its interest income and interest expense regardless of the general level and movement of interest rates. To this end, an Asset and Liability Management Committee ("ALCO Committee") reviews on a regular basis the duration of asset and liability categories.

         The Bank's cumulative one-year gap at December 31, 1997 was a negative $19,807,000 (or -17% expressed as a percentage of total assets). The negative one year gap figure is due significantly to the large amount of NOW accounts held by the Bank. Despite the negative cumulative one year gap, the Bank has not experienced any decline in deposit balances due to changes in interest rates. However, there can be no assurance that any substantial and prolonged increase in market interest rates would not have an adverse impact on the Bank's results of operations.

         The following tables set forth the interest rate-sensitive assets and liabilities of the Bank at December 31, 1997, which are expected to mature or are subject to repricing in each of the time periods indicated. The tables may not be indicative of the Bank's rate sensitive position at other points in time. The balances have been derived based on the financial characteristics of the various assets and liabilities. Adjustable and floating rate assets are included in the period in which interest rates are next scheduled to adjust rather than their scheduled maturity dates. Fixed rate loans are shown in the periods in which they are scheduled to be repaid. Repricing of time deposits is based on their scheduled maturities. Deposits without a stated maturity are regarded as readily accessible withdrawable accounts

INTEREST RATE SENSITIVITY ANALYSIS AS OF DECEMBER 31, 1997

                                                                            TERM TO REPRICING
                                                       -----------------------------------------------------------
                                                        1 TO 3    3 TO 6    6 TO 12     1 TO 5      5+
                                                        MONTHS    MONTHS    MONTHS      YEARS     YEARS     TOTAL
                                                       --------  --------  --------   --------  --------  --------
                                                                         (DOLLARS IN THOUSANDS)

INTEREST-EARNING ASSETS:

  Investment securities (1).........................   $ 11,387  $  1,991  $  2,756   $  7,479  $  4,068  $ 27,681
  Loans.............................................     19,546     3,868     7,370     39,835     1,778    72,397
                                                       --------  --------  --------   --------  --------  --------
     Total interest-earning assets..................     30,933     5,859    10,126     47,314     5,846   100,078
                                                       --------  --------  --------   --------  --------  --------

INTEREST-BEARING LIABILITIES:

  Savings, Money Market and NOW deposits............     41,721       ---       ---        ---       ---    41,721
  Time deposits.....................................      7,887     5,684     7,999      6,811         2    28,383
  Repurchase Agreements.............................      3,434       ---       ---        ---       ---     3,434
                                                       --------  --------  --------   --------  --------  --------
     Total interest-bearing liabilities.............     53,042     5,684     7,999      6,811         2    73,538
                                                       --------  --------  --------   --------  --------  --------

Interest sensitivity gap per period.................    (22,109)      175     2,127     40,503     5,844  $ 26,540
                                                       --------  --------  --------   --------  --------  --------

Cumulative gap......................................   $(22,109) $(21,934) $(19,807)  $ 20,696  $ 26,540
                                                       ========  ========  ========   ========  ========

Cumulative ratio of interest-earning assets.........
  to interest-bearing liabilities...................       0.58      0.63     0.70        1.28      1.36
                                                       ========  ========  ========   ========  ========

Cumulative gap to total assets......................      (0.19)    (0.19)   (0.17)       0.18      0.23
                                                       ========  ========  ========   ========  ========



-----------------------------
(1)  Includes Federal funds sold and Federal Home Loan Bank Stock

                              FINANCIAL CONDITION

LENDING ACTIVITIES

A primary source of income for the Bank is the interest earned on loans. At December 31, 1997, the Bank's total assets were approximately $117.0 million as compared to $100.6 million at December 31, 1996, and net loans of $71.6 million representing 61.2% of the total assets for 1997 as compared to net loans of $56.9 million representing 56.6% of the total assets in 1996. Management believes that the increase in net loans from

1996 to 1997 is primarily attributable to increased loan demand resulting from a stronger local economy as well as its reputation among business and individuals located in its primary market area as an independent community bank.

         The following table sets forth the composition of the Bank's loan portfolio by type of loan for the periods indicated.

LOAN PORTFOLIO COMPOSITION


                                                                                 AT DECEMBER 31,
                                                                      ----------------------------------------
                                                                             1997                  1996
                                                                      -----------------       ----------------
                                                                      AMOUNT       %          AMOUNT       %
                                                                      -------    -----        -------    -----
                                                                                (DOLLARS IN THOUSANDS)

TYPE OF LOAN:

  Commercial.............................................             $19,038     26.3%       $14,765     25.6%
  Real estate construction ..............................               1,956      2.7%         1,092      1.9%
  Real estate mortgage (1)...............................              44,111     60.9%        33,877     58.8%
  Installment loans to individuals.......................               7,292     10.1%         7,928     13.7%
                                                                      -------    -----        -------    -----
     Total loans.........................................              72,397    100.0%        57,662    100.0%
                                                                                 =====                   =====

LESS:

  Deferred loan costs....................................                  59                      83
  Allowance for loan losses..............................                (840)                   (844)
                                                                      -------                   -----
    Total loans, net.....................................             $71,616                 $56,901
                                                                      =======                 =======

------------
(1) Includes both commercial and residential real estate mortgage loans.

         The Bank generally does not retain long-term fixed rate residential mortgage loans in its portfolio.

         The following table sets forth the maturities of certain loan categories at December 31, 1997:

LOAN MATURITY SCHEDULE

                                                                           AT DECEMBER 31, 1997
                                                             --------------------------------------------------
                                                                                DUE AFTER 1
                                                                  DUE IN 1        YEAR BUT    DUE AFTER

                                                             YEAR OR LESS(1)  BEFORE 5 YEARS   5 YEARS    TOTAL
                                                             ---------------  --------------   -------    -----
                                                                           (DOLLARS IN THOUSANDS)

Commercial loans.........................................        $ 7,063         $10,667       $ 1,308    $19,038
Real estate construction.................................              0             123         1,833      1,956
Real estate mortgage (2).................................          6,620          22,062        15,429     44,111
Installment Loans to Individuals.........................          1,430           5,862             0      7,292
                                                                 -------         -------       -------    -------
   Total loans (3).......................................        $15,113         $38,714       $18,570    $72,397
                                                                 =======         =======       =======    =======

-------------------

(1) Includes demand loans, loans having no stated schedule of repayment and no stated maturity, and overdrafts.
(2)      Includes both commercial and residential real estate mortgages.
(3)      Excluding deferred fees and allowance for loan losses.

         The following table sets forth as of December 31, 1997, the dollar amounts of the above loans due after one year which had predetermined interest rates and which had floating or adjustable rates.

                                                                                  AT DECEMBER 31, 1997
                                                                                 ----------------------
                                                                                 DOLLAR AMOUNT OF LOANS
                                                                                 ----------------------
                                                                                 (DOLLARS IN THOUSANDS)

Type of Interest Rate:

     Predetermined rate, maturity greater than one year.....................      $34,083
     Floating or adjustable due after one year..............................       23,201
                                                                                  -------
     Total..................................................................      $57,284
                                                                                  =======


LOAN CLASSIFICATION

         Management has sought to maintain a high quality of assets through conservative underwriting and sound lending practices. Management has followed this policy even though it may have caused it to forego the funding of higher yielding loans. Approximately 61% of the loans at December 31, 1997 in the Bank's portfolio are collateralized by first mortgage liens on commercial real estate, and one-to-four-family residences which historically have carried relatively low credit risk. The level of delinquent loans and foreclosed real estate as of the period end also is relevant to the credit quality of the loan portfolio.

         In an effort to maintain the quality of the loan portfolio, management has sought to minimize higher risk types of lending and additional precautions have been taken when such loans are made in order to reduce the Bank's risk of loss. Generally, construction loans present a higher degree of risk to a lender depending, among other things, whether the borrower has permanent financing in place at the end of the loan period, whether the project is income producing in the interim, and the nature of the change in economic conditions, including changing interest rates. With respect to its real estate related loans, there can be no assurance that a downturn in the value of the real estate on the central west coast of Florida will not have a material adverse impact on the profitability of the Bank's loans. However, as part of its loan portfolio management strategy, the Bank has typically required a substantial percentage of the purchase price as a down payment, and as collateral for the loan, a first mortgage interest in the entire property to be encumbered, not just the proportionate value of the property which relates to the amount loaned. Management believes that such precautions have reduced the Bank's exposure to the risks associated with a downturn in real estate values.

         Commercial loans also entail certain additional risks since they usually involve large loan balances to single borrowers or a related group of borrowers, resulting in a more concentrated loan portfolio. Further, since their repayment is usually dependent upon the successful operation of the commercial enterprise, they also are subject to adverse conditions in the economy. Commercial loans are generally riskier than residential mortgages because they are typically made on the basis of the ability to repay from the cash flow of a business rather than on the ability of the borrower or guarantor to repay. Further, the collateral underlying commercial loans may depreciate over time, and occasionally cannot be appraised with as much precision as real estate, and may fluctuate in value based on the success of the business. Commercial loans on the central west coast of Florida tend to be sensitive to the fluctuations of the tourist and construction industries, the mainstays of the local economy.

         While there is no assurance that the Bank will not suffer any losses on its construction loans or its commercial real estate loans, management believes that it has reduced the risks associated therewith because, among other things, substantially all of such loans relate to owner-occupied projects, projects where the borrower has received permanent financing commitments from which the Bank will be repaid, and projects where the borrower has demonstrated to management that its business will generate sufficient income to repay the loan. In this regard, the Bank has made a few land acquisition and development loans and construction loans to developers of residential properties for the construction of real estate subdivisions and multi-family housing projects. The Bank primarily enters into agreements with individuals who are familiar to the Bank and are residents of the Bank's primary market area.

         In addition to maintaining high quality assets, management has attempted to limit the Bank's risk exposure to any one borrower or borrowers with similar or related entities. As of March 31, 1998, the Bank has extended credit in excess of $2.0 million to only 6 borrowers. The current outstanding balance of these 6 credits is approximately $8.9 million. Other commercial banks have participated in, and are participating in, these loan agreements so that the Bank would not exceed its legal lending limits in existence at that time. As of March 31, 1998, all of these loans were performing in accordance with their contractual terms.

         Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. The Bank, on a routine basis, evaluates these concentrations for purposes of policing its concentrations and to make necessary adjustments in its lending practices that most clearly reflect the economic times, loan to deposit ratios, and industry trends. As of March 31, 1998, total loans to any particular group of customers engaged in similar activities or having similar economic characteristics did not exceed 10% of total loans. However, as indicated above, a substantial natural geographical concentration of credit risk exists within the Bank's primary market area.

         The Board of Directors of the Bank concentrates its efforts and resources, and that of its senior management and lending officials, on loan review and underwriting procedures. The Bank utilizes the services of an independent audit firm to perform periodic loan review procedures. Internal controls include a loan review specialist employed by the Bank, who performs on-going reviews of loans made to monitor documentation and ensure the existence and valuations of collateral. The Bank's Loan Committee reviews monthly all loans subject to close monitoring due to internal policy guidelines. In addition, senior loan officers of the Bank have established a review process with the objective of quickly identifying, evaluating, and initiating necessary corrective action for marginal loans. The goal of the loan review process is to address watch, substandard and non-performing loans as early as possible. Combined, these components are integral elements of the Bank's loan program which has resulted in its loan portfolio performance to date. Nonetheless, management maintains a cautious outlook in anticipating the potential effects of uncertain economic conditions (both locally and nationally) and the possibility of more stringent regulatory standards.

         Loans, including impaired loans, generally, have been classified by the Bank as non-accrual if they are past due as to maturity or payment of principal or interest for a period of more than ninety days, unless such loans are well collateralized in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as non-accrual. Loans that are on a current payment status or past due less than ninety days may also be classified as non-accrual if repayment in full of principal and/or interest is in doubt. Loans are not returned to accrual status until principal and interest payments are brought current and future payments appear certain.

         Interest accrued and unpaid at the time a loan is placed on non-accrual status is reversed with a corresponding reduction in interest income. While a loan is classified as non-accrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case that a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

         Real estate acquired by the Bank as a result of foreclosure or acceptance of deeds in lieu of foreclosure is classified as foreclosed real estate. These properties are recorded on the date acquired at the lower of fair value less estimated selling costs or the recorded investment in the related loan. If the fair value after deducting the estimated selling costs of the acquired property is less than the recorded investment in the related loan, the estimated loss is charged to the allowance for loan losses at that time. The resulting carrying value established at the date of foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair value less estimated selling costs of the property becomes less than its cost, the deficiency is charged against earnings as a provision for losses on foreclosed real estate. Costs relating to the developmental improvement of the property are capitalized, whereas those relating to holding the property for sale are charged as an expense. At December 31, 1997 and 1996 the Bank had no foreclosed real estate.

         In addition, the Bank performs ongoing reviews of its new and existing loans to identify, evaluate, and initiate corrective action for substandard or doubtful loans. As of March 31, 1998, the Bank has classified approximately 10 loans to 8 borrowers as either substandard or doubtful representing aggregate borrowings of $461,633.

         The following table sets forth certain information with respect to the Bank's non-accrual loans and accruing loans which are contractually past due 90 days or more as to principal or interest.

NON-PERFORMING ASSETS

                                                                                           AT DECEMBER 31
                                                                                     -----------------------
                                                                                       1997            1996
                                                                                     -------         -------
                                                                                      (DOLLARS IN THOUSANDS)

NON-ACCRUAL LOANS:
   Commercial ..................................................................     $    90         $   28
   Real estate mortgage.........................................................          --            279
                                                                                     -------         ------
   Total non-accrual loans......................................................          90            307
Accruing loans contractually past due 90 days or more...........................          --             17
                                                                                     -------         ------
   Total non-performing loans...................................................          90            324
Foreclosed real estate and other assets.........................................          --             --
                                                                                     -------         ======
   Total non-performing assets..................................................     $    90         $  324
                                                                                     =======         ======
Total non-performing assets to total assets.....................................         .08%          0.33%
                                                                                     =======         ======


         The total amount of loans over ninety days past due totalled approximately $0, $0, and $17,121 as of March 31, 1998, December 31, 1997, and December 31, 1996, respectively. The approximate amount of interest on non-accrual loans which would have been recorded as income under the original terms of such loans was $3,056 for the three months ended March 31, 1998, and $18,364 and $20,988 for the fiscal years ended December 31, 1997 and 1996, respectively. The amount of interest income collected on non-accrual loans that was included in net income for the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996 was approximately $0, $0, and $5,845, respectively. The amount of interest income accrued on loans contractually past due ninety days or more at March 31, 1998, and at December 31, 1997 and 1996 was approximately $0, $0, and $357, respectively.

ALLOWANCE FOR LOAN LOSSES

         In originating loans, the Bank recognizes that loan losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan as well as general economic conditions. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, the Bank's historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality.

         The allowance for loan losses has been established through charges to earnings in the form of a provision for loan losses. Increases and decreased in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance.

         Management actively monitors the Bank's asset quality and to charge-off loans against the allowance for loan losses when appropriate or to provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the economic conditions in the assumptions used in making the initial determinations.

         The Bank's allowance for loan losses was $848,000 at March 31, 1998 (1.2% of total loans), an increase of $8,000 over the allowance for loan losses at December 31, 1997. The allowance for loan losses represents 1.2% of portfolio loans at both March 31, 1998 and December 31, 1997 respectively. The Bank had $32,000 for loan charge-offs and $5,000 in recoveries on previously charged-off loans for the three month period ended March 31, 1998 and $120,000 of charge-offs and $19,000 of recoveries for the fiscal year ended December 31, 1997. Management believes it maintains an adequate allowance for loan losses.

         The following table sets forth an analysis of the Bank's allowance for possible loan losses for the periods indicated.

SUMMARY OF LOAN LOSS EXPERIENCE

                                                                                  YEARS ENDED DECEMBER 31,
                                                                                ----------------------------
                                                                                    1997            1996
                                                                                ------------    ------------
                                                                                   (DOLLARS IN THOUSANDS)

Average net loans outstanding during the year .................................   $ 63,088        $ 55,147
                                                                                  ========        ========
Total net loans outstanding at year end........................................   $ 71,617        $ 56,901
                                                                                  ========        ========
Beginning balance of allowance for loan losses.................................   $    844        $  1,023
                                                                                  --------        --------
Loans charged-off during period:

     Commercial................................................................        (66)             --
     Real estate mortgage......................................................        (16)             (5)
     Installment loans to individuals..........................................        (38)            (11)
                                                                                  --------        --------

Total loans charged-off........................................................       (120)            (16)
                                                                                  --------        --------
Recoveries during period of loans previously charged-off:
     Commercial................................................................          4               4
     Real estate mortgage......................................................         14              --
     Installment loans to individuals..........................................          1               1
                                                                                  --------        --------
           Total recoveries....................................................         19               5
                                                                                  --------        --------
Net loans charged-off during period............................................       (101)            (11)
                                                                                  --------        --------
Provisions (credit) for loan losses............................................         97            (168)
                                                                                  --------        --------
Balance of allowance at end of period..........................................   $    840        $    844
                                                                                  ========        ========
Net charge-offs during period to average net loans.............................       0.16%           0.02%
                                                                                  ========        ========
Allowance as a percentage of non-performing loans..............................     933.33%         274.92%
                                                                                  ========        ========


         The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of an allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                                           AT DECEMBER 31,
                                                                            ---------------------------------------------
                                                                                 1997                           1996
                                                                            --------------                 --------------
                                                                              % OF LOANS                      % OF LOANS
                                                                             IN CATEGORY                    IN CATEGORY
                                                                  AMOUNT    TO TOTAL LOANS      AMOUNT     TO TOTAL LOANS
                                                                  ------------------------      -------------------------
                                                                                                       (DOLLARS IN THOUSANDS)
Commercial .....................................................  $ 270          26.3%          $ 233           25.6%
Real estate mortgage............................................    476          60.9%            519           58.8%
Real estate construction........................................     20           2.7%             11            1.9%
Installment loans to individuals................................     74          10.1%             81           13.7%
                                                                  -----         -----           -----          -----
     Total allowance for credit loss............................  $ 840         100.0%          $ 844          100.0%
                                                                  =====         =====           =====          =====


         The allowance for loan losses represented 1.2% of the gross loans outstanding at December 31, 1997 and 1.5% of the gross loans outstanding at December 31, 1996.

         Impaired loans by type of loan as of December 31, 1997 and 1996 are as follows:

                                                                                          AT DECEMBER 31
                                                                                      ---------------------
                                                                                        1997         1996
                                                                                      --------     --------
                                                                                      (DOLLARS IN THOUSANDS)

Commercial.........................................................................     $ 90        $  28
Real estate construction...........................................................        -            -
Real estate mortgage...............................................................        -          279
Installment........................................................................        -            -
                                                                                        ----        -----
        Total......................................................................     $ 90        $ 307
                                                                                        ====        =====

         The measurement of impaired loans is based on the fair value of the loan's collateral. The measurement of non-collateral dependent loans is based on the present value of expected future cash flows discounted at the historical effective interest rate. The components of the allowance for loan losses are as follows:

                                                                                          AT DECEMBER 31
                                                                                      ---------------------
                                                                                        1997         1996
                                                                                      --------     --------
                                                                                      (DOLLARS IN THOUSANDS)
Impaired loans.....................................................................     $  50        $   -
Other..............................................................................       790          844
                                                                                        -----        -----
     Total allowance for loan losses ..............................................     $ 840        $ 844
                                                                                        =====        =====

INVESTMENT ACTIVITIES

         At March 31, 1998, the Bank had an unrealized gain net of tax of $50,609, which was shown as an increase of shareholders' equity as compared to a gain of $61,729, net of taxes as of December 31, 1997.

         At March 31, 1998, the Bank's investment portfolio totaled approximately $24,800,000, compared to $21,588,000 at December 31, 1997. The portfolio at March 31, 1998 consisted of United States treasury securities, federal agency obligations, obligations of states and political subdivisions, and mortgage-backed securities. At March 31, 1998, the portfolio includes approximately $4.8 million of Collateralized Mortgage Obligations ("CMOs") which meet all regulatory requirements for investment purposes.

         The following table summarizes the carrying value of the Bank's investment portfolio as of the dates indicated.

INVESTMENT SECURITIES PORTFOLIO

                                                                                 AT DECEMBER 31,
                                                                             ----------------------
                                                                               1997          1996
                                                                             --------      --------
                                                                             (DOLLARS IN THOUSANDS)
HELD TO MATURITY (1):

   U.S. Treasury securities............................................     $    495        $   494
   U.S. Government Agency Securities...................................        1,994          2,492
   State, County and Municipal Securities..............................        1,566          2,256
   Mortgage-backed securities..........................................        1,126          2,339
                                                                            --------        -------
     Total Held to Maturity............................................     $  5,181        $ 7,581
                                                                            ========        =======

AVAILABLE FOR SALE (2):

   U.S. Treasury securities............................................        4,519          6,004
   U.S. Government Agency securities...................................        7,566          7,003
   State, county and municipal securities..............................        1,536             --
   Mortgage-backed securities..........................................        2,785            848
                                                                            --------        -------
     Total debt securities.............................................       16,406         13,855

   FHLB stock..........................................................          302            279
                                                                            --------        -------
     Total available for sale..........................................     $ 16,708         14,134
                                                                            ========        =======

------------------
(1)  Carried at amortized cost.
(2)  Carried at estimated market value.

         The following table summarizes the Bank's securities by maturity and weighted average yields at December 31, 1997. Yields on tax exempt securities are stated at their nominal rates and have not been adjusted for tax rate differences.

                                                        AFTER ONE YEAR   AFTER FIVE YEARS
                                                          BUT WITHIN        BUT WITHIN
                                     WITHIN ONE YEAR       5 YEARS           10 YEARS       AFTER 10 YEARS         TOTAL
                                     ---------------   ---------------   ----------------   --------------    ---------------
                                     AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT   YIELD     AMOUNT   YIELD    AMOUNT    YIELD
                                     ------    -----   ------    -----   ------   -----     ------   -----    ------    -----

                                                                   (DOLLARS IN THOUSANDS)
   U.S. Treasury securities.......  $ 2,501    5.73%   $ 2,513    6.10%    ---     ---      $  ---     ---    $ 5,014    5.92%
   U.S. Government agencies.......    1,000    4.46%     8,560    6.40%    ---     ---         ---     ---      9,560    6.20%
   State, county, and municipals..      746    4.21%       820    4.63%    ---     ---       1,536    5.10%     3,102    4.76%
                                    -------            -------            ----    ----      ------            -------
      Total.......................  $ 4,247    5.16%   $11,893    6.21%    ---     ---      $1,536    5.10%   $17,676    5.87%
                                    =======            =======            ====    ====      ======

   Mortgage-backed securities.....                                                                            $ 3,911
   FHLB Stock.....................                                                                                302
                                                                                                              -------
     Total........................                                                                            $21,889
                                                                                                              =======

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

         Deposits are the major source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from interest payments, loan principal payments and funds provided from operations. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. The Bank may use borrowings on a short-term basis if necessary to compensate for reductions in the availability of other sources of funds. They also may be used on a longer-term basis for general business purposes.

         DEPOSIT ACTIVITIES. Deposits are attracted principally from within the Bank's primary market area through the offering of a broad variety of deposit instruments including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including "jumbo" certificates in denominations of $100,000 or more) and retirement savings plans. As of December 31, 1997, jumbo certificates accounted for approximately $6.8 million of the Bank's deposits. Of this amount, $5.6 million had a term of twelve months or less. The Bank has not aggressively attempted to obtain large denomination, high interest-bearing certificates of deposit in the past.

         Maturity terms, service fees and withdrawal penalties are established by the Bank on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

         Regulations promulgated by the FDIC pursuant to FDICIA place limitations on the ability of insured depository institutions to accept, renew, or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well capitalized" depository institutions may accept, renew, or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the FDIC (subject to certain restrictions on payments of rates), and "undercapitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "undercapitalized" will be the same as the definitions adopted by the agencies to implement the corrective action provisions of the FDICIA. As of March 31, 1998, the Bank met the definition of a "well capitalized" depository institution.

         CERTIFICATES OF DEPOSIT. At December 31, 1997, certificates of deposit represented approximately 28.3% of the Bank's total deposits, as compared to 28.8% of total deposits at December 31, 1996. The Bank does not have a concentration of deposits from any one source, the loss of which would have a material adverse effect on the business of The Company. Management believes that substantially all of the Bank's depositors are residents, either full or part time, in its primary market area.

         The following table summarizes the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1997 and December 31, 1996.

                                                                                       AT DECEMBER 31,
                                                                                  ------------------------
                                                                                    1997             1996
                                                                                  -------          -------
MATURITY PERIOD                                                                     (DOLLARS IN THOUSANDS)
Less than three months.......................................................     $ 2,382          $ 1,057
Over three months through six months.........................................       1,222            1,428
Over six months through twelve months........................................       1,975            1,518
Over twelve months...........................................................       1,226              635
                                                                                  -------          -------
     Totals..................................................................     $ 6,805          $ 4,638
                                                                                  =======          =======


         The following table indicates the scheduled maturities of time deposits of the Bank as of December 31, 1997 and December 31, 1996.


                                                                                      AT DECEMBER 31,
                                                                                 ------------------------
                                                                                   1997            1996
                                                                                 --------        --------
MATURITY PERIOD                                                                    (DOLLARS IN THOUSANDS)
Due within one year.........................................................     $ 21,570        $ 17,011
Due after one through two years.............................................        4,120           3,180
Due after two through three years...........................................        1,904           2,812
Due after three through four years..........................................          187           1,578
Due after four years........................................................          602             405
                                                                                 --------        --------
     Totals.................................................................     $ 28,383        $ 24,986
                                                                                 ========        ========



          DEPOSIT ACTIVITY. The following table sets forth the deposit flows of the Bank during the periods indicated.



                                                             YEARS ENDED DECEMBER 31,
                                                             ------------------------
                                                                1997         1996
                                                             ----------    ----------
                                                              (DOLLARS IN THOUSANDS)

Net increase before interest credited....................... $11,173        $7,840
Net credited................................................   2,326         1,852
                                                             -------        ------
          Net deposit increase.............................. $13,499        $9,692
                                                             =======        ======

         BORROWINGS. If there are periods when the supply of funds from deposits cannot meet the demand for loans, the Bank has the ability to seek a portion of the needed funds through loans (advances) from the FHLB of Atlanta where the Bank currently has a $13 million line of credit. As of December 31, 1997, no amount was borrowed on the line.

         The Bank has entered into repurchase agreements with certain customers, whereby the Bank has agreed to sell certain securities held in its investment portfolio in return for a simultaneous commitment by the customer to resell the securities back to the Bank. In effect, the Bank's customer purchases eligible securities from the Bank for a specified period of time and agrees to sell those securities back to the Bank upon maturity of the transactions. The customers earn a specific rate of interest rate, payable daily for the duration of the transaction, that bears no relation to the interest rate of the underlying security. Amounts outstanding at December 31, 1997 and 1996 under these repurchase agreements were $3,434,034 and $1,845,921, respectively. The Bank has secured the repurchase agreements by pledging securities from its investment portfolio in an equivalent amount.

         Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                           -----------------------
                                                                                              1997         1996
                                                                                             ------       ------
                                                                                             (DOLLARS IN THOUSANDS)
Average balance during the year ...................................................          $3,111        2,986
Average interest rate during the year..............................................            4.51%        3.59%
Maximum month-end balance during the year..........................................          $4,579        7,190

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is defined as the ability of Citizens and the Bank to generate sufficient cash to fund current loan demand, deposit withdrawals, other cash demands and disbursement needs, and otherwise to operate on an ongoing basis. The Bank's principal sources of funds are deposits, principal and interest payments on loans and investments, and capital contributions from Citizens. During 1997, the Bank received $13.5 million from net deposit growth, and $7.1 million from repayments and maturing investments. In addition, the Bank also has the ability to borrow from the FHLB to supplement its liquidity needs. At December 31, 1997, the Bank had no outstanding borrowings from the FHLB.

         At December 31, 1997, shareholders' equity was approximately $11.8 million, or 10.1% of total assets, as compared to $10.7 million at December 31, 1996, or 10.6% of total assets. At December 31, 1997 and December 31, 1996, respectively, Citizens' Tier I leverage ratio was 10.96% and 11.27%, the Tier I risk-based capital ratio was 13.82% and 15.27% and the total risk-based capital ratio was 14.76% and 16.49%, all in excess of FDIC guidelines for a "well capitalized" bank.

         At December 31, 1997 and December 31, 1996, the liquidity ratio of Citizens was 32.3% and 37.7%, respectively, well in excess of regulatory requirements.

         Management believes that there are adequate funding sources to meet its future liquidity needs for the foreseeable future. Primary among these funding sources are the repayment of principal and interest on loans, the renewal of time deposits, and the growth in the deposit base. Management does not believe that the terms and conditions that will be present at the renewal of these funding sources will significantly impact Citizens' operations, due to its management of the maturities of its assets and liabilities.

RETURN ON EQUITY AND ASSETS

         The following table sets forth certain selected performance ratios of the Bank for the periods indicated:

                                                                                         AT DECEMBER 31,
                                                                                       -------------------
                                                                                        1997         1996
                                                                                       ------       ------

Return on average assets...........................................................     0.98%        0.40%
Return on average equity...........................................................     9.34%        3.59%
Dividend payout ratio..............................................................      N/A          N/A
Year-end equity to year-end total assets...........................................    10.12%       10.62%
Average interest-earning assets to average interest-bearing liabilities............     1.33         1.37
Non-performing loans and foreclosed real estate to year-end total assets...........     0.08%        0.31%
Non-performing loans to total loans................................................     0.12%        0.53%
Allowance for loan losses to total loans...........................................     1.16%        1.46%
Net charge-offs to average net loans...............................................     0.16%        0.02%

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related financial data concerning Citizens presented in this Proxy Statement-Prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of Citizens is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

YEAR 2000

         Almost all of Citizens' operations are supported by accounting and record keeping computerized systems and are dependent on the capability of software applications and operating systems to function properly in the year 2000. Citizens has an ongoing program designed to ensure that its operational and financial systems will not be adversely affected by year 2000 software failures, due to processing errors arising from calculations using the year 2000 date. Based on current estimates, Citizens expects to incur expenses of $50,000 over the next two years on its program to redevelop, replace, or repair its computer applications to make them "Year 2000 compliant." While Citizens believes it is doing everything technologically possible to assure Year 2000 compliance, it is to some extent dependent upon vendor cooperation. Citizens is requiring its computer system and software vendors to represent that the products provided are, or will be, Year 2000 compliant, and has planned a program of testing for compliance. While Citizens believes that all essential computer applications will be Year 2000 compliant and that the costs associated with Year 2000 compliance will not be material to Citizens, any Year 2000 compliance failure could result in additional expense to Citizens.

           DESCRIPTION OF FNB CAPITAL STOCK AND CITIZENS CAPITAL STOCK

FNB COMMON STOCK

         GENERAL. FNB is authorized to issue 100,000,000 shares of FNB Common Stock, of which 16,904,785 shares (adjusted for 5% stock dividend) were outstanding as of June 30, 1998. FNB Common Stock is traded on the Nasdaq National Market under the trading symbol "FBAN." FNB provides transfer agent and registrar services for FNB Common Stock.

         As of June 30, 1998, 2,959,947 shares of FNB Common Stock were reserved for issuance under various employee benefit plans, and the voluntary dividend reinvestment plan of FNB. After taking into account the shares reserved as described above, the number of authorized shares of FNB Common Stock available for other corporate purposes as of June 30, 1998 was 80,135,268. Since that date, 1,407,733 additional shares have been reserved for issuance in connection with the merger.

         VOTING AND OTHER RIGHTS. The holders of FNB Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes. The FNB Series A Preferred Stock (as defined herein) votes as a class with the FNB Common Stock. See "-- FNB Preferred Stock"; "COMPARISON OF SHAREHOLDER RIGHTS -- Amendment of Articles of Incorporation and Bylaws" and "-- Vote Required for Extraordinary Corporate Transaction."

         In the event of liquidation, holders of FNB Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any FNB Preferred Stock (as defined and described below) then outstanding.

         FNB Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNB Common Stock are, and upon issuance the shares of FNB Common Stock to be issued to shareholders of Citizens will be, validly issued, fully paid and nonassessable.

         DISTRIBUTIONS. The holders of FNB Common Stock are entitled to receive such dividends or distributions as the FNB Board may declare out of funds legally available for such payments. The payment of distributions by FNB is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNB Preferred Stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

         The ability of FNB to pay distributions is affected by the ability of its subsidiaries to pay dividends. The ability of FNB's subsidiaries, as well as of FNB, to pay dividends in the future is influenced by bank regulatory requirements and capital guidelines.

FNB PREFERRED STOCK

         GENERAL. FNB has authorized 20,000,000 shares of preferred stock, $10.00 par value (the "FNB Preferred Stock"). The FNB Board has the authority to issue FNB Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of FNB Preferred Stock. Any shares of FNB Preferred Stock which may be issued may rank prior to shares of FNB Common Stock as to payment of dividends and upon liquidation. FNB had 20,768 shares of FNB Series A Preferred Stock (the "FNB Series A Preferred Stock") issued and outstanding as of June 30, 1998 and 251,149 shares of FNB Series B 7 1/2% Cumulative Convertible Preferred Stock (the "FNB Series B Preferred Stock") issued and outstanding as of June 30, 1998.

         THE FOLLOWING SUMMARY OF THE FNB SERIES A PREFERRED STOCK AND FNB SERIES B PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION THEREOF CONTAINED IN THE FNB CHARTER ATTACHED AS EXHIBIT 3.1 TO THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         FNB SERIES A PREFERRED STOCK. The FNB Series A Preferred Stock was created for the purpose of acquiring Reeves Bank. Holders of the FNB Series A Preferred Stock are entitled to 5.1 votes for each share held (as adjusted for the FNB Stock Dividend). The holders of the FNB Series A Preferred Stock do not have cumulative voting rights in the election of directors. Dividends on the FNB Series A Preferred Stock are cumulative from the date of issue and are payable at a rate of $.42 per share each quarter. The FNB Series A Preferred Stock is convertible at the option of the holder into shares of the FNB Common Stock having a market value of $25.00 at time of conversion. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate at any time after 50% of the 49,512 shares issued are no longer outstanding. Through June 30, 1998, 550 shares of the FNB Series A Preferred Stock were converted to 369 shares of FNB Common Stock. At June 30, 1998, 15,202 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 20,768 outstanding shares.

         FNB SERIES B PREFERRED STOCK. The FNB Series B Preferred Stock was issued during 1992 for the purpose of raising capital for the acquisition of 13 banking branches in the Erie, Pennsylvania area. Holders of the FNB Series B Preferred Stock have no voting rights. Dividends on the FNB Series B Preferred Stock are cumulative from the date of issue and are payable at a rate of $.46875 per share each quarter. The FNB Series B Preferred Stock has a stated value of $25.00 per share and is convertible at the option of the holder at any time into shares of FNB Common Stock at a price of $11.09 per share. FNB has the right to redeem the FNB Series B Preferred Stock for cash on or after May 15, 1996, as set forth in the prospectus dated May 8, 1992. Through June 30, 1998, 15,033 shares of FNB Series B Preferred Stock were converted to 32,480 shares of FNB Common Stock. At June 30, 1998, 566,324 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 251,149 outstanding shares of FNB Series B Preferred Stock.

CITIZENS COMMON SHARES

         GENERAL. Citizens is authorized to issue 2,000,000 Citizens Common Shares $.10 par value, of which [580,795] shares were issued and outstanding as of the Record Date. There is no established public trading market for the Citizens Common Shares. Registrar and Transfer Company, New Jersey acts as the transfer agent and the registrar for the Citizens Common Shares.

CITIZENS PREFERRED STOCK

         Citizens is authorized to issue 2,000,000 shares of preferred stock, $0.10 par value ("Citizens Preferred Stock"), none of which are issued and outstanding. The Citizens Board has the authority to issue Citizens Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of Citizens Preferred Stock. Any shares of Citizens Preferred Stock which may be issued may rank prior to shares of Citizens Common Shares as to payment of dividends and upon liquidation.

                        COMPARISON OF SHAREHOLDER RIGHTS

         At the Effective Time, the shareholders of Citizens, a Florida corporation, will become shareholders of FNB, a Pennsylvania corporation, and Pennsylvania law will govern shareholder rights after the merger. Differences between the FBCA and the Pennsylvania Business Corporation Law ("PBCL") and between the Citizens Charter and the Citizens Bylaws and the FNB Charter and the FNB Bylaws will result in various changes in the rights of shareholders of Citizens.

         The following is a summary of all material differences between the rights of FNB shareholders under Pennsylvania law, the FNB Charter and the FNB Bylaws, as compared with those of Citizens shareholders under Florida law, the Citizens Charter and the Citizens Bylaws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the PBCL, the FBCA, the Citizens Charter, the Citizens Bylaws, the FNB Charter and the FNB Bylaws, to which Citizens shareholders are referred.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Under the PBCL, an FNB director may be removed without cause by the FNB shareholders entitled to elect the director or by the class of directors in which such director had been chosen. The FNB Charter contains a provision that requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to remove the entire FNB Board, a class of directors, or any member of the FNB Board during his term without cause.

         The PBCL and the FNB Bylaws provide that vacancies on the FNB Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, and each person so selected shall serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified.

         Under the FBCA, unless the Citizens Charter provides that directors may be removed only for cause, a Citizens director may be removed by the Citizens shareholders with or without cause; provided that, if a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove him. The Citizens Charter, however, does include a provision which provides the director may not be removed except for cause. The FBCA and the Citizens Bylaws provide that vacancies on the Citizens Board, including vacancies resulting from an increase in the number of directors and resulting from removal from office, may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders at any meeting held during the existence of such vacancy. A director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor in office.


QUORUM OF SHAREHOLDERS

         The PBCL and the FNB Bylaws provide that a quorum for a meeting of shareholders of FNB consists of the presence of shareholders, in person or represented by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting.

         Unless the Citizens Charter provide for a greater or a lesser quorum requirement for shareholders, the FBCA and the Citizens Bylaws provide that the holders of the majority of votes entitled to be cast on the matter to be considered, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. The FBCA further provides that in no event shall a quorum consist of less than one-third of the shares entitled to vote.

ADJOURNMENT AND NOTICE OF SHAREHOLDER MEETINGS

         The FNB Bylaws provide that, if a quorum is not present or represented at a shareholder meeting, the shareholders entitled to vote may adjourn the meeting without notice other than an announcement at the meeting. The Citizens Bylaws also provide that whenever a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting as long as notice of the time and place of the next meeting is made at the adjourned meeting. Both the FNB and Citizens Bylaws further provide that the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders will apply to any adjournment thereof, unless, in the case of Citizens, such a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting (in which case a new record date must be set).

         Under the PBCL and the FNB Bylaws, notice of shareholder meetings must be given at least ten days prior to any meeting called to consider a fundamental corporate change or at least five days prior to the meeting in any other case. Under the FBCA and the Citizens Bylaws, notice of shareholder meetings must be provided to each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days prior to the meeting.

CALL OF SPECIAL SHAREHOLDER MEETINGS

         The FNB Bylaws provide that special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Secretary of FNB pursuant to a resolution or at the written direction of at least 75% of the members of the FNB Board. The Citizens Charter provides that special meetings of the shareholders may be called by the Citizens Board or by the holders of 50% of the votes entitled to be cast on any issue to be considered at the special meeting of shareholders.

SHAREHOLDER CONSENT IN LIEU OF MEETING

         The PBCL permits any action which may be taken at a meeting of the shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent thereto of all the shareholders who would be entitled to vote at a meeting for such purpose is filed with the Secretary of FNB.

         The Citizens Charter provides that any action required or permitted to be taken by shareholders of Citizens must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent.

DISSENTERS' RIGHTS

         Under the PBCL, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers; consolidations; sale, lease or exchange of substantially all the assets of the corporation (under limited circumstances); or elimination of cumulative voting.

         Under the FBCA, dissenters' appraisal rights are available in connection with corporate actions involving certain mergers, share exchanges, consolidations, sales or other dispositions of all or substantially all of the property of the corporation (other than in the ordinary course of business), the approval of certain control-share acquisitions, and amendments of the articles of incorporation where such amendment would adversely affect the shareholder by:
(i) altering or abolishing any preemptive rights attached to such shareholder's shares; (ii) altering or abolishing the voting rights pertaining to such shareholder's shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares; (iii) effecting an exchange, cancellation, or reclassification of any of such shareholder's shares, when such amendment would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages; (iv) reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of the shareholder's shares subject to redemption when they are not otherwise redeemable; (v) making non-cumulative, in whole or in part, dividends on any of his or her preferred shares which had theretofore been cumulative; (vi) reducing the dividend preference of any of his or her preferred shares; or (vii) reducing any stated preferential amount payable on the shareholder's preferred shares upon voluntary or involuntary liquidation.

         Under the corporate laws of Florida and Pennsylvania, dissenters' rights generally are denied in the case of a merger or share exchange or a proposed sale or exchange of property when a corporation's shares are listed on a national securities exchange or the Nasdaq National Market or held of record by at least 2,000 persons. Consequently, because FNB Common Stock is included in the Nasdaq National Market, upon becoming a shareholder of FNB, former Citizens shareholders will no longer have dissenters' rights.

DERIVATIVE ACTIONS

         Derivative actions to enforce a secondary right against any present or former officer or director of the corporation because the corporation refuses to enforce rights that may properly be asserted by it may be brought under the PBCL by a shareholder, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action.

         Under the FBCA, a derivative action may be brought only by a person who was a shareholder of the corporation at the time of the alleged wrongdoing unless the person became a shareholder through transfer by operation of law from one who was a shareholder at that time.

DIVIDENDS AND DISTRIBUTIONS

         Subject to any restrictions in a corporation's charter, the PBCL and the FBCA generally provide that a corporation may make distributions to its shareholders unless after giving effect thereto (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights of shareholders having superior preferential rights to those shareholders receiving the distribution. The FNB Charter does not contain any restrictions on the payment of dividends or the making of distributions to shareholders.

DIRECTOR QUALIFICATIONS, NUMBER AND TERM

         The articles of incorporation or bylaws of a Pennsylvania corporation specify the number of directors. If not otherwise fixed, a Pennsylvania corporation shall have three directors. The PBCL and the FNB Bylaws provide that the directors need not be state residents or shareholders of the corporation to qualify to serve.

         The FNB Bylaws also provide that the FNB Board shall consist of such number of directors as may be determined by the FNB Board, which number shall be not less than five nor more than 25. By resolution, the FNB Board has set the present size of the FNB Board at 22 directors. The FNB Bylaws further provide that the FNB Board shall be divided into four classes, with each director having a staggered, four-year term.

         The board of directors of a Florida corporation must consist of one or more individuals, the precise number to be specified or fixed in accordance with the articles of incorporation or bylaws. Under the FBCA, directors must be at least 18 years of age but need not be shareholders of the corporation or residents of Florida to qualify to serve on the board. The Citizens Charter provides that the initial Citizens Board consists of 11 persons, which number of directors may be changed from time to time by resolution of the Citizens Board or by action of the shareholders. By resolution, the Citizens Board has set the present size at 10 directors. The Citizens shareholders are entitled to elect all of the members of the Citizens Board. The Citizens Charter also provides that the Citizens Board shall be divided into three classes, with each director having a staggered, three-year term.

         After the merger, all members of the Citizens Board will be elected members of the board of directors of First National Bank of Florida, one of Southwest's subsidiary banks for a term of one year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The PBCL permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, Pennsylvania law provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         In Pennsylvania, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights (or under a bylaw or vote of shareholders or disinterested directors), to which a person seeking indemnification or advancement of expenses may be entitled. Such contractual or other rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. The PBCL permits such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability. FNB has directors' and officers' liability insurance underwritten by Reliance Insurance Company.

         The FNB Charter and the Citizens Charter provide that their directors, officers and any other person designated by the respective Board are entitled to be indemnified to the fullest extent now permitted by law.

         The FBCA permits a corporation to indemnify a director and officer who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (other than an action by or any right of the corporation) by reason of the fact that he or she is or was a director or officer or is now serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. These indemnification rights apply if the director or officer acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, under the FBCA, Citizens may indemnify and hold harmless an officer or director who is a party in an action by or in the right of the corporation against expenses (including attorneys' fees) and amounts paid in settlement not exceeding estimated expenses of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the director or officer has acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation, except indemnification is not authorized where there is an adjudication of liability, unless the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine, in view of all the circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         The FBCA provides that indemnification of the costs and expenses of defending any action is required to be made to any officer or director who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraph. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director or officer if a determination is made that indemnification is proper under the circumstances. Such determination shall be made: (i) by the Citizens Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by a majority vote of a committee duly designated by the Citizens Board consisting of two or more directors not at the time parties to the action, suit or proceeding;
(iii) by independent legal counsel selected by specified groupings of the


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Citizens Board; or (iv) by the Citizens shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding. The reasonableness of the expenses to be indemnified is determined in the same manner as the determination of whether the indemnification is permissible. The FBCA further provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         Under the FBCA, the provisions for indemnification and advancement of expenses are not exclusive. Accordingly, a corporation may make any other or further indemnification or advancement of expenses of any of its officers or directors under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Under the FBCA, indemnification or advancement of expenses, however, shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the officer or director had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (ii) a transaction from which the officer or director derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of the FBCA Section 607.0834 (relating to unlawful distributions) are applicable; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Florida law and the Citizens Bylaws permit a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

DIRECTOR LIABILITY

         The bylaws of a Pennsylvania corporation may include a provision limiting the personal liability of directors for monetary damages for actions taken as a director, except to the extent that the director has breached or failed to perform his or her duties to the corporation and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. The FNB Bylaws contain such a provision limiting the liability of its directors to the fullest extent permitted by law.

         Under Florida law, a director is not liable for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes a violation of criminal law, self dealing, willful misconduct, or recklessness.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         The PBCL requires the affirmative vote of the holders entitled to cast at least a majority of the votes actually cast on an amendment to the articles of incorporation, provided that shareholder approval is not required for certain non-material amendments, such as a change in the corporate name, a provision for perpetual existence, or, if the corporation has only one class of shares outstanding, a change in the number and par value of the authorized shares to effect a stock split. The FNB Charter provides that the FNB Charter may be amended by


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


FNB as provided by the PBCL and all rights conferred upon the shareholders therein are granted subject to such reservation. Under the PBCL, the power to adopt, amend or repeal bylaws may be vested by the bylaws in the directors, with certain statutory exceptions for certain actions and subject to the power of shareholders to change such action. The PBCL provides that, unless the articles of incorporation otherwise provide, the board of directors does not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by statute. The FNB Charter and the FNB Bylaws provide that the FNB Bylaws may be amended by the affirmative vote of at least 75% of the FNB Board or by the affirmative vote of the holders of at least 75% of the outstanding FNB Common Stock entitled to vote thereon.

         In order to amend the articles of incorporation of a Florida corporation, the FBCA generally requires that, unless the articles of incorporation provide for a greater vote, the votes cast in favor of such an amendment must exceed the votes cast against such an amendment at a meeting that at least a quorum is present; provided, however, that a majority of the outstanding votes entitled to be cast on the amendment is required with respect to the amendments that would create dissenter's rights under Florida law. Further, under Florida law shareholder approval is not required for certain non-material amendments. The Citizens Charter provides that Articles VII (staggered board), Article XII (prohibition of action by shareholders by written consent), and Article XIII (super majority voting requirement for certain business combinations) may not be amended by the affirmative vote of no less than 67% of the outstanding Citizens Common Shares. See "Comparison of Shareholders Rights Extraordinary Corporation Transactions."

         Under Florida law, a corporation's bylaws may be amended or repealed by the board of directors or shareholders; provided, however, that the board may not amend or repeal the corporation's bylaws if the articles of incorporation reserve such power to the shareholders, or the shareholders, in amending or appealing the bylaws, expressly provide that the board of directors may not amend or repeal the bylaws or a particular bylaw provision. The Citizens Bylaws provide that the Citizens Bylaws may be altered or amended and new bylaws adopted by the shareholders or by the Citizens Board. Further, Bylaws adopted by the Citizens Board may be repealed or amended and new Bylaws may be adopted by Citizens shareholders. Citizens shareholders may also prescribe in any Bylaw made by them that such Bylaw not be altered, amended or repealed by the Citizens Board.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

         Under the PBCL, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Except as otherwise provided by the bylaws of a corporation, the shareholders of a corporation do not have to approve a board of directors-approved plan of merger if, among other situations, (i) the surviving or new corporation is a domestic business corporation with articles of incorporation that are identical to the articles of incorporation of the constituent corporation (except for changes permitted by a board of directors without shareholder approval under the PBCL),
(ii) each share of the constituent corporation outstanding immediately prior to the effective date of the merger is to continue to be or to be converted into an identical share of the surviving or new corporation after the effective date of the merger, and (iii) the shareholders of the constituent corporation are to hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after effectiveness of the plan of merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.

         The FNB Charter requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to approve a merger, consolidation, or sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the


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


properties or assets of FNB, unless the FNB Board has approved and recommended the transaction prior to the consummation thereof.

         The Citizen Charter provides that the approval of any proposal for Citizens to reorganize, merge, or consolidate with another corporation, or sell, lease or exchange substantially all of its assets or business requires the affirmative vote of not less than 67% of the outstanding Citizens Common Shares.

INTERESTED SHAREHOLDER TRANSACTIONS

         The PBCL provides that, if a shareholder of a corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder is to be treated differently in a corporate dissolution from other shareholders of the same class, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder. Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors ("disqualified directors") affiliated or associated with, or nominated by, the interested shareholder. The PBCL provides that a director who has held office for at least 24 months prior to the date of vote on the proposed transaction is not a disqualified director.

         Further, the PBCL prohibits certain business combinations between the corporation and an interested shareholder except under specified circumstances. An "interested shareholder" in this instance is one who, directly or indirectly, is the beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. A "business combination" includes a merger, consolidation, share exchange or division of the corporation or any subsidiary of the corporation with the interested shareholder or with, involving or resulting in any other corporation which is, or, after the merger, consolidation, share exchange or division would be, an affiliate or associate of the interested shareholder. A "business combination" also includes a sale or other disposition to the interested shareholder or any affiliate or associate of the interested shareholder of assets of the corporation or any subsidiary (i) having an aggregate market value equal to 10% or more of the aggregate market value of the corporation's consolidated assets, (ii) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of such corporation, or (iii) representing 10% or more of the consolidated earning power or net income of such corporation. A "business combination" also includes certain transactions with an interested shareholder involving the issuance of shares of a corporation or its subsidiary having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares under certain circumstances, the adoption of a plan for the liquidation or dissolution of the corporation pursuant to certain agreements with an interested shareholder and certain reclassifications and loans involving the interested shareholder. The prohibition against such business combinations does not apply under specified circumstances and if the corporation has opted out of this provision. FNB has not opted out of this statutory provision.

         The FBCA contains a number of provisions which require supermajority approval for certain affiliate transactions.


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         Under the FBCA, any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, or exchange of securities requiring shareholder approval (a "Business Combination"), if any person who together with his affiliates and associates beneficially owns 5% or more of any voting stock of the corporation (an "Interested Person") is a party to such transaction, shall be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the Interested Person; provided, that such approval is not required if (a) the Interested Shareholder Transaction has been approved by a majority of the disinterested directors; (b) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (c) the Interested Person has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date; (d) the Interested Person is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (e) the corporation is an investment company registered under the Investment Company Act of 1940; or (f) the consideration to be received by holders of the stock of the corporation meets certain minimum levels determined by a formula under
Section 607.0901(4)(f) of the FBCA (generally, the highest price paid by the Interested Person for any shares which she or he has acquired).

FIDUCIARY DUTY

         Under the PBCL a director may, in considering the best interests of a corporation, consider (i) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located, (ii) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation, (iii) the resources, intent and conduct of any person seeking to acquire control of the corporation, and (iv) all other pertinent factors.

         The FNB Charter provides that the FNB Board, in evaluating a proposal for an extraordinary corporate transaction, shall consider all relevant factors, including the economic effect, both immediate and long-term, upon the FNB shareholders, including shareholders, if any, who will not participate in the transaction; the social and economic effect on the employees, depositors and customers of, and others dealing with, FNB and its subsidiaries and on the communities in which FNB and its subsidiaries operate or are located; whether the proposal is acceptable based on the historical and current operating results or financial condition of FNB; whether a more favorable price could be obtained for FNB's securities in the future; the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of FNB and its subsidiaries; and the future value of FNB's stock; and any antitrust or other legal and regulatory issues that are raised by the proposal. The FNB Charter further provides that, if the FNB Board determines that such a proposal should be rejected, it may take any lawful action to accomplish its purposes.

         Under Florida law, a director is required to discharge his or her duties in good faith, with the care an ordinarily prudent person in the like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interest of the corporation. In discharging his or her duties, a director is entitled to rely on: (i) information, opinions, reports, or statements, including financial statements and other financial data, if presented or prepared by officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the board of which the director is not a member if the director reasonably believes the committee merits confidence. In addition, in discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospectus and interest of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers,


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customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

         FNB is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E, 25F, 25G and 25H of the PBCL. Subchapter 25E of the PBCL (relating to control transactions) provides that, if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F of the PBCL (relating to business combinations) delays for five years and imposes conditions upon business combinations between an interested shareholder and the corporation. As described above, the term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes, and an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. See "-- Interested Shareholder Transactions." Subchapter 25G of the PBCL (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the disinterested shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of stock to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I of the PBCL provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J of the PBCL prohibits the abrogation of certain labor contracts prior to their stated date of expiration. Subchapter 25H of the PBCL (relating to disgorgement) applies in the event that (1) any person or group publicly discloses that the person or group may acquire control of the corporation or (2) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. Subchapters 25E, 25F, 25G and 25H of the PBCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

         In addition, the PBCL permits an amendment of the corporation's charter or other corporation action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights. The PBCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the PBCL.

         The business combination provisions of the PBCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of FNB that are not negotiated with and approved by the FNB Board. FNB is not aware of any effort or intent to gain control of FNB or any effort to organize a proxy contest or to accumulate FNB's shares.

         Additionally, the following provisions of the FNB Charter and the FNB Bylaws may be considered to have anti-takeover implications: (1) the ability of the FNB Board to fill the vacancies (but only until the next


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selection of the class of directors for which such director has been chosen)
resulting from an increase in the number of directors; (2) the ability of the FNB Board to issue substantial amounts of FNB Common Stock without the need for shareholder approval, which FNB Common Stock, among other things and in certain circumstances, may be used to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (3) the ability of the FNB Board to establish the rights of, and to issue, substantial amounts of FNB Preferred Stock without the need for shareholder approval which FNB Preferred Stock, among other things, may be used to create voting impediments with respect to changes in control of FNB or, to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (4) the supermajority voting requirements for certain extraordinary corporate transactions; and (5) the broad range of factors that the FNB Board may consider in evaluating such a proposal, and the broad range of actions it may take to reject such a proposal, if it so decides.

         Section 607.0902 of the FBCA restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares (the "control shares") will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an "acquiring person's statement" submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or bylaws provide otherwise, all shareholders of the corporation shall be able to exercise dissenter's rights in accordance with Florida law.

         A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

         The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners: (i) pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; (ii) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute; (iii) pursuant to either a merger or share exchange if the corporation is a party to the agreement or plan of merger or share exchange; (iv) pursuant to any savings, employee stock ownership or other benefit plan of the corporation; or (v) pursuant to an acquisition of shares specifically approved by the board of directors of the corporation.

         In addition, there are various provisions in the Citizens Charter and the Citizens Bylaws that may serve as anti-takeover protections including: (i) the ability of the Citizens Board to fill vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (ii) the supermajority voting requirements for certain corporate transactions; (iii) the prohibition on shareholder action by written consent; and (iv) the broad range of factors that the Citizens Board may consider in evaluating an unsolicited offer including a tender offer proposal. In addition, the Citizens Charter authorizes the Citizens Board, without further shareholder action, to issue from time to time, up to 2,000,000 shares of Citizens Preferred Stock. The Citizens Board is empowered to divide any and all of the


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shares of the Citizens Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

         Neither FNB nor Citizens currently has a shareholders' rights plan. Shareholders' rights plans, in a variety of forms, are common to many corporations incorporated in the United States and serve to afford a corporation's board of directors the opportunity to withstand an unsolicited takeover attempt while providing the board sufficient time to evaluate the offer and its adequacy and to consider alternative measures or transactions that may be appropriate in responding to the offer. Both the PBCL and FBCA permit shareholders' rights plans in general and permit the adoption of shareholders' rights plans by a board of directors without shareholder approval.

                                 LEGAL OPINIONS

         The legality of the shares of FNB Common Stock to be issued to the holders of Citizens Common Shares pursuant to its merger will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania. Cohen & Grigsby, P.C. has from time to time acted as counsel in advising FNB and its affiliates with respect to certain matters and in connection with various transactions. Cohen & Grigsby, P.C. did not act as counsel to FNB or its affiliates with respect to the merger or any transaction in connection therewith.

         The Merger Agreement provides as a condition to each party's obligation to consummate the merger that FNB and Citizens receive the opinion of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, special counsel to FNB, substantially to the effect that the merger will constitute a "reorganization" under Section 368(a) of the Code.

                                     EXPERTS

         The consolidated financial statements of FNB for the year ended December 31, 1997 included in FNB's current report on Form 8-K dated April 3, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference which, as to the years 1996 and 1995, are based, in part, on the reports of Hill, Barth & King, Inc., independent auditors, who audited Southwest Banks, Inc., and PricewaterhouseCoopers LLP, independent auditors, who audited West Coast Bancorp, Inc.

         The supplemental consolidated financial statements of FNB at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in F.N.B.'s Current Report on Form 8-K dated July 6, 1998, and incorporated herein by reference. As to 1997, their report is based, in part, on the report of Hacker, Johnson, Cohen & Grieb, PA, independent auditors, who audited Seminole Bank. As to 1996 and 1995, their report is based, in part, on the reports of Hill, Barth & King, Inc., independent auditors, who audited Southwest Banks, Inc., PricewaterhouseCoopers LLP, independent auditors, who audited West Coast Bancorp, Inc., and Hacker, Johnson, Cohen & Grieb, PA, independent auditors, who audited Seminole Bank.

         The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


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         The financial statements of Citizens as of and for the years ended
December 31, 1997 and 1996 included in this Proxy Statement-Prospectus and in the Registration Statement have been audited by Hacker, Johnson, Cohen & Grieb, PA, independent auditors, as set forth in their report thereon included herein on such financial statements and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  OTHER MATTERS

         As of the date of this Proxy Statement-Prospectus, the Citizens Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement-Prospectus. However, if any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies shall be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Citizens.

         No person is authorized to give any information or make any representation other than those contained or incorporated in this proxy statement-prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by FNB or Citizens.

         This Proxy Statement-Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered by this Proxy Statement-Prospectus, nor does it constitute the solicitation of a proxy, in any jurisdiction in which such offer or solicitation is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation.

         The information contained in this Proxy Statement-Prospectus speaks as of the date hereof unless otherwise specifically indicated. Neither the delivery of this proxy statement-prospectus nor any distribution of this securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Citizens or FNB since the date of this proxy statement-prospectus or that the information in this proxy statement-prospectus or in the documents incorporated by reference is correct at any time subsequent to that date.

         This Proxy Statement-Prospectus does not cover any resales of the FNB Common Stock offered hereby to be received by shareholders of Citizens deemed to be "affiliates" of Citizens or FNB upon the consummation of the merger. No person is authorized to make use of this Proxy Statement-Prospectus in connection with any such resales.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         FNB files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by FNB at the SEC's public reference rooms of the SEC in Washington D.C., New York, New York, or Chicago, Illinois. Please call the SEC at 1- 800-SEC-0330 for further information on the public reference rooms. FNB's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         FNB filed a Registration Statement on Form S-4 to register with the SEC the FNB common stock to be issued to the Citizens shareholders in the merger. This Proxy Statement-Prospectus is a part of that Registration Statement and constitutes a prospects of FNB in addition to a proxy statement of Citizens for the Special Meeting. As allowed by the SEC rules, this Proxy Statement Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this Proxy Statement-Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC by FNB. The information incorporated by reference is deemed to be part of this Proxy Statement-Prospectus, except for any information superseded by information in the Proxy Statement-Prospectus. This Proxy Statement-Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about FNB and Citizens and their finances.

FNB Filings (SEC File No. 0-8144)                 Period
---------------------------------                 ------
Annual Report on Form 10-K                        the year ended December 31, 1997

Quarterly Report on Form 10-Q                     for the quarter ended March 31, 1998

Current Reports on Form 8-K                       February 8, 1998, April 3, 1998, and
                                                  July 6, 1998

         The description of FNB Common Stock contained in the FNB registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description is also incorporated herein by reference.

         We further incorporate by reference additional documents that FNB files with the SEC between the date of this Proxy Statement-Prospectus and the date of the Special Meeting of Citizens shareholders.

                                 INDEX OF TERMS

TERM                                                                                                           PAGE
----                                                                                                           ----
"1998 DRP".......................................................................................................36
"Acquisition Proposal"...........................................................................................25
"Acquisition Transaction"........................................................................................30
"Affiliate"......................................................................................................36
"Bank"...........................................................................................................13
"BHCA"...........................................................................................................38
"BHCs"...........................................................................................................22
"Business Combination"...........................................................................................77
"Citizens".......................................................................................................10
"Citizens Board".................................................................................................10
"Citizens Bylaws"................................................................................................23
"Citizens Charter"...............................................................................................11
"Citizens Common Shares".........................................................................................10
"Citizens Options"...............................................................................................14
"Citizens Preferred Stock".......................................................................................69
"Citizens Stock Plans"...........................................................................................14
"Code"...........................................................................................................14
"Control Shares".................................................................................................79
"CRA"............................................................................................................35
"Determination Date".............................................................................................23
"Disqualified Director"..........................................................................................76
"Effective Time".................................................................................................15
"Ewing"..........................................................................................................16
"Exchange Act"...................................................................................................22
"Exchange Agent".................................................................................................15
"Exchange Ratio".................................................................................................13
"Exercise Termination Event".....................................................................................30
"FBAN"...........................................................................................................37
"FBCA"...........................................................................................................26
"First National".................................................................................................28
"FNB"............................................................................................................13
"FNB Average Price"..............................................................................................13
"FNB Bylaws".....................................................................................................25
"FNB Charter"....................................................................................................25
"FNB Common Stock"...............................................................................................13
"FNB Preferred Stock"............................................................................................68
"FNB Series A Preferred Stock"...................................................................................68
"FNB Series B Preferred Stock"...................................................................................68
"FNB Stock Dividend".............................................................................................13
"GAAP"............................................................................................................4
"Highest Closing Price"..........................................................................................32
"Holder".........................................................................................................29
"Initial Triggering Event".......................................................................................29
"Interested Person"..............................................................................................77
"Interested Shareholder".........................................................................................76
"Letter of Transmittal"..........................................................................................15
"Market/Offer Price".............................................................................................31
"Merger Agreement"................................................................................................1
"OCC"............................................................................................................34
"Opinion"........................................................................................................19
"Option Repurchase Price"........................................................................................31
"Option Share Repurchase Price"..................................................................................31
"Owner"..........................................................................................................31
"PBCL"...........................................................................................................69
"Penn-Ohio"......................................................................................................39
"Record Date"....................................................................................................11
"Registrant".....................................................................................................13
"Repurchase Event"...............................................................................................31
"Securities Act".................................................................................................22
"Southwest"......................................................................................................13
"Southwest Charter"..............................................................................................13
"Special Meeting"................................................................................................10
"Subsequent Triggering Event"....................................................................................30
"Substitute Common Stock"........................................................................................32
"Substitute Option"..............................................................................................31
"Substitute Shares"..............................................................................................32
"Sun"............................................................................................................38
"Termination Event"..............................................................................................26

                          INDEX TO FINANCIAL STATEMENTS

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES


AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report............................................................F-2

Consolidated Balance Sheets, December 31, 1997 and 1996.................................F-3

Consolidated Statements of Earnings for the Years Ended
         December 31, 1997 and 1996.....................................................F-4

Consolidated Statements of Comprehensive Income for the
         Years Ended December 31, 1997 and 1996.........................................F-5

Consolidated Statements of Stockholders' Equity for the
         Years Ended December 31, 1997 and 1996.........................................F-6

Consolidated Statements of Cash Flows for the Years
         Ended December 31, 1997 and 1996...............................................F-7

Notes to Consolidated Financial Statements for the Years
         Ended December 31, 1997 and 1996..........................................F-8-F-24

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet, March 31, 1998 (unaudited).......................F-25

Condensed Consolidated Statements of Earnings for the Three Months
         Ended March 31, 1998 and 1997 (unaudited).....................................F-26

Condensed Consolidated Statements of Comprehensive Income for the
         Three Months Ended March 31, 1998 and 1997 (unaudited)........................F-27

Condensed Consolidated Statement of Stockholders' Equity for the Three
         Months Ended March 31, 1998 (unaudited).......................................F-28

Condensed Consolidated Statements of Cash Flows for the Three Months
         Ended March 31, 1998 and 1997 (unaudited).....................................F-29

Notes to Condensed Consolidated Financial Statements for the Three
         Months Ended March 31, 1998 and 1997 (unaudited).......................F-30 - F-31

All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements and related notes.

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of Citizens Holding Corporation
Clearwater, Florida:

         We have audited the accompanying consolidated balance sheets of Citizens Holding Corporation and Subsidiaries (the "Company") at December 31, 1997 and 1996 and the related consolidated statements of earnings, comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.







HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
January 9, 1998, except for Note 18, as to which the date is April 6, 1998

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                            1997                  1996
                                                                          ------------        ------------
     ASSETS

Cash and due from banks                                                   $  8,136,053           6,745,105
Federal funds sold                                                           5,791,192           6,354,230
                                                                          ------------        ------------

               Cash and cash equivalents                                    13,927,245          13,099,335

Securities available for sale                                               16,406,171          13,854,594
Securities held to maturity, market value of $5,221,213
     and $7,633,396                                                          5,181,447           7,580,813
Loans receivable net of allowance for loan losses
     of $839,645 in 1997 and $843,889 in 1996                               71,616,614          56,900,960
Accrued interest receivable                                                    675,651             577,836
Premises and equipment, net                                                  5,556,578           5,273,291
Deferred income taxes                                                          600,658             576,583
Restricted securities, Federal Home Loan Bank
     stock, at cost                                                            301,600             278,700
Prepaid expenses and other assets                                            2,685,610           2,476,276
                                                                          ------------        ------------

                                                                          $116,951,574         100,618,388
                                                                          ============        ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Demand deposits                                                        30,126,189          27,069,614
     Savings, money-market and NOW deposits                                 41,720,572          34,675,449
     Time deposits                                                          28,383,298          24,986,336
                                                                          ------------        ------------

               Total deposits                                              100,230,059          86,731,399

     Securities sold under repurchase agreements                             3,434,034           1,845,921
     Accrued expenses and other liabilities                                  1,454,486           1,350,480
                                                                          ------------        ------------

               Total liabilities                                           105,118,579          89,927,800
                                                                          ------------        ------------

Commitments and contingencies (Notes 4, 14, 15 and 16)

Stockholders' equity:
     Preferred stock, $.10 par value, 2,000,000 shares authorized,
         none issued or outstanding                                                 --                  --
     Common stock, $.10 par value, 2,000,000 shares authorized,
         604,000 shares issued and outstanding                                  60,400              60,400
     Additional paid-in capital                                              5,744,520           5,744,520
     Retained earnings                                                       5,966,346           4,913,917
     Accumulated other comprehensive income, unrealized
         gain (loss) on securities available for sale, net of tax               61,729             (28,249)
                                                                          ------------        ------------

               Total stockholders' equity                                   11,832,995          10,690,588
                                                                          ------------        ------------

                                                                          $116,951,574         100,618,388
                                                                          ============        ============







See Accompanying Notes to Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

                                                                             YEAR ENDED DECEMBER 31,
                                                                             1997                 1996
                                                                          ------------        ------------
Interest income:
     Loans receivable, including fees                                     $  5,766,304           5,156,638
     Securities available for sale                                             981,748             778,688
     Securities held to maturity                                               363,990             525,579
     Federal funds sold                                                        337,615             269,398
                                                                          ------------        ------------

               Total interest income                                         7,449,657           6,730,303
                                                                          ------------        ------------

Interest expense:
     Deposits                                                                2,509,373           2,033,619
     Borrowed funds                                                            140,260             114,736
                                                                          ------------        ------------

               Total interest expense                                        2,649,633           2,148,355
                                                                          ------------        ------------

               Net interest income                                           4,800,024           4,581,948

Provision (credit) for loan losses                                              97,000            (168,000)
                                                                          ------------        ------------

               Net interest income after provision (credit)
                  for loan losses                                            4,703,024           4,749,948
                                                                          ------------        ------------

Noninterest income:
     Other service charges and fees                                            234,479             203,695
     Service charges on deposit accounts                                       311,671             313,621
     Income from fiduciary activities                                          468,740             308,266
     Other income                                                              365,089             305,024
                                                                          ------------        ------------

               Total noninterest income                                      1,379,979           1,130,606
                                                                          ------------        ------------

Noninterest expenses:
     Salaries and employee benefits                                          2,409,963           3,410,806
     Occupancy expense                                                         811,524             686,966
     Advertising and promotion                                                 299,181             246,102
     Deposit insurance premiums                                                 10,069               2,000
     Other operating expense                                                   972,162           1,002,537
                                                                          ------------        ------------

               Total noninterest expenses                                    4,502,899           5,348,411
                                                                          ------------        ------------

Earnings before income taxes                                                 1,580,104             532,143

     Income taxes                                                              527,675             153,253
                                                                          ------------        ------------

Net earnings                                                              $  1,052,429             378,890
                                                                          ============        ============

Basic earnings per share                                                  $       1.74                 .63
                                                                          ============        ============

Diluted earnings per share                                                $       1.67                 .60
                                                                          ============        ============

Weighted-average number of shares outstanding for basic
     earnings per share                                                        604,000             604,000
                                                                          ============        ============

Weighted-average number of shares outstanding for diluted
     earnings per share                                                        629,188             626,846
                                                                          ============        ============


See Accompanying Notes to Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                              YEAR ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                             1997                 1996
                                                                          ------------        ------------
Net earnings                                                              $  1,052,429             378,890

Other comprehensive income-
     Change in unrealized gains (losses) arising during period, net of tax (benefit) of $52,843 in 1997 and
         $(49,867) in 1996                                                      89,978             (84,909)
                                                                          ------------        ------------

Comprehensive income                                                      $  1,142,407             293,981
                                                                          ============        ============



See Accompanying Notes to Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                     ACCUMULATED
                                                                        OTHER
                                                                    COMPREHENSIVE
                                                                       INCOME,
                                                                     UNREALIZED
                                                                        GAIN
                                                                      (LOSS) ON
                                              ADDITIONAL              SECURITIES     TOTAL
                                   COMMON      PAID-IN     RETAINED   AVAILABLE  STOCKHOLDERS'
                                   STOCK       CAPITAL     EARNINGS    FOR SALE     EQUITY
                                   -------     ---------   ---------   -------   -------------
Balance at December 31, 1995       $60,400     5,744,520   4,535,027    56,660    10,396,607

Other comprehensive income              --            --          --   (84,909)      (84,909)

     Net earnings                       --            --     378,890        --       378,890
                                   -------     ---------   ---------   -------   -----------

Balance at December 31, 1996        60,400     5,744,520   4,913,917   (28,249)   10,690,588

Other comprehensive income              --            --          --    89,978        89,978

     Net earnings                       --            --   1,052,429        --     1,052,429
                                   -------     ---------   ---------   -------   -----------

Balance at December 31, 1997       $60,400     5,744,520   5,966,346    61,729    11,832,995
                                   =======     =========   =========   =======   ===========




See Accompanying Notes to Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              YEAR ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                              1997                1996
                                                                          ------------        ------------
Cash flows from operating activities:
     Net earnings                                                         $  1,052,429             378,890
     Adjustments to reconcile net earnings to net cash
       provided by (used in) operating activities:
         Depreciation and amortization                                         401,797             310,268
         Provision (credit) for loan losses                                     97,000            (168,000)
         Amortization of deferred loan fees and costs                           91,903              44,464
         (Increase) decrease in accrued interest receivable                    (97,815)             42,761
         Increase in prepaid expenses and other assets                        (209,334)         (2,324,719)
         Increase in accrued expenses and other liabilities                    104,006           1,007,470
         Credit for deferred income taxes                                      (76,918)           (365,843)
         Gain on sale of foreclosed real estate                                     --             (22,109)
                                                                          ------------        ------------

               Net cash provided by (used in) operating activities           1,363,068          (1,096,818)
                                                                          ------------        ------------

Cash flows from investing activities:
     Purchases of securities held to maturity                                       --          (1,483,891)
     Purchases of securities available for sale                             (8,091,038)         (4,999,026)
     Proceeds from maturity of securities available for sale                 4,497,035           2,000,000
     Proceeds from maturity of securities held to maturity                   1,488,506           2,929,390
     Proceeds from sales of securities available for sale                      989,844             500,077
     Principal repayments on securities held to maturity                       910,860           1,938,491
     Principal repayments on securities available for sale                     195,403             155,314
     Net increase in loans                                                 (14,952,258)         (4,336,450)
     Net purchases of premises and equipment                                  (685,084)           (583,947)
     Proceeds from sale of foreclosed real estate                               47,701             368,651
     Purchase of Federal Home Loan Bank stock                                  (22,900)           (278,700)
                                                                          ------------        ------------

               Net cash used in investing activities                       (15,621,931)         (3,790,091)
                                                                          ------------        ------------

Cash flows from financing activities:
     Increase in demand, savings, money-market and NOW deposits             10,101,698           8,370,491
     Increase in time deposits                                               3,396,962           1,321,584
     Net increase in securities sold under repurchase agreements, net        1,588,113             301,628
                                                                          ------------        ------------

               Net cash provided by financing activities                    15,086,773           9,993,703
                                                                          ------------        ------------

Net increase in cash and cash equivalents                                      827,910           5,106,794

Cash and cash equivalents at beginning of year                              13,099,335           7,992,541
                                                                          ------------        ------------

Cash and cash equivalents at end of year                                  $ 13,927,245          13,099,335
                                                                          ============        ============

Supplemental disclosure of cash flow information:
Cash paid during the year for:
         Interest                                                         $  2,640,223           2,145,436
                                                                          ============        ============

         Income taxes                                                     $    525,794             611,047
                                                                          ============        ============

     Noncash transactions:
         Reclassification of loans to foreclosed real estate              $    272,701              85,000
                                                                          ============        ============

         Reclassification of foreclosed real estate transferred
               to loans in connection with sale of such property          $    225,000              88,000
                                                                          ============        ============

         Change in accumulated other comprehensive income, unrealized
               gain (loss) on securities available for sale, net of tax   $     89,978             (84,909)
                                                                          ============        ============


See Accompanying Notes to Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996


(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES GENERAL. Citizens Holding Corporation (the "Holding Company") owns 100% of the outstanding stock of Citizens Bank and Trust (the "Bank") (collectively the "Company"). The Bank is state chartered and insured by the Federal Deposit Insurance Corporation. In July 1997, the Bank formed CBORE, Inc., a 100% owned subsidiary. The subsidiary's only business activity is the ownership of foreclosed real estate. At December 31, 1997, there was no foreclosed real estate. The Holding Company operates as a one bank-holding company. The Holding Company's only business activity is the operation of the Bank. The Bank provides a wide range of banking services to small and middle-market businesses and individuals through its six banking offices in Pinellas County, Florida.

     BASIS OF PRESENTATION. The accompanying consolidated financial statements include the accounts of the Holding Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to generally accepted accounting principles and to general practices within the banking industry. The following summarizes the more significant of these polices and practices:

     ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     SECURITIES AVAILABLE FOR SALE. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

     SECURITIES HELD TO MATURITY. Securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

     LOANS RECEIVABLE. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

         Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED LOANS RECEIVABLE, CONTINUED. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

         The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

     FORECLOSED REAL ESTATE. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in the consolidated statements of earnings.

     TRUST FEES. Trust fees are recorded on the accrual basis. Securities and other property held by the trust department in a fiduciary or agency capacity are not included in the balance sheet since such items are not assets of the Company.

     PREMISES AND EQUIPMENT. Land is carried at cost. Bank premises, furniture and fixtures, equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed by the straight-line method over the estimated useful lives of the assets.

     ADVERTISING.  The Company expenses all media advertising as incurred.

     INCOME TAXES. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     OFF-BALANCE-SHEET INSTRUMENTS. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED EARNINGS PER SHARE. Earnings per share ("EPS") of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. For purposes of calculating diluted EPS because there is no active trading market for the Company's common stock, the average book value per share was used.

                                                          FOR THE YEAR ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------------------
                                                  1997                                           1996
                               -------------------------------------------     -----------------------------------------
                                EARNINGS          SHARES         PER SHARE      EARNINGS         SHARES        PER SHARE
                               (NUMERATOR)     (DENOMINATOR)       AMOUNT      (NUMERATOR)     (DENOMINATOR)     AMOUNT
                               -----------     -------------     ---------     -----------     -------------   --------
Basic EPS:
      Net earnings
        available to
        common
        stockholders            $1,052,429         604,000          $1.74        $378,890       604,000          $.63
                                                                    =====                                        ====

Effect of dilutive
  securities-
      Incremental shares
        from assumed
        exercise of stock
        options                                     25,188                                       22,846
                                                   -------                                      -------

Diluted EPS:
      Net earnings
        available
        to common
        stockholders
        and assumed
        exercise                $1,052,429         629,188          $1.67        $378,890       626,846          $.60
                                ==========         =======          =====        ========       =======          ====

     FAIRVALUES OF FINANCIAL INSTRUMENTS. The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein.

         CASH AND CASH EQUIVALENTS. The carrying amounts of cash and cash equivalents approximate their fair value.

         SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY. Fair values for securities are based on quoted market prices.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED FAIR VALUES OF FINANCIAL INSTRUMENTS, CONTINUED.
         LOANS RECEIVABLE. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate residential mortgage loans and fixed-rate commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

         FEDERAL HOME LOAN BANK STOCK. The carrying amount approximates fair value.

         ACCRUED INTEREST. The carrying amount of accrued interest approximates their fair value.

         DEPOSIT LIABILITIES. The fair values disclosed for demand, savings and NOW deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

         SECURITIES SOLD UNDER REPURCHASE AGREEMENTS. For these short term liabilities the carrying value is a reasonable estimate of fair value.

         OFF-BALANCE-SHEET INSTRUMENTS. Fair values of off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(2)  DEBT SECURITIES
     Debt securities have been classified in the consolidated balance sheets according to management's intent. The carrying amounts of securities and their approximate fair value were as follows:

                                             AMORTIZED       UNREALIZED    UNREALIZED      FAIR
                                               COST             GAINS        LOSSES        VALUE
                                            -----------      ----------    ----------    ---------
AVAILABLE-FOR-SALE SECURITIES:
AT DECEMBER 31, 1997:
    U.S. Treasury securities                $ 4,504,042          16,724        1,541      4,519,225
    U.S. Government
          Agency securities                   7,537,506          35,881        7,815      7,565,572
    Mortgage-backed securities                2,768,589          16,398           --      2,784,987
    State, County and
          Municipal securities                1,485,659          50,728           --      1,536,387
                                            -----------         -------   ----------     ----------

                                            $16,295,796         119,731        9,356     16,406,171
                                            ===========         =======   ==========     ==========

AT DECEMBER 31, 1996:
    U.S. Treasury securities                  5,998,629          18,683       13,432      6,003,880
    U.S. Government
          Agency securities                   7,024,390           5,948       27,724      7,002,614
    Mortgage-backed securities                  835,919          12,181           --        848,100
                                            -----------         -------   ----------     ----------

                                            $13,858,938          36,812       41,156     13,854,594
                                            ===========         =======   ==========     ==========

HELD-TO-MATURITY SECURITIES:
AT DECEMBER 31, 1997:
    U.S. Treasury securities                    495,204           3,546           --        498,750
    U.S. Government
          Agency securities                   1,994,098           6,212        3,750      1,996,560
    Mortgage-backed securities                1,126,013          16,011        5,785      1,136,239
    State, County and Municipal
          securities                          1,566,132          23,532           --      1,589,664
                                            -----------         -------   ----------     ----------

                                            $ 5,181,447          49,301        9,535      5,221,213
                                            ===========         =======   ==========     ==========

AT DECEMBER 31, 1996:
    U.S. Treasury securities                    493,924              --        2,834        491,090
    U.S. Government
          Agency securities                   2,492,251          10,697       13,553      2,489,395
    Mortgage-backed securities                2,338,886          33,815        8,439      2,364,262
    State, County and Municipal
          securities                          2,255,752          32,897           --      2,288,649
                                            -----------         -------   ----------     ----------

                                            $ 7,580,813          77,409       24,826      7,633,396
                                            ===========         =======   ==========     ==========

                                                                     (continued)

                 CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(2)  DEBT SECURITIES, CONTINUED
     The Company realized gross proceeds from sales of securities available for sale of $989,844 and $500,077 in 1997 and 1996, respectively. There were no gross gains or losses in 1997 or 1996.

     The scheduled maturities of securities available for sale and securities held to maturity at December 31, 1997 were as follows:

                                                         SECURITIES AVAILABLE FOR SALE    SECURITIES HELD TO MATURITY
                                                         -----------------------------    ---------------------------
                                                             AMORTIZED         FAIR           AMORTIZED       FAIR
                                                               COST            VALUE            COST          VALUE
                                                         -------------     ----------         ---------    ---------
               Due in one year or less                   $   2,499,916      2,501,410         1,746,705    1,747,888
               Due after one year through
                  five years                                 9,541,632      9,583,387         2,308,729    2,337,086
               Due after ten years                           1,485,659      1,536,387                --           --
               Mortgage-backed securities                    2,768,589      2,784,987         1,126,013    1,136,239
                                                         -------------     ----------         ---------    ---------

                                                         $  16,295,796     16,406,171         5,181,447    5,221,213
                                                         =============     ==========         =========    =========

     Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     On April 30, 1994 the Company reclassified certain securities from available for sale to held to maturity. In accordance with Statement of Financial Accounting Standards No. 115 the unrealized holding loss at the date of transfer of $40,229 net of income tax benefit of $23,626 was included as a separate component of stockholders' equity and is being amortized over the remaining term of the associated securities as an adjustment of yield. Net unrealized appreciation (depreciation) on securities is summarized below:

                                                                                                 AT DECEMBER 31,
                                                                                              --------------------
                                                                                              1997            1996
                                                                                              ----            ----
               Net unrealized appreciation (depreciation) on
                  securities available-for-sale, net of tax effect                          $ 69,537          (2,755)

               Net unamortized unrealized loss on securities
                  transferred from available-for-sale
                  to held-to-maturity, net of tax effect                                      (7,808)        (25,494)
                                                                                            --------        --------

                                                                                            $ 61,729         (28,249)
                                                                                            ========        ========

     Securities of approximately $5,499,000 and $5,502,000 (market value
         $5,518,000 and $5,493,000) were pledged as security for the treasury, tax and loan account and repurchase agreements held by the Company at December 31, 1997 and 1996, respectively. In addition, securities with a book value of approximately $600,000 and $597,000 (market value of $604,000 and $600,000) at December 31, 1997 and 1996, respectively were pledged to the State of Florida in connection with the trust department operations.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(3)  LOANS RECEIVABLE
     The components of loans receivable in the consolidated balance sheets are summarized as follows:

                                                                                             AT DECEMBER 31,
                                                                                      ----------------------------
                                                                                        1997                1996
                                                                                        ----                ----
               Commercial                                                            $ 19,037,641         14,765,467
               Real estate mortgage                                                    44,110,580         33,877,321
               Real estate construction                                                 1,956,213          1,092,115
               Installment loans to individuals                                         7,292,635          7,927,470
                                                                                     ------------        -----------

                                                                                       72,397,069         57,662,373

               Net deferred loan costs                                                     59,190             82,476

               Allowance for loan losses                                                 (839,645)          (843,889)
                                                                                     ------------        -----------

               Loans receivable, net                                                 $ 71,616,614         56,900,960
                                                                                     ============        ===========

     An analysis of the change in the allowance for loan losses follows:

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                        ---------------------------
                                                                                          1997               1996
                                                                                          ----               ----
               Beginning balance                                                        $ 843,889          1,022,562
               Provision (credit) for loan losses                                          97,000           (168,000)
               Charge-offs                                                               (120,569)           (15,972)
               Recoveries                                                                  19,325              5,299
                                                                                        ---------         ----------

                                                                                        $ 839,645            843,889
                                                                                        =========         ==========

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(3)  LOANS RECEIVABLE, CONTINUED
     The following summarizes the amounts of impaired loans that have been recognized in accordance with FASB No. 114, as amended by FASB No. 118:

         AT DECEMBER 31, 1997:
         Loans identified as impaired:
               Gross loans with no related allowance for losses                                            $      --
               Gross loans with related allowance for losses recorded                                         90,078
               Less:  Allowances on these loans                                                               50,000
                                                                                                           ---------

         Net investment in impaired loans                                                                  $  40,078
                                                                                                           =========

         AT DECEMBER 31, 1996:
         Loans identified as impaired:
               Gross loans with no related allowance for losses                                              306,571
               Gross loans with related allowance for losses recorded                                             --
               Less:  Allowances on these loans                                                                   --
                                                                                                           ---------

         Net investment in impaired loans                                                                  $ 306,571
                                                                                                           =========

     The average net investment in impaired loans and interest income recognized and received on impaired loans is as follows:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                       -------------------------
                                                                                         1997             1996
                                                                                         ----             ----
               Average investment in impaired loans                                    $ 213,000         268,000
                                                                                       =========         =======
               Interest income recognized on impaired loans                            $   4,243          19,895
                                                                                       =========         =======
               Interest income received on impaired loans                              $   4,243          19,895
                                                                                       =========         =======

(4) PREMISES AND EQUIPMENT
     Components of premises and equipment included in the consolidated balance sheets are summarized as follows:


                                                                                           AT DECEMBER 31,
                                                                                     ---------------------------
                                                                                        1997            1996
                                                                                     -----------     -----------
               Land                                                                  $ 1,721,161       1,721,161
               Bank premises                                                           3,297,979       2,793,055
               Furniture and fixtures                                                    506,828         482,656
               Equipment                                                               1,931,739       1,563,537
               Leasehold improvements                                                    104,695         217,203
               Construction in progress                                                       --         314,529
                                                                                     -----------     -----------

                  Total, at cost                                                       7,562,402       7,092,141

               Less accumulated depreciation and amortization                         (2,005,824)     (1,818,850)
                                                                                     -----------     -----------

                                                                                     $ 5,556,578       5,273,291
                                                                                     ===========     ===========

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(4) PREMISES AND EQUIPMENT, CONTINUED
     The Company leases one of its office locations. This lease had an initial lease term of six years and contained renewal options. Rent expense was approximately $105,000 and $135,000 during the years ended December 31, 1997 and 1996, respectively. Rental income under operating leases was approximately $198,500 and $200,300 during the years ended December 31, 1997 and 1996, respectively. Estimated future rentals over the remaining noncancelable lease terms are approximately as follows:

                                       OPERATING                    OPERATING
               YEAR ENDING               LEASE                        LEASE
               DECEMBER 31,             EXPENSE                       INCOME
               ------------            ----------                   ---------
                  1998                 $  53,900                     144,800
                  1999                    53,900                     143,500
                  2000                    53,900                     125,000
                  2001                        --                      24,000
                                       ---------                    --------

                                       $ 161,700                     437,300
                                       =========                    ========

(5)  DEPOSITS
     The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, was $6,804,946 and $4,638,476 at December 31, 1997 and 1996, respectively.

     A schedule of maturities of certificates of deposit follows:

                  YEAR ENDING
                  DECEMBER 31,                 AMOUNT
                  ------------              ------------
                     1998                   $ 21,570,572
                     1999                      4,119,760
                     2000                      1,904,568
                     2001                        186,677
                     2002                        601,721
                                             -----------

                                            $ 28,383,298
                                            ============

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(6)  SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
     The Company has entered into repurchase agreements with certain customers, whereby the Company has agreed to sell certain securities held in its investment portfolio in return for a simultaneous commitment by the customer to resell the securities back to the Company. In effect, the Company's customer purchases eligible securities from the Company for a specified period of time and agrees to sell those securities back to the Company upon maturity of the transactions. The customers earn a specific rate of interest, payable daily for the duration of the transaction, that bears no relation to the interest rate of the underlying security. Amounts outstanding at December 31, 1997 and 1996 under these repurchase agreements were $3,434,034 and $1,845,921, respectively. The Company has secured the repurchase agreements by pledging securities from its investment portfolio in an equivalent amount.

     Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     ------------------------------
                                                                                       1997                  1996
                                                                                       ----                  ----
               Average balance during the year                                       $ 3,111,000          2,986,000
               Average interest rate during the year                                        4.51%              3.59%
               Maximum month-end balance during the year                             $ 4,579,000          7,190,000

(7) INCOME TAXES
     The consolidated provision for income taxes consisted of the following:

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                            --------------------------
                                                                                               1997           1996
                                                                                            ---------       ---------
               Current:
                  Federal                                                                   $ 548,356         466,795
                  State                                                                        56,237          52,301
                                                                                            ---------       ---------

                           Total current                                                      604,593         519,096
                                                                                            ---------       ---------

               Deferred:
                  Federal                                                                     (65,860)       (312,371)
                  State                                                                       (11,058)        (53,472)
                                                                                            ---------       ---------

                           Total deferred                                                     (76,918)       (365,843)
                                                                                            ---------       ---------

                           Total                                                            $ 527,675         153,253
                                                                                            =========       =========

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(7) INCOME TAXES, CONTINUED
     The provision for income taxes is different than that computed by applying the federal statutory rate of 34% as indicated in the following analysis:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------------------------
                                                                          1997                            1996
                                                                 ---------------------        ----------------------------
                                                                                 % OF                         % OF
                                                                                PRETAX                        PRETAX
                                                                   AMOUNT      EARNINGS        AMOUNT        EARNINGS
                                                                 ---------     --------       ---------      --------
         Tax provision at statutory Federal
               income tax rate                                   $ 536,735         34%        $ 180,929          34%
         Increases (decreases) resulting from:
               Tax-exempt interest income                          (29,706)        (2)          (25,801)         (5)
               State taxes, net of federal tax
                  benefit                                           29,758          2              (773)         --
               Other, net                                           (9,112)        (1)           (1,102)         --
                                                                 ---------         --         ---------        ----

                                                                 $ 527,675         33%        $ 153,253          29%
                                                                 =========       ====         =========        ====

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                                                               AT DECEMBER 31,
                                                                                          --------------------------
                                                                                              1997           1996
                                                                                          -----------      ---------

               Deferred tax asset:
                  Unrealized loss on securities available for sale                        $        --         16,590
                  Allowance for loan losses                                                   212,000        175,882
                  Unamortized loan fees                                                        11,000         16,300
                  Salary continuation                                                         435,000        437,711
                  Accumulated depreciation                                                     45,000             --
                                                                                          -----------      ---------

                           Total gross deferred tax assets                                    703,000        646,483
                                                                                          -----------      ---------

               Deferred tax liabilities:
                  Unrealized gain on securities available for sale                            (36,253)            --
                  Unamortized loan costs                                                      (66,089)       (61,700)
                  Accumulated depreciation                                                         --         (8,200)
                                                                                          -----------      ---------

                           Total gross deferred tax liabilities                              (102,342)       (69,900)
                                                                                          -----------      ---------

                           Net deferred tax asset                                         $   600,658        576,583
                                                                                          ===========      =========

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(8)  DEFERRED COMPENSATION PLANS
     In 1996, the Board of Directors approved deferred compensation agreements for certain officers of the Company and one former officer of the Company. The terms of the agreements provide for the payments of specified benefits to these participants or their beneficiaries at the earlier of retirement or death of the participant. The Company is accruing the present value of the future benefits over the term of the agreements. The Company has purchased life insurance policies on the participants which although not formally linked, have future cash values that exceed the estimated future benefits. The net expense of the deferred compensation plans and life insurance premiums, net of the increase in the cash surrender value of the insurance policies was approximately $4,700 and $1,246,000 for the years ended December 31, 1997 and 1996, respectively.

(9)  STOCKHOLDERS' EQUITY
     The ability of the Holding Company to pay dividends to the stockholders is dependent upon receiving dividends from the Bank. The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval.

(10) REGULATORY MATTERS
     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitive measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(10) REGULATORY MATTERS, CONTINUED
     As of December 31, 1997, the most recent notification from the state regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                                    TO BE WELL
                                                                                                 CAPITALIZED UNDER
                                                                       FOR CAPITAL               PROMPT CORRECTIVE
                                               ACTUAL               ADEQUACY PURPOSES:           ACTION PROVISIONS:
                                               ------               ------------------           ------------------
                                        AMOUNT        RATIO        AMOUNT         RATIO         AMOUNT        RATIO
                                        ------        -----        ------         -----         ------        -----
     AS OF DECEMBER 31, 1997:
         Total capital (to Risk
         Weighted Assets)           $ 12,480,464       14.76%    $ 6,764,479        8.00%    $ 8,455,599     10.00%
         Tier I Capital (to Risk
         Weighted Assets)             11,690,819       13.82       3,383,739        4.00       5,075,609      6.00
         Tier I Capital
         (to Average Assets)          11,690,819       10.96       4,266,722        4.00       5,333,403      5.00

     AS OF DECEMBER 31, 1996:
         Total capital (to Risk
         Weighted Assets)             11,477,779       16.49       5,568,359        8.00       6,960,448     10.00
         Tier I Capital (to Risk
         Weighted Assets)             10,633,890       15.27       2,785,564        4.00       4,178,346      6.00
         Tier I Capital
         (to Average Assets)          10,633,890       11.27       3,774,229        4.00       4,717,786      5.00

(11) RELATED PARTIES
     Several directors of the Company and their companies and ventures obtain loans from the Company. These loans were granted in accordance with the normal lending policies of the Company. At December 31, 1997 and 1996, the total amount of borrowings outstanding to these related parties were approximately $1,844,000 and $1,513,000, respectively. During 1997 new loans to these related parties amounted to $779,000 and repayments amounted to $448,000. In addition, deposits from these related parties approximated $2,386,000 and $1,689,000 at December 31, 1997 and 1996,
         respectively.

     The Company also has business relationships with other entities under the direct or indirect control of management, stockholders, and/or directors of the Company. These relationships, which are in the ordinary course of business, include placement of insurance coverage, legal services, and the construction of leasehold improvements.

(12) EMPLOYEE STOCK OPTION PLAN
     The Bank had a nonqualified Employee Stock Option Plan (the "Plan") which was adopted by the Holding Company whereby one hundred thousand (100,000) shares of the Holding Company's common stock are reserved for issuance to directors and certain officers and other employees of the Company.
                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(12) EMPLOYEE STOCK OPTION PLAN, CONTINUED
     During 1987, stock options to acquire 58,000 shares were granted. These options expire twenty years after date of grant and are exercisable at $10.55. During March 1993, stock options to acquire the remaining 42,000 shares of the Holding Company were granted to certain directors of the Holding Company, as well as officers of the Bank. These options expire twenty years after the date of grant and are exercisable at $11.23 per share. 4,000 of these options were exercised in 1995. A summary of activity for the years ended December 31, 1997 and 1996 is as follows:

               Exercise price                                  $ 10.55       11.23
                                                               =======      ======

               Options outstanding at December 31, 1996
                  and 1997                                      58,000      38,000
                                                               =======      ======

     There were no options granted or exercised during the years ended December 31, 1997 or 1996.

(13) RETIREMENT PLAN
     The Bank has implemented a Section 401(k) Employee Savings Plan (the
         "Plan"). Under the Plan, employees become eligible after completion of 1,000 hours of employment service. The Bank paid matching contributions of $74,356 and $62,805 in 1997 and 1996 respectively, representing 100% of the employee contributions to the Plan, up to 6% of the salaries of the participants.

(14) COMMITMENTS AND CONTINGENCIES
     In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Company.

     The Bank's Board of Directors has executed an employment contract for one executive officer which includes provisions for minimum salary levels, severance pay ranging from two to three years salary in the event of termination under certain circumstances, and provisions for car allowances and other reimbursable expenses. This contract covers an indefinite period of time.

     On December 16, 1997, the Company's Board of Directors authorized the repurchase of up to 30,000 shares of common stock at $25 per share. The Company initially offered to repurchase 24,000 shares of common stock. The offer expires January 31, 1998 and may be withdrawn or extended by the Company. At December 31, 1997, the Company has received requests from stockholders to repurchase 700 shares of common stock for an aggregate total of $17,500. These transactions have not been reflected in the accompanying financial statements because they were not consummated at December 31, 1997. The Company obtained a $1,500,000 uncollateralized credit facility with a financial institution to finance the stock repurchase. The credit facility bears interest at Libor, plus 2.1%, interest is payable quarterly and the facility matures September 30, 1998. The credit facility is subject to certain restrictive covenants as defined in the agreement. At December 31, 1997, there were no borrowings outstanding under this agreement.

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(15)  FINANCIAL INSTRUMENTS
     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the consolidated balance sheet. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments general have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers.

     The estimated fair values of the Company's financial instruments are as follows:

                                                        AT DECEMBER 31, 1997               AT DECEMBER 31, 1996
                                                  ------------------------------       ---------------------------
                                                    CARRYING            FAIR           CARRYING            FAIR
                                                     AMOUNT             VALUE            AMOUNT            VALUE
                                                  ------------       -----------       ----------       ----------
Financial assets:
    Cash and cash equivalents                     $ 13,927,245        13,927,245       13,099,335       13,099,335
                                                  ============       ===========       ==========       ==========

    Securities available for sale                 $ 16,406,171        16,406,171       13,854,594       13,854,594
                                                  ============       ===========       ==========       ==========

    Securities held to maturity                   $  5,181,447         5,221,213        7,580,813        7,633,396
                                                  ============       ===========       ==========       ==========

    Loans receivable, net                         $ 71,616,614        72,605,106       56,900,960       57,386,790
                                                  ============       ===========       ==========       ==========

    Federal Home Loan Bank stock                  $    301,600           301,600          278,700          278,700
                                                  ============       ===========       ==========       ==========

    Accrued interest receivable                   $    675,651           675,651          577,836          577,836
                                                  ============       ===========       ==========       ==========

Financial liabilities:
    Deposit accounts                              $100,230,059       100,250,191       86,731,399       86,744,613
                                                  ============       ===========       ==========       ==========

    Securities sold under repurchase agreements   $  3,434,034         3,434,034        1,845,921        1,845,921
                                                  ============       ===========       ==========       ==========

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(15)  FINANCIAL INSTRUMENTS, CONTINUED
      A summary of the notional amounts, which approximates fair value, of the Company's financial instruments with off-balance sheet risk at December 31, 1997, follows:

               Commitments to extend credit                  $ 13,239,000
                                                             ============

               Standby letters of credit                     $  1,304,000
                                                             ============

(16) SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK
     Most of the Company's business activity is with customers located within the Pinellas County, Florida area. Therefore, the Company's exposure to credit risk is significantly affected by changes in the economy in the Pinellas County area. The loan portfolio is diversified among individuals and types of industries. Loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The contractual amounts of credit related financial instruments such as commitments to extend credit and standby letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

(17) PARENT COMPANY FINANCIAL INFORMATION The parent company financial information is as follows:

                            CONDENSED BALANCE SHEETS

                                                                    AT DECEMBER 31,
                                                           ----------------------------------
                                                                1997                1996
                                                                ----                ----
         ASSETS

     Cash, deposited with subsidiary                       $       80,117              80,667
     Investment in subsidiary                                  11,752,549          10,605,641
     Organizational costs                                             329               4,280
                                                           --------------       -------------

         Total assets                                      $   11,832,995          10,690,588
                                                           ==============       =============

         LIABILITIES AND STOCKHOLDERS' EQUITY

     Stockholders' equity                                      11,832,995          10,690,588
                                                           --------------       -------------

         Total liabilities and stockholders' equity        $   11,832,995          10,690,588
                                                           ==============       =============

                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

(17) PARENT COMPANY FINANCIAL INFORMATION, CONTINUED



                        CONDENSED STATEMENTS OF EARNINGS

                                                                             YEAR ENDED DECEMBER 31,
                                                                          --------------------------------
                                                                              1997                1996
                                                                              ----                ----
Revenues                                                                  $         --                  --
Expenses                                                                         4,501               4,151
                                                                          ------------        ------------

    Loss before earnings of subsidiary                                          (4,501)             (4,151)
    Earnings of subsidiaries                                                 1,056,930             383,041
                                                                          ------------        ------------

    Net earnings                                                          $  1,052,429             378,890
                                                                          ============        ============

                       CONDENSED STATEMENTS OF CASH FLOWS

Cash flows from operating activities:
    Net earnings                                                          $  1,052,429             378,890
    Adjustments to reconcile net earnings to net cash used in
      operating activities:
          Equity in undistributed earnings of subsidiaries                  (1,056,930)           (383,041)
          Net decrease in organizational costs                                   3,951               3,951
                                                                          ------------        ------------

             Net cash used in operating activities                                (550)               (200)
                                                                          ------------        ------------

Net decrease in cash                                                              (550)               (200)

Cash at beginning of year                                                       80,667              80,867
                                                                          ------------        ------------

Cash at end of year                                                       $     80,117              80,667
                                                                          ============        ============

(18) SUBSEQUENT EVENTS
     On April 6, 1998, the Board of Directors of the Company approved a definitive agreement for the merger of the Company into another financial institution (Southwest Banks, Inc.) and authorized the Company's President and Chief Executive Officer to execute the agreement on behalf of the Company on the same date. The merger is expected to be completed in the third quarter of 1998 and is subject to various regulatory approvals as well as the approval of the shareholders of the Company.

     In addition, during the three months ended March 31, 1998, the Company repurchased 23,205 shares of its common stock (See Note 14).

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                       MARCH 31,
                                                                     ------------
                                                                         1998
                                                                         -----
                                                                      (UNAUDITED)
     ASSETS

Cash and due from banks                                              $  8,209,269
Federal funds sold                                                      5,690,689
                                                                     ------------

               Cash and cash equivalents                               13,899,958

Securities available for sale                                          20,788,846
Securities held to maturity                                             4,010,982
Loans receivable, net of allowance for loan losses of $848,137         72,739,415
Accrued interest receivable                                               629,515
Premises and equipment, net                                             5,462,680
Deferred income taxes                                                     544,800
Restricted securities, Federal Home Loan Bank
     stock, at cost                                                       350,700
Prepaid expenses and other assets                                       2,790,662
                                                                     ------------
                                                                     $121,217,558
                                                                     ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Demand deposits                                                   32,451,979
     Savings, money-market and NOW deposits                            41,452,991
     Time deposits                                                     29,513,539
                                                                     ------------

               Total deposits                                         103,418,509

     Securities sold under repurchase agreements                        4,416,740
     Accrued expenses and other liabilities                             1,846,168
                                                                     ------------
               Total liabilities                                      109,681,417
                                                                     ============
Stockholders' Equity:
     Preferred stock                                                           --
     Common stock                                                          58,080
     Additional paid-in capital                                         5,166,715
     Retained earnings                                                  6,260,737
     Accumulated other comprehensive income, unrealized gain
         on securities available for sale, net of tax                      50,609
                                                                     ------------

               Total stockholders' equity                              11,536,141
                                                                     ------------

                                                                     $121,217,558
                                                                     ============

See Accompanying Notes to Condensed Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                            THREE MONTHS ENDED MARCH 31,
                                                                          --------------------------------
                                                                              1998                 1997
                                                                              ----                 ----
                                                                                     (UNAUDITED)
Interest income:
     Loans receivable                                                     $  1,614,915           1,324,285
     Securities available for sale                                             275,922             218,658
     Securities held to maturity                                                67,018             105,874
     Federal funds sold                                                         91,745              91,211
                                                                          ------------        ------------

               Total interest income                                         2,049,600           1,740,028
                                                                          ------------        ------------

Interest expense:
     Deposits                                                                  667,357             590,424
     Borrowed funds                                                             45,122              25,149
                                                                          ------------        ------------

               Total interest expense                                          712,479             615,573
                                                                          ------------        ------------

               Net interest income                                           1,337,121           1,124,455

Provision for loan losses                                                       35,000                  --
                                                                          ------------        ------------

               Net interest income after provision
                  for loan losses                                            1,302,121           1,124,455
                                                                          ------------        ------------

Noninterest income:
     Other service charges and fees                                             52,357              50,118
     Service charges on deposit accounts                                        87,068              72,188
     Income from fiduciary activities                                          120,263             122,619
     Other income                                                              105,467              84,759
                                                                          ------------        ------------

               Total noninterest income                                        365,155             329,684
                                                                          ------------        ------------

Noninterest expenses:
     Salaries and employee benefits                                            645,116             599,364
     Occupancy expense                                                         195,061             189,659
     Advertising and promotion                                                 121,059              43,294
     Deposit insurance premiums                                                  2,791               1,894
     Other operating expense                                                   258,608             231,234
                                                                          ------------        ------------

               Total noninterest expenses                                    1,222,635           1,065,445
                                                                          ------------        ------------

Earnings before income taxes                                                   444,641             388,694

     Income taxes                                                              150,250             131,375
                                                                          ------------        ------------

Net earnings                                                              $    294,391             257,319
                                                                          ============        ============

Basic earnings per share                                                  $        .49                 .43
                                                                          ============        ============

Diluted earnings per share                                                $        .47                 .41
                                                                          ============        ============

Weighted-average number of shares outstanding for basic
     earnings per share                                                        596,265             604,000
                                                                          ============        ============

Weighted-average number of shares outstanding for diluted
     earnings per share                                                        623,086             627,813
                                                                          ============        ============

See Accompanying Notes to Condensed Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                            THREE MONTHS ENDED MARCH 31,
                                                                          ------------------------------
                                                                             1998                 1997
                                                                             ----                 ----
                                                                                      (UNAUDITED)

Net earnings                                                              $    294,391             257,319

Other comprehensive income-
     Change in unrealized gains arising during period, net of tax benefit of $8,898 in 1998 and $37,515
         in 1997                                                               (11,120)            (56,196)
                                                                          ------------        ------------

Comprehensive income                                                      $    283,271             201,123
                                                                          ============        ============


See Accompanying Notes to Condensed Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                        THREE MONTHS ENDED MARCH 31, 1998



                                                                                         ACCUMULATED
                                                                                            OTHER
                                                                                        COMPREHENSIVE
                                                                                           INCOME,
                                                                                          UNREALIZED
                                                                                           GAIN ON
                                                        ADDITIONAL                        SECURITIES           TOTAL
                                      COMMON              PAID-IN          RETAINED       AVAILABLE        STOCKHOLDERS'
                                       STOCK              CAPITAL          EARNINGS        FOR SALE           EQUITY
                                      --------         ----------         ---------      ----------     ---------------
Balance, December 31, 1997            $ 60,400          5,744,520         5,966,346        61,729         11,832,995

Repurchase of common stock
     (unaudited)                        (2,320)          (577,805)               --            --           (580,125)

Net earnings (unaudited)                    --                 --           294,391            --            294,391

Other comprehensive income
     (unaudited)                            --                 --                --       (11,120)           (11,120)
                                      --------         ----------         ---------       -------        -----------

Balance, March 31, 1998 (unaudited)   $ 58,080          5,166,715         6,260,737        50,609         11,536,141
                                      ========         ==========         =========       =======        ===========


See Accompanying Notes to Condensed Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            THREE MONTHS ENDED MARCH 31,
                                                                          ---------------------------------
                                                                              1998                1997
                                                                              ----                ----
                                                                                       (UNAUDITED)
Cash flows from operating activities:
     Net earnings                                                         $    294,391             257,319
     Adjustments to reconcile net earnings to net cash
       provided by (used in) operating activities:
         Depreciation and amortization                                         107,193              91,772
         Provision for loan losses                                              35,000                  --
         Amortization of deferred loan fees and costs                           27,780              35,421
         Decrease (increase) in accrued interest receivable                     46,136             (37,367)
         Increase in prepaid expenses and other assets                        (105,052)           (136,788)
         Increase in accrued expenses and other liabilities                    391,682             139,279
         Provision (credit) for deferred income taxes                           64,756              (1,914)
                                                                          ------------        ------------

               Net cash provided by (used in) operating activities             861,886             347,722
                                                                          ------------        ------------

Cash flows from investing activities:
     Purchases of securities held to maturity                                       --                  --
     Purchases of securities available for sale                             (7,204,288)         (2,983,750)
     Proceeds from maturity of securities available for sale                 2,744,476           1,000,000
     Proceeds from maturity of securities held to maturity                   1,000,000                  --
     Principal repayments on securities held to maturity                       177,594             304,782
     Principal repayments on securities available for sale                      51,110              47,707
     Net increase in loans                                                  (1,185,581)         (3,317,868)
     Net purchases of premises and equipment                                   (14,415)           (409,570)
     Purchase of Federal Home Loan Bank stock                                  (49,100)            (22,900)
                                                                          ------------        ------------

               Net cash used in investing activities                        (4,480,204)         (5,381,599)
                                                                          ------------        ------------

Cash flows from financing activities:
     Increase in demand, savings, money-market and NOW deposits              2,058,209           6,685,649
     Increase in time deposits                                               1,130,241             792,661
     Net increase in securities sold under repurchase agreements, net          982,706           1,462,143
     Repurchase of common stock                                               (580,125)                 --
                                                                          ------------        ------------

               Net cash provided by financing activities                     3,591,031           8,940,453
                                                                          ------------        ------------

Net (decrease) increase in cash and cash equivalents                           (27,287)          3,906,576

Cash and cash equivalents at beginning of period                            13,927,245          13,099,335
                                                                          ------------        ------------

Cash and cash equivalents at end of period                                $ 13,899,958          17,005,911
                                                                          ============        ============

Supplemental disclosure of cash flow information:
     Cash paid during the period for:
         Interest                                                         $    709,171             609,236
                                                                          ============        ============

         Income taxes                                                     $         --                  --
                                                                          ============        ============

     Noncash transactions-
         Change in accumulated other comprehensive income, gain
               on securities available for sale, net of tax               $    (11,120)            (56,196)
                                                                          ============        ============


See Accompanying Notes to Condensed Consolidated Financial Statements.

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


1.  GENERAL. In the opinion of the management of Citizens Holding
        Corporation (the "Holding Company"), the accompanying condensed consolidated financial statements contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at March 31, 1998 and the results of operations, comprehensive income and cash flows for the three-month periods ended March 31, 1998 and 1997. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

        The Holding Company's condensed consolidated financial statements include the accounts of its wholly-owned subsidiary, Citizens Bank and Trust (the "Bank") (collectively the "Company"). The Holding Company's only business activity is the ownership of the Bank. All intercompany accounts and transactions have been eliminated in consolidation.

2. LOAN IMPAIRMENT AND CREDIT LOSSES. A loan totaling $90,078 was identified as being impaired during the three-month period ended March 31, 1998. The activity in the allowance for loan losses is as follows:

                                                                              FOR THE THREE
                                                                               MONTHS ENDED
                                                                                 MARCH 31,
                                                                          -----------------------
                                                                             1998        1997
                                                                             ----         ----
Balance, beginning of period                                              $  839,645      843,889
Provision charged to earnings                                                 35,000           --
Recoveries, net of (charge-offs)                                             (26,508)          67
                                                                          ----------    ---------

Balance, end of period                                                    $  848,137      843,956
                                                                          ==========    =========



                                                                     (continued)

                  CITIZENS HOLDING CORPORATION AND SUBSIDIARIES

3. EARNINGS PER SHARE. Earnings per share ("EPS") of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. For purposes of calculating diluted EPS because there is no active trading market for the Company's common stock, the average book value per share was used.

                                                      FOR THE THREE MONTHS ENDED MARCH 31,
                           ---------------------------------------------------------------------------------------------
                                             1998                                             1997
                           -------------------------------------------      --------------------------------------------
                           EARNINGS          SHARES          PER SHARE        EARNINGS          SHARES         PER SHARE
                           (NUMERATOR)    (DENOMINATOR)        AMOUNT       (NUMERATOR)     (DENOMINATOR)        AMOUNT
                           -----------    -------------      ---------      -----------     -------------      --------
Basic EPS:
    Net earnings
      available to
      common
      stockholders           $294,391       596,265             $.49          $257,319         604,000            $.43
                                                                ====                                              ====

Effect of dilutive
  securities-
    Incremental shares
      from assumed
      exercise of stock
      options                                26,821                                             23,813
                                            -------                                            -------

Diluted EPS:
    Net earnings available
      to common
      stockholders
      and assumed
      exercise               $294,391       623,086             $.47          $257,319         627,813            $.41
                             ========       =======             ====          ========         =======            ====

4. REGULATORY CAPITAL. The Bank is required to maintain certain minimum regulatory capital requirements. The following is a summary at March 31, 1998 of the regulatory capital requirements and the Bank's capital on a percentage basis:


                                                                                           RATIOS OF     REGULATORY
                                                                                            THE BANK     REQUIREMENT
                                                                                           ---------     -----------
            Total capital to risk-weighted assets                                             14.71%        8.00%

            Tier I capital to risk-weighted assets                                            13.79%        4.00%

            Tier I capital to total assets - leverage ratio                                   10.29%        4.00%

5.  PROPOSED ACQUISITION OF COMPANY. On April 6, 1998, the Board of
        Directors of the Company approved a definitive agreement for the merger of the Company into another financial institution (Southwest Banks, Inc.) and authorized the Company's President and Chief Executive Officer to execute the agreement on behalf of the Company on the same date. The merger is expected to be completed in the third quarter of 1998 and is subject to various regulatory approvals as well as the approval of the shareholders of the Company.

                                                                      APPENDIX A






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               F.N.B. CORPORATION,

                              SOUTHWEST BANKS, INC.

                                       AND

                          CITIZENS HOLDING CORPORATION





                            Dated as of April 6, 1998

                                TABLE OF CONTENTS

                                                                                                           Page
PREAMBLE....................................................................................................A-1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER................................................................A-1
     1.1      Merger........................................................................................A-1
     1.2      Time and Place of Closing.....................................................................A-1
     1.3      Effective Time................................................................................A-2
     1.4      Execution of Stock Option Agreement...........................................................A-2

ARTICLE 2 - TERMS OF MERGER.................................................................................A-2
     2.1      Articles of Incorporation.....................................................................A-2
     2.2      Bylaws........................................................................................A-2
     2.3      Directors.....................................................................................A-2

ARTICLE 3 - MANNER OF CONVERTING SHARES.....................................................................A-2
     3.1      Conversion of Shares..........................................................................A-2
     3.2      Anti-Dilution Provisions......................................................................A-3
     3.3      Shares Held by CHC or FNB.....................................................................A-3
     3.4      Fractional Shares.............................................................................A-3
     3.5      Treatment of Options and Warrants.............................................................A-4

ARTICLE 4 - EXCHANGE OF SHARES..............................................................................A-5
     4.1      Exchange Procedures...........................................................................A-5
     4.2      Rights of Former CHC Shareholders.............................................................A-5

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF CHC...........................................................A-6
     5.1      Organization, Standing, and Power.............................................................A-6
     5.2      Authority; No Breach by Agreement.............................................................A-7
     5.3      Capital Stock.................................................................................A-7
     5.4      CHC Subsidiaries..............................................................................A-8
     5.5      Regulatory Filings; Financial Statements......................................................A-8
     5.6      Absence of Certain Changes or Events..........................................................A-8
     5.7      Tax Matters...................................................................................A-9
     5.8      Assets.......................................................................................A-10
     5.9      Environmental Matters........................................................................A-10
     5.10     Compliance With Laws.........................................................................A-11
     5.11     Labor Relations..............................................................................A-11
     5.12     Employee Benefit Plans.......................................................................A-12
     5.13     Material Contracts...........................................................................A-12
     5.14     Legal Proceedings............................................................................A-13
     5.15     Reports......................................................................................A-13
     5.16     Statements True and Correct..................................................................A-13
     5.17     Accounting, Tax and Regulatory Matters.......................................................A-14
     5.18     State Takeover Laws..........................................................................A-14
     5.19     Derivatives Contracts........................................................................A-14

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FNB AND SOUTHWEST............................................A-14
     6.1      Organization, Standing, and Power............................................................A-14
     6.2      Authority; No Breach By Agreement............................................................A-15
     6.3      Capital Stock................................................................................A-15
     6.4      FNB Subsidiaries.............................................................................A-16
     6.5      SEC Filings; Financial Statements............................................................A-16
     6.6      Absence of Certain Changes or Events.........................................................A-17
     6.7      Tax Matters..................................................................................A-17
     6.8      Compliance With Laws.........................................................................A-17
     6.9      Assets.......................................................................................A-18
     6.10     Legal Proceedings............................................................................A-18
     6.11     Reports......................................................................................A-19
     6.12     Statements True and Correct..................................................................A-19
     6.13     Accounting, Tax and Regulatory Matters.......................................................A-19
     6.14     Environmental Matters........................................................................A-19
     6.15     Derivatives Contracts........................................................................A-20
     6.16     Outstanding CHC Common Stock.................................................................A-20
     6.17     Material Contracts...........................................................................A-20

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION.......................................................A-20
     7.1      Affirmative Covenants of CHC.................................................................A-20
     7.2      Negative Covenants of CHC....................................................................A-21
     7.3      Covenants of FNB.............................................................................A-23
     7.4      Adverse Changes In Condition.................................................................A-23
     7.5      Reports......................................................................................A-23

ARTICLE 8 - ADDITIONAL AGREEMENTS..........................................................................A-24
     8.1      Registration Statement; Proxy Statement; Shareholder Approval................................A-24
     8.2      Applications.................................................................................A-24
     8.3      Filings With State Offices...................................................................A-24
     8.4      Agreement As To Efforts To Consummate........................................................A-24
     8.5      Access to Information; Confidentiality.......................................................A-25
     8.6      Press Releases...............................................................................A-26
     8.7      Current Information..........................................................................A-26
     8.8      Other Actions................................................................................A-26
     8.9      No Solicitation..............................................................................A-27
     8.10     Certain Purchases............................................................................A-27
     8.11     Accounting and Tax Treatment.................................................................A-27
     8.12     State Takeover Laws..........................................................................A-27
     8.13     Articles of Incorporation Provisions.........................................................A-27
     8.14     Agreement of Affiliates......................................................................A-28
     8.15     Employee Benefits and Contracts..............................................................A-28
     8.16     Retention of Directors.......................................................................A-28
     8.17     Employment Contracts of Certain Officers.....................................................A-28
     8.18     Indemnification..............................................................................A-29

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..............................................A-30
     9.1      Conditions to Obligations of Each Party......................................................A-30
     9.2      Conditions to Obligations of FNB.............................................................A-31

     9.3      Conditions to Obligations of CHC.............................................................A-32
ARTICLE 10 - TERMINATION...................................................................................A-34
     10.1     Termination..................................................................................A-34
     10.2     Effect of Termination........................................................................A-35
     10.3     Non-Survival of Representations and Covenants................................................A-36

ARTICLE 11 - MISCELLANEOUS.................................................................................A-36
     11.1     Definitions..................................................................................A-36
     11.2     Expenses.....................................................................................A-43
     11.3     Brokers and Finders..........................................................................A-43
     11.4     Entire Agreement.............................................................................A-43
     11.5     Amendments...................................................................................A-44
     11.6     Obligations of FNB...........................................................................A-44
     11.7     Waivers......................................................................................A-44
     11.8     Assignment...................................................................................A-44
     11.9     Notices......................................................................................A-44
     11.10    Governing Law................................................................................A-45
     11.11    Counterparts.................................................................................A-45
     11.12    Captions.....................................................................................A-45
     11.13    Enforcement of Agreement.....................................................................A-46
     11.14    Severability.................................................................................A-46
     11.15    Fiduciary Duty...............................................................................A-46



                                LIST OF EXHIBITS

     Exhibit
      Number                       Description
      ------                       -----------

        1.    Form of Stock Option Agreement (Section 1.4).

        2.    Form of agreement of affiliates of Citizens Holding
              Corporation (Section 8.14).

        3.    Form of Directors' Non-Compete Agreement (Section 9.2)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 6, 1998, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation having its principal office located in Hermitage, Pennsylvania; SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation having its principal office located in Naples, Florida, and a wholly owned subsidiary of FNB; and CITIZENS HOLDING CORPORATION ("CHC"), a Florida corporation having its principal office located in Clearwater, Florida.

                                    PREAMBLE

         The Boards of Directors of CHC and FNB are of the opinion that the acquisition described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of CHC by FNB pursuant to the merger of CHC with and into Southwest (the "Merger"). At the effective time of such Merger, the outstanding shares of the capital stock of CHC shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of CHC shall become shareholders of FNB. Immediately upon consummation of the Merger, Citizens Bank & Trust, a wholly owned subsidiary of CHC, shall be merged into First National Bank of Florida, a wholly owned subsidiary of Southwest. The transactions described in this Agreement are subject to the approvals of the shareholders of CHC, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, CHC and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which CHC is granting to FNB an option to purchase shares of CHC Common Stock.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CHC shall be merged with and into Southwest in accordance with the provisions of the FBCA. At the Effective Time, the separate existence of CHC shall cease, and Southwest, which shall remain a wholly-owned subsidiary of FNB, shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. From and after the Effective Time, the Merger shall have the effects specified in the FBCA. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CHC, FNB, and Southwest.

         1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), including the Merger, shall take place at 10:00 A.M., local time, on a date specified by the

Parties as they, acting through their chief executive officers or chief financial officers, may mutually agree. Subject to the terms and conditions hereof, unless mutually agreed upon in writing by each Party, the Parties shall use their reasonable best efforts to cause the Closing to occur on, but not prior to, the fifth business day following the Determination Date.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time (the "Effective Time") on which the Florida Articles of Merger containing the provisions required by, and executed in accordance with, the FBCA shall have been accepted for filing by the Secretary of State, State of Florida, or such later date and time as is agreed in writing by FNB and CHC and specified in the Florida Articles of Merger. Unless FNB and CHC otherwise mutually agree in writing, the Parties to this Agreement shall use their best efforts to cause the Effective Time occur on the date of Closing.

         1.4 Execution of Stock Option Agreement. Concurrently with the execution and delivery of this Agreement, and as a condition thereto, CHC is executing and delivering to FNB the Stock Option Agreement.

                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 Articles of Incorporation. Pursuant to the Merger, the Articles of Incorporation of Southwest in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law.

         2.2 Bylaws. Pursuant to the Merger, the Bylaws of Southwest in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law.

         2.3 Directors. Upon the Effective Time, the directors of CHC shall be elected as directors of First National Bank of Florida for a term of one year and FNB shall cause directors fees to be paid to such individuals for such term in an amount at least equal to the amount currently paid to the CHC directors.

                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, Southwest or CHC, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each of the Surviving Corporation common shares issued and outstanding immediately prior to the Effective Time shall remain outstanding and issued entirely to FNB.

             (b) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (c) Except for CHC Common Shares issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each CHC Common Share (excluding shares to be cancelled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 1.515 shares of FNB Common Stock (the "Exchange Ratio").

             (d) If the Designated Price of FNB Common Stock shall be less than $34.125, then CHC may, at any time during the period commencing on the Determination Date and ending at the close of business five (5) business days thereafter, terminate the Agreement pursuant to Section 10.1(g) hereof.

             (e) Notwithstanding Section 3.1(c) of this Agreement, CHC Common Shares issued and outstanding at the Effective Time which is held by a holder who has not voted in favor of the Merger and who has demanded payment for such shares in accordance with Section 607.1320 of the FBCA ("Dissenting CHC Shares") shall not be converted into or represent the right to receive the FNB Common Stock payable thereon pursuant to
         Section 3.1(c) of this Agreement, and shall be entitled only to such rights of appraisal as are granted by Section 607.1320 of the FBCA ("Dissent Provisions"), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such CHC Common Shares shall be treated as if they had been converted at the Effective Time into the right to receive the FNB Common Stock payable thereon pursuant to Section 3.1(c) of this Agreement. CHC shall give FNB prompt notice upon receipt by CHC of any written objection to the Merger and such written demands for payment on CHC Common Shares under the Dissent Provisions, and the withdrawals of such demands, and any other instruments provided to CHC pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any CHC Common Shares held by such Dissenting Shareholder shall receive payment therefore from FNB (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders CHC Common Shares shall be cancelled. CHC shall not, except with the prior written consent of FNB, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder.

         3.2 Anti-Dilution Provisions. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted so as to prevent the dilutive effect of such transaction on a percentage of ownership basis; provided, however, that the Exchange Ratio shall not be adjusted in connection with the 5% stock dividend to be declared by FNB to shareholders of record on or about April 10, 1998.

         3.3 Shares Held by CHC or FNB. Each of the CHC Common Shares, if any, held by any CHC Company or by any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of CHC Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the "market price" of one share of FNB Common Stock at the Closing. The market price of one share of FNB Common Stock at the Effective Time shall be the closing trade price of such common stock, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.5 Treatment of Options and Warrants.

             (a) At the Effective Time, each award, option or other right to purchase or acquire CHC Common Stock (collectively, the "CHC Options") pursuant to stock awards, stock options, stock appreciation rights, or other benefits granted by CHC pursuant to any employee stock option plan or other arrangement of CHC ("CHC Stock Plan"), which CHC Options are outstanding at the Effective Time of the Merger, whether or not such CHC Options are then vested or exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each CHC Option, in accordance with the terms of the CHC Stock Plan, Stock Option agreement, or warrant agreement by which it is evidenced, except that from and after the Effective Time (i) FNB and its Compensation Committee shall be substituted for CHC and the compensation committee of CHC's Board of Directors, including, if applicable, the entire Board of Directors of CHC, administering such CHC Stock Plan, (ii) each CHC Option assumed by FNB may be exercised solely for shares of FNB Common Stock, (iii) the number of shares of FNB Common Stock subject to each such CHC Option shall be equal to the number of shares of CHC Common Stock subject to each such CHC Option immediately prior to the Effective Time times the Exchange Ratio, and
         (iv) the per share exercise price under each such CHC Option will be adjusted by dividing the per share exercise price under each such CHC Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FNB shall not be obligated to issue any fraction of a share of FNB Common Stock upon exercise of CHC Options and any fraction of a share of FNB Common Stock that otherwise would be subject to a converted CHC Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such Option. Notwithstanding the provisions and clauses (iii) and (iv) of this Section 3.5(a), each CHC Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code. CHC and FNB agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

             (b) As soon as practicable after the Effective Time, FNB shall deliver to the participants in each CHC Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such CHC Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) of this Agreement after giving effect to the Merger), and FNB shall comply with the terms of each CHC Stock Plan to ensure, to the extent required by, and subject to the provisions of, such CHC Stock Plan, that CHC Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of CHC Options assumed by it in accordance with this Section 3.5. As soon as practicable after the Effective Time, FNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such CHC Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or the prospectuses contained therein), for so long as such options remain outstanding. With respect to individuals who subsequent to the Merger will be subject to the reporting requirements under
         Section 16(a) of the 1934 Act, where applicable, FNB shall administer the CHC Stock Plan assumed pursuant to this Section 3.5 in a manner which complies with Rule 16b-3 promulgated under the 1934 Act to the extent the CHC Stock Plan complied with such Rule prior to the Merger.

             (c) All restrictions or limitations on transfer with respect to the CHC Common Stock awarded under the CHC Stock Plan or any other plan, program, or arrangement of CHC, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect.

                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, FNB shall deposit, or shall cause to be deposited, with the Exchange Agent selected by FNB (the "Exchange Agent") certificates evidencing shares of FNB Common Stock and cash in such amounts necessary to provide all consideration required to be exchanged by FNB for CHC Common Shares pursuant to the terms of this Agreement. Promptly after the Effective Time, FNB shall cause the Exchange Agent to mail to the former shareholders of CHC appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CHC Common Shares shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CHC Common Shares (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all declared but undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of CHC Common Shares issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FNB Common Shares to which such holder may be otherwise entitled (without interest). FNB shall not be obligated to deliver the consideration to which any former holder of CHC Common Shares is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the CHC Common Shares for exchange as provided in this Section 4.1. The certificate or certificates of CHC Common Shares so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of CHC Common Shares for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former CHC Shareholders. At the Effective Time, the stock transfer books of CHC shall be closed as to holders of CHC Common Shares immediately prior to the Effective Time and no transfers of CHC Common Shares by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing CHC Common Shares (other than shares as to which dissenters' rights have been perfected under the Dissent Provisions and not withdrawn, and other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by CHC in respect of such CHC Common Shares in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Until 90 days after the Effective Time, former shareholders of record of CHC shall be entitled to vote at any meeting of FNB stockholders the number of shares of FNB Common Stock into which their respective CHC Common Shares are converted, regardless of whether such holders have exchanged their certificates representing CHC Common Shares for certificates representing FNB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of CHC Common Shares issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such CHC Common Shares certificate, both the FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made available to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by the shareholders of CHC for six months after the Effective Time shall be paid to FNB. Any shareholders of CHC who have not theretofore complied with this Article 4 shall thereafter look only to FNB for payment of their shares of FNB Common Stock, cash in lieu of fractional shares, and unpaid dividends and distributions on the FNB Common Stock deliverable in respect of each CHC Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF CHC

         CHC hereby represents and warrants to FNB as follows:

         5.1 Organization, Standing, and Power. CHC is a corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. CHC is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the CHC and its Subsidiaries taken as a whole.

         5.2 Authority; No Breach by Agreement.

             (a) CHC has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of CHC, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by CHC and the consummation by CHC of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CHC, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by FNB and Southwest) and to such Consents of Regulatory Authorities as required by applicable law, this Agreement represents a legal, valid, and binding obligation of CHC, enforceable against CHC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The CHC Board of Directors has received from Allen C. Ewing & Co. a letter dated as of the date of this Agreement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of CHC Common Shares.

             (b) Except as disclosed in Section 5.2 of the CHC Disclosure Memorandum, neither the execution and delivery of this Agreement by CHC, nor the consummation by CHC of the transactions contemplated hereby, nor compliance by CHC with any of the provisions hereof, will
         (i) conflict with or result in a breach of any provision of CHC's Articles of Incorporation or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any CHC Company under, any Contract or Permit of any CHC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(a), (b), and (c) of this Agreement, violate any Order, or to its Knowledge, any Law applicable to any CHC Company or any of their respective material Assets which will have a Material Adverse Effect on CHC and the Subsidiaries taken as a whole.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and the Subsidiaries taken as a whole, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CHC of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock.

             (a) The authorized capital stock of CHC consists of (i) 2,000,000 CHC Common Shares, of which 580,795 shares are issued and outstanding as of the date of this Agreement and not more than 676,795 shares will be issued and outstanding at the Effective Time, and (ii) 2,000,000 shares of preferred stock, par value $0.10 per share, none of which is issued and outstanding. All of the issued



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         and outstanding shares of capital stock of CHC are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding shares of capital stock of CHC has been issued in violation of any preemptive rights. CHC has reserved 100,000 CHC Common Shares for issuance under the CHC Stock Plans, pursuant to which options and warrants to purchase not more than 96,000 CHC Common Shares are outstanding.

             (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of CHC outstanding and no outstanding Rights relating to the capital stock of CHC.

         5.4 CHC Subsidiaries. CHC has disclosed in Section 5.4 of the CHC Disclosure Memorandum all of the CHC Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the CHC Disclosure Memorandum, CHC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each CHC Subsidiary. No equity securities of any CHC Subsidiary are or may become required to be issued (other than to another CHC Company) by reason of any Rights, and there are no Contracts by which any CHC Subsidiary is bound to issue (other than to another CHC Company) additional shares of its capital stock or Rights or by which any CHC Company is or may be bound to transfer any shares of the capital stock of any CHC Subsidiary (other than to another CHC Company). There are no Contracts relating to the rights of any CHC Company to vote or to dispose of any shares of the capital stock of any CHC Subsidiary. All of the shares of capital stock of each CHC Subsidiary held by a CHC Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and, except as set forth in Section 5.4 of the CHC Disclosure Memorandum, are owned by the CHC Company free and clear of any Lien. Each CHC Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each CHC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole. Each CHC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

         5.5 Regulatory Filings; Financial Statements. CHC has made available to FNB copies of the CHC Financial Statements and all management letters of its outside independent certified public accountants relating to any audits performed in connection with the preparation of the CHC Financial Statements. Each of the CHC Financial Statements (including, in each case, any related notes), including any CHC Financial Statements filed after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements), and fairly present or will present the financial position of CHC at the respective dates and the results of its operations and cash flows at and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited interim financial statements.

         5.6 Absence of Certain Changes or Events. Except as disclosed in
Section 5.6 of the CHC Disclosure Memorandum, since December 31, 1997, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect



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on CHC and its Subsidiaries taken as a whole, and (ii) the CHC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the material covenants and agreements of CHC provided in Article 7 of this Agreement.

         5.7 Tax Matters.

             (a) All Tax Returns required to be filed by or on behalf of any of the CHC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, and to the Knowledge of CHC all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, except as reserved against in the CHC Financial Statements delivered prior to the date of this Agreement or as disclosed in
         Section 5.7 of the CHC Disclosure Memorandum. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid, accrued, or provided for as disclosed in Section 5.7 of the CHC Disclosure Memorandum.

             (b) Except as disclosed in Section 5.7 of the CHC Disclosure Memorandum, none of the CHC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect.

             (c) Except as disclosed in Section 5.7 of the CHC Disclosure Memorandum, adequate provision for any Taxes due or to become due for any of the CHC Companies for the period or periods through and including the date of the respective CHC Financial Statements has been made and is reflected on such CHC Financial Statements.

             (d) Deferred Taxes of the CHC Companies have been adequately provided for in the CHC Financial Statements.

             (e) To the Knowledge of CHC, each of the CHC Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole and its Subsidiaries taken as a whole.

             (f) There are no Liens with respect to Taxes upon any of the assets of the CHC Companies, except for loans on the Subsidiaries books guaranteed in the normal course of business.

             (h) No CHC Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.



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             (i) All material elections with respect to Taxes affecting the CHC
         Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.7 of the CHC Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.7 of the CHC Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of FNB, which consent will not be unreasonably withheld.

         5.8 Assets. Except as disclosed in Section 5.8 of the CHC Disclosure Memorandum, the CHC Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on CHC or its Subsidiaries taken as a whole), to all of their respective material Assets, reflected in CHC Financial Statements as being owned by CHC as of the date hereof. All material tangible properties used in the businesses of the CHC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CHC's past practices. All Assets which are material to CHC's business on a consolidated basis, held under leases or subleases by any of the CHC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The CHC Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 5.8 of the CHC Disclosure Memorandum. None of the CHC Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.8 of the CHC Disclosure Memorandum, to the Knowledge of CHC there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any CHC Company under such policies.

         5.9 Environmental Matters.

             (a) To the Knowledge of CHC, except as disclosed in Section 5.9 of the CHC Disclosure Memorandum, each CHC Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole.

             (b) To the Knowledge of CHC, except as disclosed in Section 5.9 of the CHC Disclosure Memorandum, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any CHC Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole.

             (c) To the Knowledge of CHC, except as disclosed in Section 5.9 of the CHC Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 5.9(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole.



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             (d) To the Knowledge of CHC, except as disclosed in Section 5.9 of the CHC Disclosure Memorandum, during the period of (i) CHC's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) CHC's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) CHC's or any of its Subsidiaries' holding a security interest in a Loan Property, to the Knowledge of CHC there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a CHC Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole.

         5.10 Compliance With Laws. CHC is duly registered as a bank holding company under the BHC Act. Except as set forth in Section 5.10 of the CHC Disclosure Memorandum, each CHC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole. None of the CHC Companies is presently in default under any such Permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole. Except as disclosed in
Section 5.10 of the CHC Disclosure Memorandum, none of the CHC Companies:

              (a) to the Knowledge of CHC is in violation of any Laws or Orders, applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole; and

              (b) has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CHC Company is not in substantial compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, or (iii) requiring any CHC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.11 Labor Relations. No CHC Company is the subject of any Litigation asserting that it or any other CHC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CHC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CHC Company, pending or, to the Knowledge of CHC, threatened, nor is there any activity involving any CHC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.



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         5.12 Employee Benefit Plans.

              (a) CHC has disclosed in Section 5.12 of the CHC Disclosure Memorandum, and has delivered or made available to FNB prior to the execution of this Agreement copies or summaries in each case of, all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CHC or any of its Subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CHC Benefit Plans"). Any of the CHC Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) is referred to herein as a "CHC ERISA Plan." No CHC Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

              (b) Except as disclosed in the CHC Disclosure Memorandum, all CHC Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries on a consolidated basis.

              (c) Except as disclosed in Section 5.12 of the CHC Disclosure Memorandum, no CHC ERISA Plan which is a "defined benefit pension plan" (as defined in Section 4140 of the Internal Revenue Code) has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities" (as that term is defined in Section 4001(a)(16) of ERISA) when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

              (d) Except as disclosed in Section 5.12 of the CHC Disclosure Memorandum or otherwise provided by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of CHC or any of its Subsidiaries from CHC or any of its Subsidiaries under any CHC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CHC Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries on a consolidated basis.

         5.13 Material Contracts. Except as disclosed in Section 5.13 of the
CHC Disclosure Memorandum, CHC is not a party to or subject to the following:
(i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by CHC or the guarantee by CHC of any such obligation exceeding $50,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances to depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the



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ordinary course of business), and (iii) any other material Contract or amendment thereto as of the date of this Agreement not made in the ordinary course of business to which CHC is a party or by which it is bound (together with all Contracts referred to in Sections 5.8 and 5.12(a) of this Agreement, the "CHC Contracts"). With respect to each CHC Contract and except as disclosed in
Section 5.13 of the CHC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) CHC is not in default thereunder, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole; (iii) CHC has not repudiated or waived any material provision of any such CHC Contract; and (iv) no other party to any such CHC Contract is, to the Knowledge of CHC, in default in any material respect, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of CHC for money borrowed is prepayable at any time by CHC without penalty or premium. CHC's obligation in connection with the retirement of its former Chief Executive Officer, C. David Carley, Jr., is fully funded as described in Section 5.13 of the CHC Disclosure Memorandum.

         5.14 Legal Proceedings. Except as disclosed in Section 5.14 of the CHC Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of CHC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CHC Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CHC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole. Section 5.14 of the CHC Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any CHC Company is a party and which names a CHC Company as a defendant or cross-defendant and where the estimated maximum exposure is $25,000 or more.

         5.15 Reports. Since January 1, 1995, or the date of organization if later, each CHC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file, which failure to file or amend is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect of CHC and its Subsidiaries taken as a whole, with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws enforced by the Florida Department of Banking and Finance, the Federal Deposit Insurance Corporation, or the Board of Governors of the Federal Reserve System. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, which untrue statement of a material fact or omission to state a material fact is likely to have, individually or in the aggregate, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole.

         5.16 Statements True and Correct. None of the information supplied or to be supplied by any CHC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CHC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CHC's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a CHC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the



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respective time such documents are filed, and with respect to the Proxy
Statement, when first mailed to the shareholders of CHC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any CHC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.17 Accounting, Tax and Regulatory Matters. To the knowledge of CHC, except for the stock purchase program commenced on December 22, 1997, neither CHC nor any Affiliate thereof has taken or agreed to take any action which would, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.18 State Takeover Laws. Each CHC Company has taken all necessary action to exempt the transactions contemplated by this Agreement from the provisions of Sections 607.0901 through 607.0903, inclusive, of the FBCA (collectively, "Takeover Laws").

         5.19 Derivatives Contracts. Except as disclosed in Section 5.19 of the CHC Disclosure Memorandum, neither CHC nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract").

                                    ARTICLE 6

               REPRESENTATIONS AND WARRANTIES OF FNB AND SOUTHWEST

         FNB and Southwest hereby represent and warrant to CHC as follows:

         6.1 Organization, Standing, and Power.

             (a) FNB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

             (b) Southwest is a corporation duly organized, validly existing, and in active status under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Southwest is duly qualified or



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         licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

         6.2 Authority; No Breach By Agreement.

             (a) Each of FNB and Southwest has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB and Southwest. This Agreement represents a legal, valid, and binding obligation of FNB and Southwest, enforceable against FNB and Southwest in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

             (b) Neither the execution and delivery of this Agreement by FNB or Southwest, nor the consummation by FNB or Southwest of the transactions contemplated hereby, nor compliance by FNB or Southwest with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FNB or Southwest, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company or Southwest under, any Contract or Permit of any FNB Company or Southwest, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB or Southwest, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company or Southwest or any of their respective material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB and Southwest, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB and Southwest of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of FNB consists of (i) 100,000,000 shares of FNB Common Stock, of which 15,190,367 shares were issued and outstanding as of the date of this Agreement and (ii) 20,000,000 shares of FNB Preferred Stock, of which 274,947 shares were issued and outstanding as of the date of this Agreement ("FNB Capital Stock"). All of the issued and outstanding shares of FNB Capital Stock are, and all of the FNB Common Stock to be issued in exchange for CHC Common Shares upon consummation of the Merger will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and



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outstanding and fully paid and nonassessable under the PBCL. None of the outstanding shares of FNB Capital Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for CHC Common Shares upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

         6.4 FNB Subsidiaries. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, the list of Subsidiaries of FNB filed by FNB with its most recent FNB Report on Form 10-K for the fiscal year ended December 31, 1997, is a true and complete list of all of the FNB Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, FNB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FNB Subsidiary. No equity securities of any FNB Subsidiary are or may become required to be issued (other than to another FNB Company) by reason of any Rights, and there are no Contracts by which any FNB Subsidiary is bound to issue (other than to another FNB Company) additional shares of its capital stock or Rights or by which any FNB Company is or may be bound to transfer any shares of the capital stock of any FNB Subsidiary (other than to another FNB Company). There are no Contracts relating to the rights of any FNB Company to vote or to dispose of any shares of the capital stock of any FNB Subsidiary. All of the shares of capital stock of each FNB Subsidiary held by a FNB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. ss. 55), and are owned by the FNB Company free and clear of any Lien. Each FNB Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FNB Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Each FNB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

         6.5 SEC Filings; Financial Statements.

             (a) FNB has filed and made available to CHC accurate and complete copies of all forms, reports, and documents required to be filed by FNB with the SEC since January 1, 1994 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FNB Subsidiaries that are registered as brokers, dealers, investment advisers, or associated persons thereof, none of the FNB Subsidiaries is required to file any forms, reports or other documents with the SEC.

             (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied, and each FNB SEC Report filed after the date of this Agreement until the Effective Time will comply, as to form in all material respects with the



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         applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         6.6 Absence of Certain Changes or Events. Since December 31, 1997, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB or Southwest provided in Articles 7 or 8 of this Agreement.

         6.7 Tax Matters.

             (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNB, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

             (b) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

             (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

             (d) To the Knowledge of FNB, each of the FNB Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.8 Compliance With Laws. Both FNB and Southwest are duly registered as a bank holding company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse



                                      A-17
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Effect on FNB. None of the FNB Companies is presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company:

             (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB; and

             (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or
         (iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9 Assets. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, the FNB Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on FNB or its Subsidiaries taken as a whole), to all of their respective material Assets, reflected in FNB Financial Statements as being owned by FNB as of the date hereof. All material tangible properties used in the businesses of the FNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNB's past practices. All Assets which are material to FNB's business on a consolidated basis, held under leases or subleases by any of the FNB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FNB Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 6.9 of the FNB Disclosure Memorandum. None of the FNB Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, to the Knowledge of FNB there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any FNB Company under such policies.

         6.10 Legal Proceedings. Except as disclosed in Section 6.10 of the FNB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.



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         6.11 Reports. Since January 1, 1995, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CHC's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any FNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CHC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14 Environmental Matters.

              (a) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

              (b) Except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any



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         Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

              (c) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

              (d) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, during the period of (i) FNB's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) FNB's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) FNB's or any of its Subsidiaries' holding a security interest in a Loan Property, to the Knowledge of FNB there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.15 Derivatives Contracts. Neither FNB nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts set forth in Section 6.15 of the FNB Disclosure Memorandum.

         6.16 Outstanding CHC Common Stock. As of the date of this Agreement, FNB Companies do not beneficially own any shares of CHC Common Stock for their own accounts (not including those held in a fiduciary or trust capacity for, or on behalf of, unaffiliated third parties). During the term of this Agreement, no FNB Company, shall purchase or otherwise acquire beneficial ownership of any additional CHC Common Stock except pursuant to the terms of this Agreement.

         6.17 Material Contracts. All material Contracts to which FNB is a party and which are required to be filed as exhibits to FNB SEC Reports have been so filed and, except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, as of the date of this Agreement, to the Knowledge of FNB neither FNB nor any of the FNB Companies is a party to any Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FNB with the SEC except for the fact that no such Form 10-K is presently required to be filed with the SEC as of the date hereof.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of CHC. Unless the prior written consent of FNB shall have been obtained, and except as otherwise expressly contemplated herein, CHC shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any Party to obtain any Consents of Regulatory Authorities required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement.



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         7.2 Negative Covenants of CHC. Except as disclosed in Section 7.2 of the CHC Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CHC covenants and agrees that it will not do or agree or commit to do, any of the following without the prior written consent (except as specifically provided otherwise in this Agreement) of the chief executive officer, president, chief financial officer, or any executive vice president or duly authorized designee of FNB:

             (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any CHC Company or, except as expressly contemplated by this Agreement; or

             (b) except for loans secured by a first mortgage on single family owner-occupied real estate, make any unsecured loan or other extension of credit in excess of $100,000, or make any fully secured loan to any Person (except those who have received a commitment for a loan or extension of credit prior to the date of this Agreement) in excess of $250,000 (in either case FNB shall object thereto within two business days, and the failure to provide a written objection within two business days shall be deemed as the approval of FNB to make such loan or extend such credit); or

             (c) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a CHC Company to another CHC Company) in excess of an aggregate of $100,000 (for the CHC Companies on a consolidated basis) except in the ordinary course of the business of CHC Subsidiaries consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any CHC Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the CHC Disclosure Memorandum); or

             (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of CHC, or make, declare, or pay any dividend or make any other distribution in respect of CHC's capital stock (except for the acquisitions of CHC Common Shares by CHC in a fiduciary or trust capacity in the ordinary course of business); or

             (e) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(e) of the CHC Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional CHC Common Shares or any other capital stock of any CHC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

             (f) adjust, split, combine, or reclassify any capital stock of any CHC Company or issue or authorize the issuance of any other securities in respect of or in substitution for CHC Common Shares, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any CHC Subsidiary (unless any such shares of stock are sold or otherwise



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         transferred to another CHC Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;
         or

             (g) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned CHC Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business,
         (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement in which case FNB shall object thereto within two business days, and the failure to provide written objection within two business days shall be deemed to be approval of FNB to make such purchase or investment; or

             (h) grant any material increase in compensation or benefits to the employees or officers of any CHC Company, except in accordance with past practice disclosed in Section 7.2(h) of the CHC Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as otherwise disclosed in Section 7.2(h) of the CHC Disclosure Memorandum; enter into or amend any severance agreements with officers of any CHC Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any CHC Company except in accordance with past practice disclosed in Section 7.2(h) of the CHC Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

             (i) except as disclosed in Section 7.2(i) of the CHC Disclosure Memorandum or that may be entered into in accordance with Section 8.17 of this Agreement, enter into or amend any employment Contract between CHC and any Person (unless such amendment is required by Law) that CHC does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

             (j) except as disclosed in Section 7.2(j) of the CHC Disclosure Memorandum, adopt any new employee benefit plan of any CHC Company or make any material change in or to any existing employee benefit plans of any CHC Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

             (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

             (l) except as disclosed in Section 7.2(l) of the CHC Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any liability of any CHC Company for material money damages or restrictions upon the operations of any CHC Company; or



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             (m) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

             (n) except as disclosed in Section 7.2(n) of the CHC Disclosure Memorandum, except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof; or

             (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; or

             (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.

         7.3 Covenants of FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall (i) continue to conduct its business and the business of FNB Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any FNB Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries. FNB further covenants and agrees that it will not, without the prior written consent of the Chairman and Chief Executive Officer of CHC, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of FNB, in each case in any manner adverse to the holders of CHC Common Stock.

         7.4 Adverse Changes In Condition. Except as disclosed in Section 7.4 of the CHC Disclosure Memorandum, each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and their respective Subsidiaries shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited



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financial statements). As of their respective dates, such reports filed with the
SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement (in no event later than May 31, 1998), FNB shall file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. CHC shall furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action. CHC shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) CHC shall prepare a Proxy Statement relating to the Merger and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of CHC shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement, (iv) each member of the Board of Directors of CHC shall vote all CHC Common Shares beneficially owned by each in favor of the approval of this Agreement, and (v) the Board of Directors and officers of CHC shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval.

         8.2 Applications. FNB shall promptly prepare and file, and CHC shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible. Further, FNB shall, prior to the Closing, prepare and file with the National Association of Securities Dealers the required documents and make payment of the required fees for the shares of FNB Common Stock to be issued to holders of CHC Common Stock in connection with the Merger.

         8.3 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, FNB shall execute and file the Florida Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing.

         8.4 Agreement As To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable



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best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Permits and Consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5 Access to Information; Confidentiality.

             (a) From the date hereof to the Effective Time or termination pursuant to Article 10 of this Agreement, upon reasonable notice and subject to applicable Laws, FNB and CHC shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time or termination of this Agreement pursuant to Article 10 hereof, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to the other Party (i) a copy of each report, schedule, and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning FNB or FNB's Subsidiaries' business, properties and personnel as CHC may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, FNB and its Subsidiaries and Affiliates shall notify CHC promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply CHC with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement. Each Party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the Parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time.

             (b) FNB, the FNB Companies and their Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning CHC furnished to FNB, any FNB Company, or their Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.5, except to the extent that such information can clearly be demonstrated by FNB to have been (i) previously known on a nonconfidential basis by FNB, (ii) in the public domain other than as a result of disclosure by FNB, any FNB Company, or any of their Affiliates, or (iii) later lawfully acquired by FNB from sources other than CHC; provided, however, that FNB may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in FNB's reasonable judgment, need to know such information for the purpose of evaluating CHC (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such



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         disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, FNB, the FNB Companies and their Affiliates shall maintain the confidence of such information and will, and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to CHC all documents and other materials, and all copies made thereof, obtained by FNB, any FNB Company, or any of their Affiliates in connection with this Agreement that are subject to this Section 8.5.

         (c) CHC and its Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning FNB furnished to CHC or its Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.5, except to the extent that such information can clearly be demonstrated by CHC to have been (i) previously known on a nonconfidential basis by CHC, (ii) in the public domain other than as a result of disclosure by CHC or any of its Affiliates, or (iii) later lawfully acquired by CHC from sources other than FNB; provided, however, that CHC may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in CHC's reasonable judgment, need to know such information for the purpose of evaluating FNB (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, CHC and its Affiliates shall maintain the confidence of such information and will, and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to FNB all documents and other materials, and all copies made thereof, obtained by CHC or any of its Affiliates in connection with this Agreement that are subject to this Section 8.5.

         8.6 Press Releases. Prior to the Effective Time, CHC and FNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.7 Current Information. During the period from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to
Article 10 hereof, each of CHC and FNB shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of CHC and FNB shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or threat of material Litigation involving such Party, or (iv) the occurrence or nonoccurrence, of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein in any respect as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.

         8.8 Other Actions. No Party shall, or shall permit any of its Subsidiaries, if any, to, take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified become untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this



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Agreement not being satisfied or in a violation of any provision of this
Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

         8.9 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination pursuant to Article 10, no CHC Company nor any Affiliate thereof, or any Representatives thereof retained by any CHC Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of CHC's Board of Directors determined after consultation with counsel, no CHC Company nor any Affiliate or Representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but CHC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. CHC shall promptly notify FNB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CHC shall
(i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.10 Certain Purchases. Except as contemplated in this Agreement, for a period of three years after the date of this Agreement, and if this Agreement is terminated as provided in Section 10.1 hereof, then for a period of three years from the date of termination, FNB will not (and will ensure that the FNB Subsidiaries and Affiliates will not), without the prior written approval of the Board of Directors of CHC or any committee thereof: (i) directly purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any equity securities of CHC, any warrants or options to purchase such equity securities, any securities convertible into such equity securities, or any other rights to acquire such equity securities, (ii) make or in any way participate directly or indirectly in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC), to vote any equity securities of CHC (unless any third party shall then be engaged in such a solicitation and such solicitation relates to a content for control of CHC and except that this clause
(ii) shall not apply to solicitations made by CHC), or (iii) make any public request to waive any provision of this Section 8.10 or to permit any action prohibited by this Section 8.10 to be taken. Notwithstanding the foregoing, nothing in this Section 8.10 shall prohibit FNB from indirectly acquiring any equity securities of CHC by acquiring through merger, consolidation or otherwise, a financial institution which owns equity securities of CHC.

         8.11 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. FNB and CHC undertake and agree to use their respective reasonable best efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests accounting treatment.

         8.12 State Takeover Laws. Each CHC Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

         8.13 Articles of Incorporation Provisions. Each CHC Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any CHC Company or restrict or



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impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CHC Company that may be directly or indirectly acquired or controlled by it.

         8.14 Agreement of Affiliates. CHC has disclosed in Section 8.14 of the CHC Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of CHC for purposes of Rule 145 under the 1933 Act. CHC shall use its reasonable best efforts to cause each such Person to deliver to FNB not later than 10 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the CHC Common Shares held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and CHC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such affiliates of CHC in exchange for CHC Common Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and CHC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.14 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of CHC pursuant to this Agreement to enforce the provisions of this Section 8.14). FNB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such affiliates.

         8.15 Employee Benefits and Contracts. All employees of CHC at the Effective Time shall become employees of First National Bank of Florida. Following the Effective Time, Southwest shall provide generally to officers and employees of CHC employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by CHC or those currently provided by Southwest and its subsidiaries to their similarly situated officers and employees, whichever is more favorable to officers and employees of CHC. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of Southwest and its subsidiaries other than the CHC Benefit Plans) under such employee benefit plans, the service of the employees of CHC prior to the Effective Time shall be treated as service with Southwest and its subsidiaries participating in such employee benefit plans. FNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in
Section 8.15 of the CHC Disclosure Memorandum between CHC and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the CHC Benefit Plans.

         8.16 Retention of Directors. Immediately following the Effective Time and for a period of one year, FNB shall cause the present directors of CHC to be nominated and elected directors of First National Bank of Florida at a rate of compensation for their services in an amount at least equal to that which they are receiving from CHC as of the date of this Agreement.

         8.17 Employment Contracts of Certain Officers. Southwest, at the Effective Time, shall enter into an Employment Agreement with David P. Stone containing such terms and conditions as mutually agreeable. In consideration of the entering into such employment agreement, Mr. Stone shall, at the Effective Time,



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cancel and terminate the employment agreement dated as of December 16, 1986, entered into with CHC including, without limitation, the provision respecting change in control.

         8.18 Indemnification.

             (a) FNB shall, and shall cause the Surviving Corporation (and its successors and assigns) to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of CHC (each, an "Indemnified Party") after the Effective Time against all costs, fees, or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by CHC's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FNB is required to effectuate any indemnification, FNB shall direct, or cause such FNB Company to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNB and the Indemnified Party. FNB shall, and shall cause the Surviving Corporation and all other relevant FNB Companies, to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.

             (b) Incident to any information furnished or disclosed by FNB or any FNB Company in connection with the Registration Statement and Proxy Statement, and subject to applicable Law, FNB shall indemnify, defend, and hold harmless the Indemnified Parties against all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation, whether civil or criminal, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents, including any amendment or supplement to such document, (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by FNB or an FNB Company of the Securities Laws or any state blue sky or securities Laws in connection with such documents; provided, however, that neither FNB or any FNB Company will be liable in any such case to the extent that any such claim, action, suit, proceeding or investigation is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement and Proxy Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to FNB or any FNB Company by CHC or any Indemnified Party specifically for use therein.

             (c) CHC and each Indemnified Party, jointly and severally, shall indemnify and hold harmless FNB, any FNB Company, each of its directors, officers, employees and agents, and each person who controls FNB or any FNB Company, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation, whether civil or criminal, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Proxy Statement (including any amendment or supplement to such document); or
         (ii) any omission or alleged omission to state in such documents material facts required to be stated therein or necessary to make the statements therein not misleading; provided,



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         however, that CHC will not be liable in any such case to the extent that any such claim, action, suit, proceeding, or investigation is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Proxy Statement or any amendment thereto in reliance upon and conformity with information furnished in writing to CHC by FNB specifically for use therein.

             (d) If FNB or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.18.

             (e) The provisions of this Section 8.18 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and shall survive the consummation of the Merger and be binding on all successors and assigns of FNB and the Surviving Corporation.

             (f) Prior to Closing, CHC shall purchase for, and on behalf of, its current and former officers and directors, extended coverage under the current directors' and officers' liability insurance policy maintained by CHC to provide for continued coverage of such insurance for a period of two years following the date of Closing with respect to matters occurring prior to the Effective Time.

                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.7 of this Agreement:

             (a) Shareholder Approval. The shareholders of CHC shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and the rules and regulations of Nasdaq.

             (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

             (c) Consents and Approvals. Other than filing the Florida Articles of Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the CHC Disclosure



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         Memorandum) or for the preventing of any default under any Contract or
         Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

             (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

             (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger shall have been received.

             (f) Pooling of Interests. Ernst & Young LLP, FNB's independent public accountants, shall have issued a letter dated as of the Effective Time, to CHC and FNB, respectively, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

             (g) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell & Russell, LLP, and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of CHC Common Shares for FNB Common Stock will not give rise to gain or loss to the shareholders of CHC with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of CHC and FNB reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.7(a) of this Agreement:

             (a) Completion of Due Diligence Investigation. (i) As a result of FNB's due diligence investigation of CHC and its business and operations, which investigation shall be completed within fourteen (14) calendar days from the date of this Agreement, there shall not have been discovered by FNB, and reported in writing to CHC during such fourteen (14) calendar day period, any circumstance or condition in connection with a review of CHC Financial Statements, the general ledger and subsidiary ledgers maintained by CHC, CHC Contracts, minute books maintained by CHC of meetings of the Board of Directors, committees of the Board and meetings of shareholders, stock transfer records, credit or loan files, records regarding the calculation of CHC's allocation for loan and lease loss, records relating to transactions in CHC's securities portfolio, and Reports of Examination prepared by both the Federal Reserve Bank of Atlanta and the Federal Deposit Insurance Corporation which would require under GAAP a negative adjustment to shareholders' equity as set forth in the CHC Financial Statements of an amount equal to or greater than $100,000; (ii) Upon receipt of such written notice as set forth in this Section 9.2(a)(i) CHC shall have thirty (30) days to provide FNB with written evidence that the circumstance or condition giving rise to FNB's written notification pursuant to Section 9.2(a)(i) has been cured. In the event that FNB receives no notification from CHC during the thirty (30) days following a written notification to



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         CHC pursuant to Section 9.2(a)(i) then CHC's right to cure under this provision shall have expired; and (iii) No item set forth in the CHC Disclosure Memorandum shall serve as a basis for notification by FNB to CHC pursuant to Section 9.2(a)(i) hereof.

             (b) Representations and Warranties. For purposes of this Section 9.2(b), the accuracy of the representations and warranties of CHC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of CHC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of CHC set forth in Sections 5.17, 5.18, and 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of CHC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18 and 5.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on CHC and its Subsidiaries taken as a whole; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

             (c) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CHC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

             (d) Certificates. CHC shall have delivered to FNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(b) and 9.2(c) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CHC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

             (e) Affiliates Agreements. FNB shall have received from each affiliate of CHC the affiliates letter referred to in Section 8.14 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

             (f) Opinion of Counsel. FNB shall have received a written opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., counsel to CHC, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and FNB.

             (g) Non-Competition Agreements. FNB shall have received an executed copy of the Non-Compete Agreement in the form attached to this Agreement as Exhibit 3 from each director of CHC.

         9.3 Conditions to Obligations of CHC. The obligations of CHC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CHC pursuant to Section 11.7(b) of this Agreement:



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             (a) Representations and Warranties. For purposes of this Section
         9.3(a), the accuracy of the representations and warranties of FNB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNB set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FNB set forth in Sections 6.11, 6.13 and 6.15 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FNB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.11, 6.13 and 6.15) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

             (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

             (c) Certificates. FNB shall have delivered to CHC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(b) and 9.3(c) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Southwest and its counsel shall request.

             (d) Fairness Opinion. CHC shall have received from Allen C. Ewing & Co. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of CHC Common Stock.

             (e) Payment of Consideration. FNB shall have delivered to the Exchange Agent the consideration to be paid to holders of the CHC Common Stock pursuant to Sections 3.1 and 3.4 of this Agreement.

             (f) Opinion of Counsel. CHC shall have received a written opinion of Smith, Gambrell & Russell, LLP, counsel to FNB, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and CHC.

             (g) Completion of Due Diligence Investigation. (i) As a result of CHC's due diligence investigation of FNB and its business and operations, which investigation shall be completed within fourteen (14) calendar days from the date of this Agreement, there shall not have been discovered by CHC, and reported in writing to FNB during such fourteen (14) calendar day period, any circumstance or condition in connection with a review of FNB Financial Statements, FNB Contracts, minute books maintained by FNB of meetings of the Board of Directors, Committees of the Board and meetings of shareholders, and Reports of Examination prepared by both the Federal Reserve Bank of Cleveland and the Comptroller of the Currency which would have a Material Adverse Effect

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         on FNB. (ii) Upon receipt of such written notice as set forth in this
         Section 9.2(g)(i) FNB shall have thirty (30) days to provide CHC with written evidence that the circumstance or condition giving rise to CHC's written notification pursuant to Section 9.2(g)(i) has been cured. In the event that CHC receives no notification from FNB during the thirty (30) days following a written notification to FNB pursuant to Section 9.2(g)(i) then FNB's right to cure under this provision shall have expired. (iii) No item set forth in the FNB Disclosure Memorandum shall serve as a basis for notification by CHC to FNB pursuant to Section 9.2(g)(i) hereof.

                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CHC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) By mutual written consent of the Board of Directors of FNB and the Board of Directors of CHC; or

              (b) By the Board of Directors of either FNB or CHC (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of CHC and
         Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of CHC and Section 9.3(a) of this Agreement in the case of FNB; or

              (c) By the Board of Directors of either FNB or CHC in the event of a material breach by the other Party of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (d) By the Board of Directors of either FNB or CHC in the event
         (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of CHC fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

              (e) By the Board of Directors of either FNB or CHC in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

              (f) By FNB in the event that dissenters' rights claimed pursuant to the applicable provisions of the FBCA, aggregate more than 10% of the issued and outstanding CHC Common Shares; or

              (g) By CHC, if its Board of Directors determines by a vote of a majority of the members of its entire Board of Directors, at any time during the period commencing on the Determination Date and ending at the closing of business on the day before the Closing, the Designated Price of FNB Common Stock shall be less then $34.125; or

              (h) By the Board of Directors of either FNB or CHC (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of CHC and
         Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

              (i) By CHC, if at any time prior to the Effective Time, the fairness opinion of Allen C. Ewing & Co. is withdrawn; or

              (j) By CHC if prior to the Effective Time, a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the CHC Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the CHC stockholders and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties.

         10.2 Effect of Termination.

              (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Sections 8.5 and 11.1 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c), of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement) other than termination due to: (A) the failure of FNB to satisfy a condition to Closing or a termination covered by Section 10.2(b) of this Agreement,
         (B) determination of FNB pursuant to Section 9.2(a) not to perform this Agreement, (C) withdrawal of the fairness opinion of Allen C. Ewing & Co. (so long as such withdrawal is not due to materially inaccurate or fraudulent information provided by CHC to Allen C. Ewing & Co.), or (D) the failure to satisfy the conditions set forth in Section 9.1 paragraphs (a), (b), (d), (e), (f) and (g), FNB shall be entitled to a cash payment from CHC in an amount equal to $250,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within twelve (12) months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement).

              (b) In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse CHC for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $150,000, which amount shall not be deemed an exclusive remedy or liquidated damages.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Definitions.

              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

              "1933 Act" shall mean the Securities Act of 1933, as amended.

              "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries (other than the transactions contemplated or permitted by this Agreement).

              "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

              "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

              "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

              "BHC Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

                 "Change in Control of FNB" shall mean that at any time between the date of this Agreement and the Effective Time, any person, corporation, or group of associated persons acting individually or in concert enters into any agreement, understanding, contract, or other arrangement to acquire, or otherwise acquires (or the right to acquire) by merger, consolidation, the purchase of capital stock (or Rights to purchase capital stock) of FNB, or the purchase of substantially of the Assets of FNB, or otherwise becomes a direct or indirect beneficial owner of, shares of Common Stock of FNB representing an aggregate of more than 50% of the votes then entitled to be cast at an election of directors of FNB.

              "CHC" shall have the meaning set forth in the first paragraph of this Agreement.

              "CHC Benefits Plans" shall have the meaning set forth in Section 5.12(a) of this Agreement.

              "CHC Common Shares" shall mean the $0.10 par value common stock of CHC.

              "CHC Contract" shall have the meaning set forth in Section 5.13.

              "CHC Disclosure Memorandum" shall mean the written information entitled "CHC Disclosure Memorandum" delivered prior to the date of this Agreement to FNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "CHC ERISA Plan" shall have the meaning set forth in Section 5.12(a) of this Agreement.

              "CHC Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of CHC as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996, and 1995, as filed by CHC with the Federal Reserve Bank of Atlanta and the Florida Department of Banking and Finance, and (ii) the consolidated balance sheets of CHC (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in CHC's Call Reports filed and published in accordance with applicable federal regulation with respect to periods ended subsequent to December 31, 1997.

              "CHC Interim Balance Sheet" shall mean the consolidated balance sheet (including related notes and schedules, if any) of CHC as of March 31, 1998, when same becomes available.

              "CHC Options" shall have the meaning set forth in Section 3.5(a) of this Agreement.

              "CHC Stock Plans" shall have the meaning set forth in Section 3.5(a) of this Agreement.

              "CHC Subsidiaries" shall mean the Subsidiaries of CHC, which shall include the CHC Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CHC in the future and owned by CHC at the Effective Time.

              "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

              "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person.

              "Contract" shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

              "Default" shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

              "Derivatives Contract" shall have the meaning set forth in Section
         5.19 of this Agreement.

              "Designated Price" shall mean the average of the high and low price of FNB Common Stock as reported by Nasdaq (as reported in the Wall Street Journal, or if not reported thereby, another authoritative source selected by FNB) or such other trading system or exchange upon which the FNB Common Stock shall then be traded for the ten (10) consecutive full trading days in which such shares are traded ending on the fifth business day preceding the Determination Date.

              "Determination Date" shall mean the date on which the last of the following occurs: (i) the effective date (including expiration of any applicable waiting period required by Law) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of CHC approve this Agreement to the extent that such approval is required by applicable Law.

              "Dissent Provisions" shall have the meaning set forth in Section 3.5(e) of this Agreement.

              "Dissenting CHC Shares" shall have the meaning set forth in
         Section 3.5(e) of this Agreement.

              "Dissenting Shareholders" shall have the meaning set forth in
         Section 3.5(e) of this Agreement.

              "Effective Time" shall have the meaning set forth in Section 1.3 of this Agreement.

              "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "Exchange Agent" shall have the meaning set forth in Section 4.1 of this Agreement.

              "Exchange Ratio" shall have the meaning set forth in Section 3.1(c) of this Agreement.

              "Exhibits" 1, 2 and 3 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

              "FBCA" shall mean the Florida Business Corporation Act.

              "Florida Articles of Merger" shall mean the Articles of Merger to be executed by FNB and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

              "FNB" shall have the meaning set forth in the first paragraph of this Agreement.

              "FNB Capital Stock" shall have the meaning set forth in Section
         6.3 of this Agreement.

              "FNB Common Stock" shall mean the $2 par value common stock of FNB.

              "FNB Companies" shall mean, collectively, FNB and all FNB Subsidiaries.

              "FNB Disclosure Memorandum" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to CHC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

              "FNB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996, and 1995, as filed by FNB in SEC Documents, and (ii) the consolidated statements of condition of FNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

              "FNB Preferred Stock" shall mean the $10 par value preferred stock of FNB.

              "FNB SEC Reports" shall have the meaning set forth in Section 6.5(a) of this Agreement.

              "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

              "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

              "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

              "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "Indemnified Party" shall have the meaning set forth in Section
         8.18 of this Agreement.

              "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

              "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

              "Lien" with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable or being contested in good faith, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and
         (iii) other Liens incurred in the ordinary course of the banking business.

              "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

              "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

              "market price" shall have the meaning set forth in Section 3.4 of this Agreement.

              "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

              "Merger" shall have the meaning set forth in the Preamble of this Agreement.

              "Nasdaq" shall mean the Nasdaq Stock Market, Inc.

              "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

              "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

              "Party" shall mean either CHC or FNB or Southwest, and "Parties" shall mean CHC, FNB and Southwest.

              "PBCL" shall mean the Pennsylvania Business Corporation Law.

              "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

              "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

              "Proxy Statement" shall mean the proxy statement used by CHC to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of CHC Common Shares.

              "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to be issued to the shareholders of CHC in connection with the transactions contemplated by this Agreement.

              "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the SEC, NASD, Nasdaq and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

              "Rights" shall mean all arrangements, calls, commitments, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

              "SEC" shall mean the Securities and Exchange Commission.

              "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

              "Securities Laws" shall mean the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

              "Shareholders' Meeting" shall mean the meeting of the shareholders of CHC to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

              "Southwest" shall have the meaning set forth in the first paragraph of this Agreement.

              "Stock Option Agreement" shall have the meaning set forth in the Preamble of this Agreement.

              "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

              "Surviving Corporation" shall mean Southwest as the surviving corporation resulting from the Merger.

              "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

              "Tax Opinion" shall have the meaning set forth in Section 9.1(g) of this Agreement.

              "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

              "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

              (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 Expenses.

              (a) Except as otherwise provided in this Section 11.2 and Section 10.2, each of FNB and CHC shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FNB and CHC shall each bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

              (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute an exclusive remedy or liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for Allen C. Ewing & Co., as to CHC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by CHC or FNB, each of CHC and FNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Other than as provided in Sections 8.15, 8.16, 8.17 and 8.18, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of CHC Common Shares, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of CHC Common Shares without the further approval of such shareholders.

         11.6 Obligations of FNB. Whenever this Agreement requires FNB (including the Surviving Corporation) to take any action, such requirement shall be deemed to include an undertaking by FNB to cause the FNB Subsidiaries to take such action.

         11.7 Waivers.

              (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president, or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by CHC, to waive or extend the time for the compliance or fulfillment by CHC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

              (b) Prior to or at the Effective Time, CHC, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CHC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CHC.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, and assigns.

         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         CHC:                 1150 Cleveland Street
                              Clearwater, Florida 34615
                              Telecopy Number: 813-442-0732
                              Attention: President and Chief Executive Officer

         Copy to Counsel:     Carlton Fields
                              One Harbour Place
                              777 S. Harbour Island Boulevard
                              Tampa, Florida 33602-5799
                              Telecopy Number: 813-229-4133
                              Attention: Richard A. Denmon, Esq.

         FNB:                 One FNB Boulevard
                              Hermitage, PA 16148
                              Telecopy Number: 724-983-3515
                              Attention: Chairman and Chief Executive Officer

         Copy to Counsel:     Smith, Gambrell & Russell, LLP
                              1230 Peachtree Road, NE
                              Suite 3100, Promenade II
                              Atlanta, Georgia 30309
                              Telecopy Number: 404-685-7058
                              Attention: Robert C. Schwartz, Esq.

         Southwest:           2911 Tamiami Trail North
                              Naples, Florida 33940
                              Telecopy Number: 941-435-7658
                              Attention: Chairman and Chief Executive Officer

         Copy to Counsel:     Smith, Gambrell & Russell, LLP
                              1230 Peachtree Road, NE
                              Suite 3100, Promenade II
                              Atlanta, Georgia 30309
                              Telecopy Number: 404-685-7058
                              Attention: Robert C. Schwartz, Esq.


         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.15 Fiduciary Duty. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be construed to prevent the exercise by any director of CHC (or the actions of CHC thereon) of his or her fiduciary duty as contemplated to be exercised under Section 8.9 of this Agreement.

                [Remainder of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                        F.N.B. CORPORATION


                                 By:    /s/ Peter Mortensen
                                        ----------------------------------------
                                 Name:  Peter Mortensen
                                 Title: Chairman of the Board and
                                          Chief Executive Officer



                                        SOUTHWEST BANKS, INC.


                                 By:    /s/ Gary L. Tice
                                        ----------------------------------------
                                 Name:  Gary L. Tice
                                 Title: Chairman of the Board and
                                          Chief Executive Officer



                                        CITIZENS HOLDING CORPORATION


                                 By:    /s/ David P. Stone
                                        ----------------------------------------
                                 Name:  David P. Stone
                                 Title: President

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made and entered into as of June 30, 1998, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation, SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation and wholly-owned subsidiary of FNB and CITIZENS HOLDING CORPORATION ("Citizens"), a Florida corporation.


                                    PREAMBLE

         The parties hereto entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 6, 1998 whereby FNB, Southwest and Citizens agreed to the merger of Citizens with and into Southwest. The parties now desire to amend the Merger Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Conversion of Shares. (a) Section 3.1 of the Merger Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and substituting therefor the following:

                           "(c) Except for CHC Common Shares issued and
                  outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each CHC Common Share (excluding shares to be cancelled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the number of shares of FNB Common Stock (the "Exchange Ratio") determined in accordance with Section 3.1(d) of this Agreement."

                  (b) Section 3.1 of the Merger Agreement is further amended by deleting paragraph (d) thereof in its entirety and substituting therefor the following:

                           "(d) If the Designated Price of FNB Common Stock
                  shall be greater than $32.50 but less than $36.75, then the Exchange Ratio shall be determined in accordance with the table set forth on Exhibit "A" (the "Exchange Ratio Table"), by reference to the Designated Price of FNB Common Stock, rounded to the nearest such number included in the Exchange Ratio Table. If the Designated Price of FNB Common Stock shall be equal to or greater than $36.75, then the Exchange Ratio shall equal the quotient, rounded to the third decimal place, obtained by dividing 62.07 by the Designated Price. If the Designated Price of FNB Common Stock shall be equal to or less than $32.50, then the Exchange Ratio shall equal the quotient, rounded to the third decimal place, obtained by dividing 56.16 by the Designated Price. If the Designated Price of FNB Common Stock shall be less than $30.00, then FNB may, at any time during the period commencing on the Determination Date and ending at the close of business five (5) business days thereafter, terminate the Agreement pursuant to Section 10.1(g) hereof."

         2.       Registration Statement; Proxy Statement; Shareholder Approval.
Section 8.1 of the Merger Agreement is hereby amended by deleting the reference to the date "May 31, 1998" in the parenthetical clause in the first sentence and substituting in lieu thereof the date "July 15, 1998."

         3. Certain Purchases. Section 8.10 of the Merger Agreement is hereby amended by deleting the word "content" contained in the tenth line of such section and by substituting in lieu thereof the word "contest."

         4. Termination. Section 10.1 of the Merger Agreement is hereby amended by deleting paragraph (g) thereof in its entirety and substituting therefor the following:

                  "(g) By FNB, if at any time during the period commencing on the Determination Date and ending on the day of Closing, the Designated Price of FNB Common Stock shall be less than $30.00; provided that FNB shall notify Citizens not later than the close of business on the day before Closing of its intention to terminate the Agreement pursuant to this Section
                  10.1 (g); or"

         5. Defined Terms. All terms which are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

         6. Inconsistent Provisions. All provisions of the Merger Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Merger Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control and be binding.

         IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf as of the date first written above. This First Amendment may be executed in two or more counterparts which, when taken together shall constitute a single original hereof.

                                  F.N.B. CORPORATION


                                  By: /s/ Peter Mortensen
                                     ------------------------------------------
                                  Name:   Peter Mortensen
                                  Title:  Chairman of the Board and President

                                  SOUTHWEST BANKS, INC.


                                  By:  /s/ Gary L. Tice
                                     ------------------------------------------
                                  Name:   Gary L. Tice
                                  Title:  Chairman of the Board, President and
                                          Chief Executive Officer

                                  CITIZENS HOLDING CORPORATION


                                  By: /s/ David P. Stone
                                     ------------------------------------------
                                  Name:   David P. Stone
                                  Title:  President

                                    EXHIBIT A




   Designated Price                      Value Per Share
        of FNB            Exchange         of Citizens
     Common Stock           Ratio          Common Stock
----------------------  -------------  --------------------

       $36.750              1.689            $62.07
        36.625              1.690             61.90
        36.500              1.691             61.72
        36.375              1.692             61.55
        36.250              1.693             61.37
        36.125              1.694             61.20
        36.000              1.695             61.02
        35.875              1.696             60.84
        35.750              1.697             60.67
        35.625              1.698             60.49
        35.500              1.699             60.31
        35.375              1.700             60.14
        35.250              1.701             59.96
        35.125              1.703             59.82
        35.000              1.704             59.64
        34.875              1.705             59.46
        34.750              1.706             59.28
        34.625              1.707             59.10
        34.500              1.708             58.93
        34.375              1.709             58.75
        34.250              1.711             58.60
        34.125              1.712             58.42
        34.000              1.713             58.24
        33.875              1.714             58.06
        33.750              1.715             57.88
        33.625              1.717             57.73
        33.500              1.718             57.55
        33.375              1.719             57.37
        33.250              1.720             57.19
        33.125              1.722             57.04
        33.000              1.723             56.86
        32.875              1.724             56.68
        32.750              1.725             56.49
        32.625              1.727             56.34
        32.500              1.728             56.16

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated April 6, 1998, between F.N.B. Corporation, a Pennsylvania corporation ("FNB"), and Citizens Holding Corporation, a Florida corporation corporation ("CHC").

                              W I T N E S S E T H :

         WHEREAS, FNB and CHC have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

         WHEREAS, as a condition and inducement to FNB's pursuit of the transactions contemplated by the Merger Agreement and in consideration therefor, CHC has agreed to grant FNB the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) CHC hereby grants to FNB an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 144,292 authorized but unissued fully paid and nonassessable Common Shares, $0.10 par value, of CHC ("Common Shares"), at a price per share equal to $35.00 (as adjusted as set forth herein, the "Option Price") payable in cash; provided, that in no event shall the number of shares for which this Option is exercisable, when combined with the CHC Common Shares beneficially owned at such time by FNB, exceed 19.9% of the issued and outstanding Common Shares. The number of Common Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

            (b) In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of Common Shares subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of Common Shares then issued and outstanding, including Common Shares beneficially owned by FNB, but without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize CHC or FNB to breach any provision of the Merger Agreement.

         2. (a) Subject to compliance with applicable laws and regulations, the Holder (as hereinafter defined) may exercise the Option, notwithstanding the provisions of Section 8.5 of the Merger Agreement in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; (iii) the passage of 12 months (or such longer period as provided in Section 10 of this Agreement) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event (other than a termination due to: (A) failure of FNB to satisfy a condition to closing the Merger Agreement or a termination covered by Section 10.2 of the Merger Agreement, (B) determination of FNB pursuant to Section 9.2(a) of the Merger Agreement not to perform the Merger Agreement, (C) the failure to satisfy the conditions to closing set forth in
Section 9.1 subparagraphs (a), (b), (d), (e), (f), and (g) of the Merger Agreement, or (D) withdrawal of the fairness opinion of Allen C. Ewing & Co. (so long as such withdrawal is not due to materially inaccurate or fraudulent information provided by CHC to Allen C. Ewing & Co.), in which case an Event of Termination occurs at the time of termination of the Merger Agreement, notwithstanding the occurrence of an Initial Triggering Event); or (iv) such other date as to which the Holder and CHC agree. The term "Holder" shall mean the holder or holders of the Option.

The rights set forth in Sections 7 and 9 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

            (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                (i) CHC, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than FNB or any of its Subsidiaries (each a "FNB Subsidiary"), or the Board of Directors of CHC shall have recommended that the shareholders of CHC approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement or this Agreement. For purposes of this Agreement, (A) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction involving CHC, (y) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of CHC, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of CHC, other than securities acquired by the CHC officers and directors, and (B) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                (ii) Any person (excluding the officers and directors of CHC) other than FNB or any FNB Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding Common Shares (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                (iii) The shareholders of CHC shall not have approved the transactions contemplated by the Merger Agreement at the meeting held for that purpose or any adjustment thereof, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after CHC's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the shareholders of CHC approve the transactions contemplated by the Merger Agreement, or CHC, without having received FNB's prior written consent, shall have authorized, recommended, or proposed (or publicly announced its intention to authorize, recommend or propose or interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction with any person other than FNB or a FNB Subsidiary;

                (iv) CHC shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle FNB to terminate the Merger Agreement; or

                (v) Any person other than FNB or any FNB Subsidiary, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

            (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Shares; or



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



                (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 25%.

            (d) CHC shall notify FNB promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by CHC shall not be a condition to the right of the Holder to exercise the Option.

            (e) No shares shall be issued pursuant to the exercise of this Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction.

            (f) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to CHC a written notice prior to an Exercise Termination Event (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than ten (10) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify CHC of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

            (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to CHC the aggregate purchase price for the Common Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by CHC, provided that failure or refusal of CHC to designate such a bank account shall not preclude the Holder from exercising the Option.

            (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, CHC shall deliver to the Holder a certificate or certificates representing the number of Common Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. In addition, the Holder shall provide to CHC a letter agreeing that Holder will not offer to sell or dispose of such shares in violation of applicable law or this Agreement

            (i) Certificates for Common Shares delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and CHC and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of CHC and will be provided to the holder hereof without charge upon receipt by CHC of a written request therefor."

                It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 (the "1933 Act") in the above legend shall be removed by delivery of a substitute certificate(s) without such reference if the Holder shall have delivered to CHC a copy of a letter from the Staff of the SEC, or an opinion of counsel, in form and substance satisfactory to CHC, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of a substitute certificate(s) without such reference if the shares have


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


been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the above legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

            (j) Upon the giving by the Holder to CHC of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of CHC shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder. CHC shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. CHC agrees: (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Shares so that the Option may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares; (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by CHC; (c) promptly to take all action as may from time to time be required (including (i) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (ii) in the event, under the Bank Holding Company Act of 1956, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and CHC duly and effectively to issue Common Shares pursuant hereto; and (d) promptly to take all action provided herein to protect the rights of the Holder against dilution as set forth in Section 5 hereof.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of CHC, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Common Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by CHC of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, CHC will execute and deliver a new Agreement of like tenor and date.

         5. The number of Common Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

            (a) In the event of any change in Common Shares by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of Common Shares purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event any additional Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Common Shares that remain subject to the Option shall be increased so that, after such issuance


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


and together with Common Shares previously issued pursuant to the exercise of the Option (together with the number of Shares previously issued under this Option and the number of Shares otherwise beneficially owned by FNB) (as adjusted on account of any of the foregoing changes in the Common Shares), it equals 19.9% of the number of Common Shares then issued and outstanding.

            (b) Whenever the number of Common Shares purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Common Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Common Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, CHC shall, at the request of FNB delivered prior to an Exercise Termination Event (or such later period as provided in Section 10) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Common Shares issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any Common Shares issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by FNB. CHC will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 120 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. FNB shall have the right to demand two such registrations. The first demand registration effected under this Section 6 shall be at CHC's expense up to $40,000, such expense in excess of $40,000 to be paid by FNB, except for underwriting commissions and the fees and expenses of FNB's counsel attributable to the registration of the Common Shares. The second demand registration shall be at FNB's expense. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, CHC proposes to register any of its equity securities under the 1933 Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Common Shares issued pursuant hereto for sale to the public under the 1933 Act, it will each such time give prompt written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the Common Shares intended to be disposed of and the intended method or methods of disposition thereof), CHC will use its best efforts to effect the registration under the 1933 Act of all Common Shares which CHC has been so requested to register by FNB, to the extent requisite to permit the disposition of the Common Shares in accordance with the intended methods thereof as specified by FNB. CHC shall be obligated to effect only one such piggy-back registration pursuant to this Section 6. FNB shall pay such incremental expenses incurred by CHC in connection with registering the Common Shares requested to be registered by FNB pursuant to its piggy-back registration rights under this Section 6, which expenses are in addition to the expenses that CHC would have otherwise incurred in registering equity securities under the 1933 Act. The foregoing notwithstanding, if, at the time of any request by FNB for registration of Option Shares as provided above, CHC has initiated discussions with investment bankers concerning, or is in registration with respect to, an underwritten public offering of Common Shares, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the Common Shares offered by CHC, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and CHC in the aggregate; and provided further, however, that if such reduction occurs, then CHC


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


shall file a registration statement for the balance as promptly as practical thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration. Each such Holder shall provide all information reasonably requested by CHC for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, CHC shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for CHC. In any such registration, CHC and FNB shall agree to indemnify each other on customary terms with regard to any information provided by such party. Upon receiving any request under this
Section 6 from any Holder, CHC agrees to send a copy thereof to any other person known to CHC to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. The filing of any registration statement under this Section 6 may be delayed for a period of time, not to exceed 180 days, as may reasonably be required to facilitate any public distribution by CHC of its Common Shares (or of a holding company parent of CHC).

         7. (a) Upon the occurrence of a Repurchase Event (as hereinafter defined) that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), CHC shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which
(A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), CHC shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Repurchase Event" shall occur if (i) any person other than FNB or any of its Subsidiaries shall have acquired beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then outstanding Common Shares, or (ii) any of the transactions described in Section 8(a)(i), 8(a)(ii), or 8(a)(iii) of this Agreement shall be consummated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Shares at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Shares to be paid by any third party pursuant to an agreement with CHC, (iii) in the event of a sale of all or substantially all of CHC's assets or deposits, the sum of the net price paid in such sale for such assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of CHC as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of Common Shares of CHC outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

            (b) The Holder and the Owner, as the case may be, may exercise its right to require CHC to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to CHC, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require CHC to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten (10) business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, CHC shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that CHC is not then prohibited under applicable law and regulation from so delivering.


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


            (c) To the extent that CHC is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, CHC shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten (10) business days after the date on which CHC is no longer so prohibited; provided, however, that if CHC at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivery to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and CHC hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, CHC shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that CHC is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of Common Shares obtained by multiplying the number of Common Shares for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

         8. (a) In the event that, prior to an Exercise Termination Event, CHC shall enter into an agreement (i) to consolidate with or merge into any person, other than FNB or a FNB Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than FNB or a FNB Subsidiary, to merge into CHC and CHC shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding Common Shares shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than FNB or a FNB Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (A) the Acquiring Corporation (as hereinafter defined) or (B) any person that controls the Acquiring Corporation.

            (b) The following terms have the meanings indicated:

                (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with CHC (if other than CHC),
(ii) CHC in a merger in which CHC is the continuing or surviving person, and
(iii) the transferee of all or substantially all of CHC's assets or deposits.

                (ii) "Substitute Common Shares" shall mean the common shares issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                (iv) "Average Price" shall mean the average closing price of the Substitute Common Shares for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the Substitute Common Shares on the day preceding such consolidation, merger, or sale; provided that if CHC is the issuer of the Substitute Option, the Average Price shall be computed with


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


respect to common shares issued by the person merging into CHC or by any company which controls or is controlled by such person, as the Holder may elect.

            (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of Substitute Common Shares as is equal to the Assigned Value multiplied by the number of Common Shares for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per Substitute Common Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of Common Shares for which the Option is then exercisable and the denominator of which shall be the number of Substitute Common Shares for which the Substitute Option is exercisable.

            (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares which together with shares of the Acquiring Corporation then beneficially owned by FNB, constitutes more than 19.9% of the shares of Substitute Common Shares outstanding prior to exercise of the Substitute Option.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option CHC") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of Substitute Common Shares for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Shares (the "Substitute Shares"), the Substitute Option CHC shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Shares within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

            (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option CHC to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option CHC, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option CHC to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within ten (10) business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option CHC shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option CHC is not then prohibited under applicable law and regulation from so delivering.

            (c) To the extent that the Substitute Option CHC is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute


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


Option and/or the Substitute Shares in part or in full, the Substitute Option CHC shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within ten (10) business days after the date on which the Substitute Option CHC is no longer so prohibited; provided, however, that if the Substitute Option CHC is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this
Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option CHC shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option CHC shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option CHC is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of the Substitute Common Shares obtained by multiplying the number of Substitute Common Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

         10. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason or such exercise.

         11. CHC hereby represents and warrants to FNB as follows:

            (a) CHC has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals required by federal or state banking authorities and any other relevant agency, to consummate the transactions contemplated hereby. The execution and delivery this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of CHC and no other corporate proceedings on the part of CHC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by CHC.

            (b) CHC has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of Common Shares equal to the maximum number of Common Shares at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable.

         12. FNB hereby represents and warrants to CHC as follows: FNB, its assigns, or both will acquire the Option (including any Substitute Options) and Option Shares for investment purposes only and not with any intent or a view to resell or distribute such Option within the meaning of Section 2(11) of the 1933 Act, and will not sell, distribute, assign, hypothecate, or otherwise transfer such Option, Substitute Options, or Option Shares except in accordance with the 1933 Act and all applicable federal and state securities laws.

         13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, FNB, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following such Subsequent Triggering Event; provided, however, that until the date thirty (30) days following the date on which the Federal Reserve Board has approved applications by FNB to acquire the Common Shares subject to the Option, FNB may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of issuer, (iii) an assignment to a single party (i.e., a broker or investment banker) for the purpose of conducting a widely disbursed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         14. Each of FNB and CHC will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

         15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         16. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or CHC is not permitted to repurchase pursuant to Section 7, the full number of Common Shares provided in Section 1(a) hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of CHC to allow the Holder to acquire or to require CHC to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         17. All notices, requests, claims, demands, and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

         21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties had caused this Agreement to be executed on its behalf by their officers thereunto duly authorized, all as the date first above written.


                                    F.N.B. CORPORATION


                                    By: /s/ Peter Mortensen
                                       ---------------------------------------
                                    Name:   Peter Mortensen
                                    Title:  Chairman of the Board and Chief
                                            Executive Officer



                                    CITIZENS HOLDING CORPORATION


                                    By: /s/ David P. Stone
                                       ---------------------------------------
                                    Name:   David P. Stone
                                    Title:  President

                                                                      APPENDIX C




May 15, 1998


Board of Directors
Citizens Holding Corporation
1150 Cleveland Street
Clearwater, Florida  33755

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Citizens Holding Corporation ("CHC") of Clearwater, Florida, the bank holding company for Citizens Bank & Trust ("Bank") of the consideration to be paid to the shareholders of CHC by F.N.B. Corporation ("F.N.B.") of Hermitage, Pennsylvania, as provided by the Agreement and Plan of Merger ("Merger Agreement") entered into by the parties on April 6, 1998. Pursuant to the Merger Agreement, F.N.B. will acquire all of the outstanding shares of CHC by exchanging F.N.B. shares for the shares of CHC. Outstanding CHC options will be assumed by F.N.B. CHC will be merged with and into F.N.B. and CHC will cease to exist as a corporation. The Bank will be merged with and into an existing Florida banking subsidiary of F.N.B.

In performing our analysis of the proposed merger, we have among other things:

1. Reviewed the audited statements prepared by Hacker, Johnson, Cohen & Grieb, PA of Tampa, Florida, for the fiscal years ended 12/31/97, 12/31/96, and 12/31/95.

2. Reviewed the Call Reports of the Bank filed with the regulators reflecting the operations of the Bank for the periods ended 3/31/98, 12/31/97, 12/31/96, and 12/31/95.

3.   Reviewed the Agreement and Plan of Merger dated April 6, 1998.

4.   Reviewed the budget for the Bank for the year 1998.

5.   Reviewed the four-year plan for the Bank (1997-2000).

6.   Reviewed other financial information concerning CHC.

7. Compared the terms of the Merger Agreement with F.N.B. with the terms offered shareholders of comparable institutions in Florida in recent transactions.

8.   Reviewed the public information concerning the operations of F.N.B.

Board of Directors
Page Two
May 15, 1998


9. Examined CHC's market share in the Pinellas County market including other competitive banking institutions active in CHC's market are.

10. Compared CHC's financial performance with other comparable banking institutions operating in Florida.

11. Reviewed the financial condition of F.N.B. and the impact of the proposed transaction on the market price of the shares of F.N.B..

12. Reviewed the price performance and trading activity in the shares of F.N.B. over the past six months.

In arriving at our opinion, we have relied upon the accuracy and completeness of the information provided to us by CHC which we have used in the accompanying analysis. We have not conducted an independent verification of such information or performed an independent appraisal of CHC's assets and liabilities.

On April 3, 1998, Ewing delivered to the Board of Directors of CHC its preliminary oral opinion as to the fairness, from a financial point of view, of the terms offered by F.N.B., subject to Ewing's review of the final Merger Agreement.

Based upon the accompanying analysis and our knowledge of and experience in the valuation of Florida banks and their securities, it is our opinion that the consideration to be paid by F.N.B. Corporation for the common shares of Citizens Holding Corporation is fair, from a financial point of view, to the shareholders of CHC.

The opinion of Allen C. Ewing & Co. ("Ewing") is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the shareholders' meeting held in connection with the proposed transaction. Ewing has not been requested to opine as to, and the opinion does not address, the Board's underlying business decision to support and recommend the acquisition to the shareholders.

Very truly yours,


ALLEN C. EWING & CO.



By: /s/ Benjamin C. Bishop, Jr.
   ----------------------------
     Benjamin C. Bishop, Jr.

July 6, 1998


Board of Directors
Citizens Holding Corporation
1150 Cleveland Street
Clearwater, Florida  33755

Gentlemen:

The purpose of this letter is to reconfirm our fairness opinion as dated May 15, 1998 after considering the changes made by Citizens Holding Corporation ("CHC") and F.N.B. Corporation ("F.N.B.") to the original Merger Agreement which are incorporated in the First Amendment which was executed on June 30, 1998.

We have reviewed the terms of the First Amendment and analyzed how they will effect the financial aspects of the proposed merger transaction between CHC and F.N.B. Our analysis indicates that the terms of the First Amendment are favorable to the terms of the Merger Agreement and will result in increased compensation being paid to the CHC shareholders.

We confirm that it is our opinion that the terms of the Merger Agreement, as modified by the First Amendment, will result in consideration to be paid by the F.N.B. Corporation for the common shares of Citizens Holding Corporation that is fair, from a financial point of view, to the shareholders of Citizens Holding Corporation.

The opinion of Allen C. Ewing & Co. ("Ewing") is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the shareholders' meeting held in connection with the proposed transaction. Ewing has not been requested to opine as to, and the opinion does not address, the Board's underlying business decision to support and recommend the acquisition to the shareholders.

Very truly yours,

ALLEN C. EWING & CO.



By: /s/ Benjamin C. Bishop, Jr.
   -----------------------------
      Benjamin C. Bishop, Jr.

                                                                      APPENDIX D

         607.1301 DISSENTER'S RIGHTS; DEFINITIONS.--The following definitions apply to ss. 607.1302 and 607.1320:
         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

         607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.--(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
         (a) Consummation of a plan of merger to which the corporation is a party:
         1.  If the shareholder is entitled to vote on the merger, or
         2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;
         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
         (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;
         (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;
         (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
         1. Altering or abolishing any preemptive rights attached to any of his or her shares;
         2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
         3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
         4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;
         5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;
         6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or
         7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or
         f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.
        (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

        (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.
        (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determined the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.
        (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Last amended by Ch. 94- 327, L. '94, eff. 6-2-94.)

-----
         Ch. 94-327, L. '94 '94, eff. 6-2-94, added matter in italic.

         607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.--(1)(a) If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320.
A shareholder who wishes to assert dissenters' rights shall:
         1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and
         2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.
         (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.
         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.
         (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.
         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:
         (a) Such demand is withdrawn as provided in this section;
         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;
         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or
         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.
         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:
         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and
         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.
         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.
         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and compliant and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.
         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.
         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.
         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation. (Last amended by Ch. 93-281, L. '93, eff. 5-15-93).

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Numbered Paragraph 6.b of the FNB Charter provides as follows:

         Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this para graph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

         Article IX of the FNB Bylaws provides that FNB shall indemnify each director and officer of FNB and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative action, suit or proceeding (whether brought by or in the name of FNB or otherwise) arising out of such director's or officer's service to FNB or to another organization at FNB's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding shall be paid by FNB in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to FNB) shall have been furnished to FNB to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. FNB may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

         Section 1741 of the PBCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Under Section 1744 of the PBCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct.
Such determination shall be made:

                  (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

                  (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (3) By the shareholders.

         Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 of the PBCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

         The foregoing is only a general summary of certain aspects of Pennsylvania law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference as exhibit
99.3 of this registration statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed with or incorporated by reference in this Registration Statement:

    EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
    -----------   -------------------------------------------------------------------------------------------------
        2.1       Agreement and Plan of Merger, by and among F.N.B. Corporation, Southwest Banks, Inc. and
                  Citizens Holding Corporation, dated April 6, 1998, as amended on July 7, 1998 (included as
                  Appendix A to the Proxy Statement Prospectus)
        5.1       Opinion of Cohen & Grigsby, P.C.
        8.1       Opinion of Smith, Gambrell & Russell, LLP
       10.1       Stock Option Agreement by and between FNB and Citizens, dated April 6, 1998 (included as
                  Appendix B to the Proxy Statement-Prospectus)
       23.1       Consent of Ernst & Young LLP
       23.2       Consent of Hill, Barth & King, Inc.
       23.3       Consent of PricewaterhouseCoopers LLP
       23.4       Consent of Hacker, Johnson, Cohen & Grieb, PA
       23.5       Consent of Hacker, Johnson, Cohen & Grieb, PA
       23.6       Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1)
       23.7       Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)
       23.8       Consent of Allen C. Ewing & Co., Inc.
       24.1       Powers of Attorney
       99.1       Form of Proxy for Special Meeting of Shareholders of Citizens
       99.2       Opinion of Allen C. Ewing & Co., Inc. (included as Appendix C to the Proxy Statement-Prospectus)
       99.3       Provisions of Pennsylvania law regarding indemnification of directors and officers


ITEM 22.  UNDERTAKINGS

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification\ against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on July 6, 1998.

                                    F.N.B. CORPORATION


                                    By: /s/ Peter Mortensen
                                       ----------------------------------------
                                       Peter Mortensen
                                       Chairman and President


         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                       SIGNATURE                                          TITLE                           DATE

                   /s/ Peter Mortensen                      Chairman of the Board and Chief           July 6, 1998
--------------------------------------------------------       Executvie Officer (Principal
                     Peter Mortensen                            President, Chief Operating


                           *                                      Officer and Director                July 6, 1998
--------------------------------------------------------
                      Gary L. Tice

                           *                                         Vice Chairman                    July 6, 1998
--------------------------------------------------------
                  Stephen J. Gurgovits

                           *                                     Executive Vice President             July 6, 1998
--------------------------------------------------------
                  William J. Rundorff


                   /s/ John D. Waters                       Vice President and Chief Financial        July 6, 1998
--------------------------------------------------------     Officer (Principal Financial and
                     John D. Waters                                Accounting Officer)


                           *                                             Director                     July 6, 1998
--------------------------------------------------------
                  W. Richard Blackwood


                           *                                             Director                     July 6, 1998
--------------------------------------------------------
                  William B. Campbell


                           *                                             Director                     July 6, 1998
--------------------------------------------------------
                   Charles T. Cricks


                           *                                             Director                     July 6, 1998
--------------------------------------------------------
                  Henry M. Ekker, Esq.


                           *                                             Director                     July 6, 1998
--------------------------------------------------------
                    Thomas C. Elliot


                           *                                             Director                     July 6, 1998
---------------------------------------------------------
                    Thomas W. Hodge



                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    James S. Lindsey

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                     Paul P. Lynch

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                     Edward J. Mace

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                     Robert S. Moss

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    Richard C. Myers

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    William A. Quinn

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    George A. Seeds

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                   William J. Strimbu

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                   Archie O. Wallace

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    Joseph M. Walton

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    James T. Weller

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                  Eric J. Werner, Esq.

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    Robert B. Wiley

                           *                                             Director                     July 6, 1998
----------------------------------------------------------
                    Donna C. Winner


* By:              /s/ John D. Waters
     ----------------------------------------------------
       John D. Waters, as Attorney-in-Fact,
       pursuant to Powers of Attorney filed as
       Exhibit 24.1 to this Registration Statement

                                  EXHIBIT INDEX


    EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
    -----------   -----------------------------------------------------------------------------------------

        2.1       Agreement and Plan of Merger, by and among F.N.B. Corporation, Southwest Banks, Inc. and
                  Citizens Holding Corporation, dated April 6, 1998, as amended on July 7, 1998 (included as
                  Appendix A to the Proxy Statement-Prospectus)
        5.1       Opinion of Cohen & Grigsby, P.C.
        8.1       Opinion of Smith, Gambrell & Russell, LLP
       10.1       Stock Option Agreement by and between FNB and Citizens, dated April 6, 1998 (included as
                  Appendix B to the Proxy Statement-Prospectus)
       23.1       Consent of Ernst & Young LLP
       23.2       Consent of Hill, Barth & King, Inc.
       23.3       Consent of PricewaterhouseCoopers LLP
       23.4       Consent of Hacker, Johnson, Cohen & Grieb, PA
       23.5       Consent of Hacker, Johnson, Cohen & Grieb, PA
       23.6       Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1)
       23.7       Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)
       23.8       Consent of Allen C. Ewing & Co., Inc.
       24.1       Powers of Attorney
       99.1       Form of Proxy for Special Meeting of Shareholders of Citizens
       99.2       Opinion of Allen C. Ewing & Co., Inc. (included as Appendix C to the Proxy Statement-
                  Prospectus)
       99.3       Provisions of Pennsylvania law regarding indemnification of directors and officers